Exhibit 10.1

CREDIT AGREEMENT

among

A.D.A.M., INC.,
as Borrower,

INTEGRATIVE MEDICINE COMMUNICATIONS, INC.,
NIDUS INFORMATION SERVICES, INC.,
ONLINE BENEFITS, INC.,
BENERGY OUTSOURCING STRATEGIES, INC.

and

CAPTIVA SOFTWARE, INC.,
as Guarantors

and

CAPITALSOURCE FINANCE LLC,
as Agent

Dated as of
August 14, 2006

i

ii

iii

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”), dated as of August 14, 2006, is entered into by and among A.D.A.M., INC., a Georgia corporation (“Borrower”); INTEGRATIVE MEDICINE COMMUNICATIONS, INC., a Massachusetts corporation (“Integrative Medicine”), NIDUS INFORMATION SERVICES, INC., a Delaware corporation (“Nidus”), ONLINE BENEFITS, INC., a Delaware corporation (“Online Benefits), BENERGY OUTSOURCING STRATEGIES, INC., a Delaware corporation (“Benergy”), and CAPTIVA SOFTWARE, INC., a Florida corporation (“Captiva”), as Guarantors and additional Credit Parties; the financial institutions from time to time parties hereto, as Lenders hereunder; and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (in its individual capacity, “CapitalSource”), as administrative agent for the Lenders (CapitalSource, in such capacity, “Agent”).

WHEREAS, the Credit Parties have requested that Lenders make available to Borrower (i) a revolving credit facility (including a letter of credit sub-facility) (the “Revolving Facility”) in a maximum amount not to exceed the Facility Cap in effect from time to time (the amount of which, initially, shall be Two Million Dollars ($2,000,000)), (ii) a Term Loan A in an aggregate original principal amount of Twenty Million Dollars ($20,000,000), and (iii) a Convertible Term Loan in an aggregate principal amount of Five Million Dollars ($5,000,000), the proceeds of which, in each case, shall be used by Borrower for purposes permitted under, and otherwise in accordance with and subject to the terms of, this Agreement.

WHEREAS, Lenders are willing to make the Revolving Facility and the Term Loans available to Borrower, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.             DEFINITIONS

For purposes of the Loan Documents and all schedules, exhibits, annexes and attachments thereto, in addition to the definitions elsewhere in this Agreement and the other Loan Documents, the terms listed in Appendix A hereto shall have the respective meanings assigned to such terms in Appendix A hereto, which is incorporated herein and made a part hereof.  All capitalized terms used which are not specifically defined herein shall have the respective meanings assigned to them in Revised Article 9 of the UCC to the extent the same are used or defined therein.  Unless otherwise specified in any Loan Document, this Agreement, any other Loan Document and any agreement or contract referred to herein or in Appendix A hereto shall mean such agreement or contract, as modified, amended, supplemented or restated and in effect from time to time, subject to any applicable restrictions set forth in such Loan Document.  Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Appendix A hereto or elsewhere in this Agreement or any other Loan Document shall have the meanings assigned to such terms in and shall be interpreted in accordance with GAAP.  If any change in GAAP results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluating the Credit Parties’ financial condition shall be the same after such change in GAAP as if such change had not been made, provided that, notwithstanding any other provision of this Agreement, the Requisite Lenders’ agreement to any amendment of such provisions shall be sufficient to bind all Lenders; and, provided further, until such time as the financial covenants and the related provisions of this Agreement have been amended in accordance with the terms of this paragraph, the calculations of financial covenants and the interpretation of any related provisions shall be calculated and interpreted in accordance with GAAP as in effect immediately prior to such change in GAAP.

II.            CREDITS

2.1          Revolving Facility

Subject to the terms and conditions set forth in this Agreement, each Revolving Lender agrees to make available to Borrower its Pro Rata Share of Advances under the Revolving Facility from time to time during the Term; provided, that (i) the Pro Rata Share of Advances of any Revolving Lender shall not at any time exceed such Revolving Lender’s Commitment under the Revolving Facility and (ii) the aggregate amount of all Advances at any time outstanding under the Revolving Facility shall not exceed the Facility Cap in effect at such time less the Letter of Credit Usage then in effect.  The obligations of the Revolving Lenders under the Revolving Facility shall be several, and not joint or joint and several.  The Revolving Facility is a revolving credit facility that may be drawn, repaid and redrawn from time to time as permitted under this Agreement.  Borrower may not at any time increase, reduce or otherwise adjust the Facility Cap.  Agent shall have the right to establish and readjust from time to time, in its Permitted Discretion, reserves under the Revolving Facility, which reserves shall have the effect of reducing the amounts otherwise available to be disbursed to Borrower under the Revolving Facility.

2.2          Term Loans

(a)           Subject to the terms and conditions set forth in this Agreement, each Term A Lender agrees to loan to Borrower on the Closing Date such Term A Lender’s Pro Rata Share of Term Loan A, which, in the aggregate for all Term A Lenders, shall be in the original principal amount of Twenty Million Dollars ($20,000,000).  Term Loan A is not a revolving credit facility and may not be drawn, repaid and redrawn and any repayments or prepayments of principal on Term Loan A shall permanently reduce Term Loan A.  The obligations of the Term A Lenders hereunder are several and not joint or joint and several.  Borrower irrevocably authorizes Agent and the Term A Lenders to disburse the proceeds of Term Loan A on the Closing Date in accordance with the applicable Borrowing Certificate.

(b)           Subject to the terms and conditions set forth in this Agreement and the Conversion and Registration Rights Agreement, each Convertible Term Lender agrees to loan to Borrower on the Closing Date such Convertible Term Lender’s Pro Rata Share of the Convertible Term Loan, which, in the aggregate for all Convertible Term Lenders, shall be in the original principal amount of Five Million Dollars ($5,000,000).  The Convertible Term Loan is not a revolving credit facility and may not be drawn, repaid and redrawn and any repayments or prepayments of principal on the Convertible Term Loan shall permanently reduce the Convertible Term Loan.  All or any portion of the Principal Balance of the Convertible Term Loan shall be convertible into Common Stock of Borrower at the option of the Convertible Term Lenders at any time on or prior to the last day of the Term pursuant and subject to the terms and conditions of the Conversion and Registration Rights Agreement.  The obligations of the Convertible Term Lenders hereunder are several and not joint or joint and several.  Borrower irrevocably authorizes Agent and the Convertible Term Lenders to disburse the proceeds of the Convertible Term Loan on the Closing Date in accordance with the applicable Borrowing Certificate.

2.3          Letters of Credit

Subject to the terms and conditions set forth in this Agreement and on Appendix B hereto, Borrower shall have the right to request, and the Revolving Lenders agree to incur, or purchase participations in, Letters of Credit in respect of Borrower and the other Credit Parties.

2.4          Evidence of Loans

(a)           Each Lender shall maintain, in accordance with its usual practice, electronic or written records evidencing the indebtedness and obligations to such Lender resulting from each Loan made by such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b)           Agent shall maintain electronic or written records in which it will record (i) the amount of each Loan made hereunder, each Prime Rate Loan and each LIBOR Loan and any applicable Interest Periods, (ii) the amount of any principal and/or interest due and payable and/or to become due and payable from Borrower to each Lender hereunder and (iii) all amounts received by Agent hereunder from Borrower and each Lender’s share thereof.

(c)           The entries in the electronic or written records maintained pursuant to Section 2.4(b) (the “Register”) shall be prima facie evidence of the existence and amounts of the obligations and indebtedness therein recorded; provided, however, that the failure of Agent to maintain such records or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans or Obligations in accordance with their terms.  The Register shall be subject to the terms of Section 12.2(c).

(d)           Agent will account to Borrower monthly with a statement of Advances under the Revolving Facility and any charges and payments made pursuant to this Agreement, and in the absence of demonstrable error, such accounting rendered by Agent shall be deemed final, binding and conclusive unless Agent is notified by Borrower in writing to the contrary within fifteen (15) calendar days of Receipt of such accounting, which notice shall be deemed an objection only to items specifically objected to therein.

(e)           Borrower agrees that:

(i)            upon written notice by Agent to Borrower that a promissory note or other evidence of indebtedness is requested by Agent (for itself or on behalf of any Lender) to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrower promptly shall (and in any event within three (3) Business Days of any such request) execute and deliver to Agent an appropriate promissory note or notes in form and substance reasonably satisfactory to Agent and Borrower, payable to the order of such Lender in a principal amount equal to the amount of the Loans owing or payable to such Lender;

(ii)           all references to “Notes” in the Loan Documents shall mean Notes, if any, to the extent issued (and not returned to Borrower for cancellation) hereunder, as the same may be amended, supplemented, modified, divided and/or restated and in effect from time to time;

(iii)          upon Agent’s written request (for itself or on behalf of any Lender), and in any event within three (3) Business Days of any such request, Borrower shall execute and deliver to Agent new Notes and/or split or divide the Notes, or any of them, in exchange for the then existing subject Notes, in such smaller amounts or denominations as Agent or such Lender shall specify; provided, that the aggregate principal amount of such new, split or divided Notes shall not exceed the aggregate principal amount of the Notes outstanding at the time such request is made; and provided, further, that such Notes that are replaced shall then be deemed no longer outstanding hereunder and shall be replaced by such new Notes and returned to Borrower within a reasonable period of time after Agent’s receipt of the replacement Notes; and

(iv)          upon receipt of evidence reasonably satisfactory to Borrower of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, Borrower shall, upon the written request of the holder of such Notes, execute and deliver in replacement thereof new Notes in the same form, in the same original principal amount and dated the same date as the Notes so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder.  If the Notes being replaced have been mutilated, they shall be surrendered to Borrower after Agent’s receipt of the replacement Notes; and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish Borrower with an indemnity in writing reasonably acceptable to Borrower to save it and the other Credit Parties harmless in respect of such replaced Notes.

2.5          Interest

(a)           Subject to Section 2.5(c), (i) each Prime Rate Loan shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin in effect from time to time, and (ii) each LIBOR Loan shall bear interest at a rate per annum equal to the LIBOR Rate applicable thereto plus the Applicable Margin in effect from time to time.

(b)           Accrued interest on each Prime Rate Loan shall be due and payable in cash in arrears on each Interest Payment Date and on the date of any prepayment of Loans pursuant to Sections 2.8 and 2.9.  Accrued interest on each LIBOR Loan shall be due and payable in cash in arrears on the last day of the Interest Period applicable to such LIBOR Loan, and on the date of any prepayment of Loans pursuant to Sections 2.8 and 2.9.

(c)           Upon the occurrence and during the continuance of any Event of Default, the Obligations shall bear interest at the Default Rate.  In all such events, and notwithstanding the date on which application of the Default Rate is communicated to Borrower, the Obligations shall bear interest at the Default Rate from the date such Event of Default occurs until any and all Events of Default are waived in writing in accordance with the terms of this Agreement.  Interest which accrues on the Obligations at the Default Rate shall be payable in cash upon demand.  Neither Agent nor Lenders shall be required to (i) accelerate the maturity of the Loans, (ii) terminate any Commitment or (iii) exercise any other rights or remedies under the Loan Documents or applicable law in order to charge interest hereunder at the Default Rate.

2.6          Procedures for Advances under the Revolving Facility

Each Advance under the Revolving Facility shall be made upon Borrower’s irrevocable written notice to Agent requesting an Advance under the Revolving Facility in the form of a completed Borrowing Certificate, which Borrowing Certificate shall be delivered to Agent not later than 12:00 p.m. (New York City time) at least one (1) but not more than four (4) Business Days prior to the proposed Business Day on which such requested Advance is to be made (the “Borrowing Date”).  Each such completed Borrowing Certificate requesting an Advance under the Revolving Facility shall:

(a)           specify the proposed Borrowing Date of the requested Advance, which shall be a Business Day;

(b)           specify the principal amount of the requested Advance (which shall be in an aggregate minimum principal amount of $200,000 and integral multiples of $100,000 in excess thereof); and

(c)           certify the matters contained in Section 4.2.

On each Borrowing Date, Borrower irrevocably authorizes Agent and Revolving Lenders to disburse the proceeds of the requested Advance to the applicable account of Borrower specified in the applicable Borrowing Certificate, which shall constitute one of the accounts subject to an Account Control Agreement (or to such other account, if approved by Agent, as to which Borrower shall instruct Agent in writing), for credit to Borrower via Federal funds wire transfer no later than 3:00 p.m. (New York City time).  Anything herein contained to the contrary notwithstanding, Agent and Lenders shall be entitled to rely upon the authority of any officer of Borrower for communications with and instructions from Borrower, including, without limitation, for purposes of this Section 2.6 and Section 2.7, until Agent has received written notice from Borrower that such officer no longer has such authority.

2.7          LIBOR Loans

(a)           Subject to the provisions of Section 2.7(b) and provided no Default or Event of Default exists, Borrower from time to time may elect to have all or a portion of the Principal Balance bear or continue to bear interest determined by reference to a LIBOR Rate for an Interest Period.  Such election shall be exercised by delivery of a LIBOR Election Notice to Agent by facsimile transmission to 4445 Willard Avenue, Chevy Chase, Maryland 20815, Telecopy No.:  (301) 841-2313, Attention:  Corporate Finance Group, Portfolio Manager, not later than 1:00 p.m. (New York City time) at least three (3) Business Days prior to the Business Day on which the requested Interest Period will commence.  Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the LIBOR Rate applicable to the relevant LIBOR Loan on the applicable Interest Rate Determination Date and promptly shall give notice thereof to Borrower.  Any LIBOR Election Notice received by Agent shall be irrevocable.  Upon the expiration of an Interest Period the applicable LIBOR Loan shall be converted to and become a Prime Rate Loan unless such LIBOR Loan has been continued as a LIBOR Loan in accordance with this Section 2.7(a).

(b)           Each LIBOR Loan shall be in an amount not less than $100,000 or integral multiples of $100,000 in excess thereof.  At no time shall more than six (6) LIBOR Loans be in effect.

(c)           If prior to the commencement of any Interest Period, Agent determines that Dollar deposits of the relevant amount for the relevant Interest Period are not available in the London interbank eurodollar market or the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Lenders of maintaining a LIBOR Rate for such Interest Period, or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the Closing Date which in the opinion of Agent materially affects such Loans, or that by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, Agent promptly shall give notice of such determination to Borrower and, so long as such circumstances shall continue, (i) no Lender Party shall be under any obligation to make or convert any Prime Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such LIBOR Loan, unless then repaid in full, automatically shall convert to a Prime Rate Loan.

(d)           In the event that by reason of a change in any law, regulation or requirement or interpretation thereof by any Governmental Authority, or, after the date hereof, the imposition of any requirement of any such Governmental Authority, whether or not having the force of law, including the imposition of any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Requirements), any Lender Party shall be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of any Lender Party) and if any such measures shall result in an increase in the cost to any Lender Party of maintaining any LIBOR Loan or in a reduction in the amount of principal or interest receivable by any Lender Party in respect thereof, then Borrower shall pay to Agent, for the benefit of Lenders, within ten (10) days after receipt of a notice from Agent (which notice shall be accompanied by a statement in reasonable detail setting forth the basis for the calculation thereof, which calculation, in the absence of manifest error, shall be presumptively correct, and a copy of such notice concurrently therewith shall be delivered to each Lender), an amount equal to such increased cost or reduced amount, provided that Borrower shall not be obligated to pay any such increased cost or reduced amount which accrued prior to the day which is 180 days prior to the date upon which Agent first makes demand therefor.

(e)           If at any time a change in any law, treaty or regulation, or any interpretation thereof by any Governmental Authority, shall make it (or, in the good faith judgment of such Lender Party cause a substantial question as to whether it is) unlawful for any Lender Party to make, maintain or fund its share of any LIBOR Loan, then, upon the occurrence of such event, Agent shall notify Borrower thereof and thereupon (i) no Lender Party shall be under any obligation to make or convert any Prime Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan (or, in any event, on such earlier date as may be required by the relevant law, treaty, regulation or interpretation thereof), such LIBOR Loan, unless then repaid in full, automatically shall convert to a Prime Rate Loan.

(f)            In addition to any other payments payable by Borrower to the Lender Parties pursuant to the Loan Documents, Borrower shall indemnify and reimburse each Lender Party on demand for any expense which any Lender Party may sustain, including without limitation, any expense resulting from their contractual obligations in connection with applicable Dollar deposits, as a consequence of (i) any withdrawal by Borrower of any LIBOR Election Notice before it becomes effective, (ii) any failure by Borrower to borrow the amount set forth in any LIBOR Election Notice on the date specified therefor, (iii) any failure of Borrower to make any payment when due of any amount payable with respect to any LIBOR Loan and (iv) any prepayment of any LIBOR Loan prior to the expiration of the Interest Period applicable thereto.  Such expense shall be deemed to include an amount determined by Agent to be the excess, if any, of (x) the amount of interest which would have accrued on the principal amount of such LIBOR Loan had such event not occurred, at the LIBOR Rate that would have been applicable to such LIBOR Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, for the period that would have been the Interest Period for such LIBOR Loan), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which Agent would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the London interbank eurodollar market.

(g)           Each Lender Party may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender Party to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender Party and the obligation of Borrower to repay such Loan shall nevertheless be to the Lender Party and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

(h)           Notwithstanding any provision of this Agreement to the contrary, each Lender Party shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender Party actually had funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

(i)            Determinations and statements of any Lender Party pursuant to Sections 2.7(c), (d), (e) and (f) shall be conclusive absent demonstrable error.  Each Lender Party may use reasonable averaging and attribution methods in determining compensation under Sections 2.7(d)

and (f), and the provisions of such Sections shall survive the repayment of the Obligations and the termination of the Commitments and this Agreement.

2.8          Voluntary Prepayments

(a)           Subject to the terms of this Section 2.8 and Section 3.4, Borrower may prepay to Agent, for the ratable benefit of the applicable Lenders, the Principal Balance of the Revolving Loans and/or the Principal Balance of Term Loan A, in whole or in part, at any time.  Borrower may not prepay the Principal Balance of the Convertible Term Loan at any time unless the Requisite Convertible Term Lenders elect to accept any such prepayment in accordance with Section 2.8(c).  The Convertible Term Lenders may accept or decline to accept any such prepayment in the sole and absolute discretion of the Convertible Term Lenders.

(b)           No LIBOR Loan may be prepaid in part.  Concurrently with any prepayment of a LIBOR Loan prior to the expiration of the Interest Period applicable thereto, Borrower shall pay all breakage fees and other amounts due under Section 2.7(f) as a consequence of such prepayment.

(c)           If Borrower elects to make any prepayment pursuant to this Section 2.8 (other than any prepayment of the Revolving Loans), Borrower shall give irrevocable notice of such prepayment (a “Voluntary Prepayment Notice”) to Agent not less than seven (7) Business Days prior to the date such prepayment is to be made, specifying (i) the date on which such prepayment is to be made and (ii) the amount of such prepayment.  Each Voluntary Prepayment Notice shall be accompanied by a certificate of a Responsible Officer of Borrower on behalf of Borrower stating that such payment is being made in compliance with this Section 2.8.  Agent promptly shall provide a copy of each Voluntary Prepayment Notice to the Convertible Term Lenders.  Within three (3) Business Days after a Convertible Term Lender’s receipt of a copy of such Voluntary Prepayment Notice, such Convertible Term Lender shall give Agent irrevocable notice as to whether such Convertible Term Lender elects to accept such prepayment (an “Voluntary Prepayment Election Notice”).  If any Convertible Term Lender fails to deliver a Voluntary Prepayment Election Notice to Agent within such three (3) Business Day period, such Convertible Term Lender shall be deemed for all purposes hereunder to have declined to accept such prepayment.  Notice of prepayment having been so given, the aggregate principal amount of so specified to be prepaid (other than, if the Requisite Convertible Term Lenders have not elected to accept such prepayment, any portion of such principal amount in excess of the Principal Balance of Term Loan A then outstanding), together with accrued interest thereon and the applicable Prepayment Premium, if any, shall be due and payable on the prepayment date set forth in such notice.

(d)           Any voluntary prepayment with respect to the Revolving Loan shall be applied in the following order of priority to the payment of:  (i) any and all Obligations that are due and owing pursuant to the terms of the Loan Documents, except the Principal Balance and accrued and unpaid interest thereon; (ii) accrued and unpaid interest on the Principal Balance then due and owing; and (iii) the Principal Balance of the Revolving Loans without a corresponding permanent reduction in the Facility Cap.  Any voluntary prepayment with respect to the Term Loan(s) shall be applied in the following order of priority of the payment of:  (i) any and all Obligations that are due and owing pursuant to the terms of the Loan Documents, except the Principal Balance and accrued and unpaid interest thereon; and either (ii) if the Requisite Convertible Term Lenders have not elected to accept such prepayment, (A) accrued and unpaid interest on the portion of the Principal Balance of Term Loan A being prepaid; (B) the Prepayment Premium applicable to the portion of the Principal Balance of Term Loan A being prepaid, and (C) the remaining scheduled installments of the Principal Balance of Term Loan A in the inverse order of maturities, or (iii) if the Requisite Convertible Term Lenders have elected to accept such prepayment, (A) accrued and unpaid interest on the portion of the Principal Balance of the Term Loans being prepaid; (B) the Prepayment Premium, if any, applicable to the portion of the Principal Balance of the Term Loans being prepaid, and (C) the Principal Balance of the Term Loans in proportion to the Principal Balance of each Term Loan then outstanding (and any such application to the Principal Balance of Term Loan A shall be applied to the remaining scheduled installments of the Principal Balance of Term Loan A in the inverse order of maturities).

(e)           All prepayments made pursuant to this Section 2.8 shall be designated as a prepayment pursuant to this Section 2.8 on the applicable wire.  The amount of any partial prepayment of the Principal Balance shall be $100,000 or integral multiples of $100,000 in excess thereof.

2.9          Mandatory Payments and Prepayments

(a)           The Principal Balance of Term Loan A shall be paid in installments on the dates and in the respective amounts set forth below:

Payment Date	Amount of Installment
December 31, 2007	$1,000,000
March 31, 2008	$1,000,000
June 30, 2008	$1,000,000
September 30, 2008	$1,000,000
December 31, 2008	$1,250,000
March 31, 2009	$1,250,000
June 30, 2009	$1,250,000
September 30, 2009	$1,250,000
December 31, 2009	$1,250,000
March 31, 2010	$1,250,000
June 30, 2010	$1,250,000
September 30, 2010	$1,250,000
December 31, 2010	$1,500,000
March 31, 2011	$1,500,000
June 30, 2011	$1,500,000

(b)           The then remaining Principal Balance, including the Principal Balance of the Revolving Loans, any remaining Principal Balance of Term Loan A, the Principal Balance of the Convertible Term Loan and all other Obligations shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.

(c)           If any Credit Party or any Subsidiary of any Credit Party, whether in a single transaction or a series of transactions:

(i)            sells or transfers any Property (other than any Qualified Asset Sale);

(ii)           sells or issues any Capital Stock (excluding sales or issuances of Permitted Securities to the extent no Default or Event of Default has occurred and is continuing or would be caused thereby or result therefrom);

(iii)          receives any property damage insurance award or any other insurance proceeds of any kind, including, without limitation, proceeds from any life insurance or business interruption insurance;

(iv)          incurs any Indebtedness other than Permitted Indebtedness;

(v)           receives any portion of the Exchange Fund (as defined in the Closing Date Acquisition Agreement) under Section 2.9 of the Closing Date Acquisition Agreement); or

(vi)          receives or any Common Stock from the Escrow Fund (as defined in the Closing Date Acquisition Agreement) under Article VII of the Closing Date Acquisition Agreement;

then Borrower shall prepay the Loans and the other Obligations in an amount equal to one hundred percent (100%) of the Net Proceeds thereof (or, in the case of the foregoing clause (vi), in an amount equal to the Required Indemnity Prepayment Amount), which prepayment shall be applied thereto in accordance with Section 2.9(f); provided, that, the foregoing notwithstanding, if Borrower reasonably expects the Net Proceeds of any such sale or transfer in respect of the foregoing clause (i) or any such property damage insurance award under the foregoing clause (iii), or a portion thereof, to be reinvested in productive assets of a kind then used or usable in the Business, and, within one hundred eighty (180) days after such occurrence, enters into a binding commitment to make such reinvestment (which reinvestment shall be made within two hundred seventy (270) days after such occurrence), then Borrower shall deliver such Net Proceeds, or applicable portion thereof, to Agent to be, at Agent’s election, (x) applied to the Revolving Loans (without resulting in a permanent reduction in the Revolving Loan Commitment) or (y) held by Agent in a cash collateral account pending such reinvestment.

(d)           On or before the day of delivery to Agent of Borrower’s annual audited financial statements in accordance with the terms of this Agreement, but in any event no later than the ninetieth (90th) day after the end of each fiscal year of Borrower (commencing with the fiscal year of Borrower ending December 31, 2007, Borrower shall furnish to Agent a written calculation of Excess Cash Flow for such fiscal year and deliver to Agent, for application to the Loans and the other Obligations in accordance with Section 2.9(f), an amount equal to fifty percent (50%) of such Excess Cash Flow.

(e)           Any balance of Advances under the Revolving Facility outstanding at any time in excess of the Facility Cap in effect at such time, less the Letter of Credit Usage then in effect, shall be immediately due and payable by Borrower without the necessity of any notice or demand.

(f)            (i)            Promptly after becoming aware of any mandatory prepayment under Section 2.9(c) or (d), Agent shall notify each Convertible Term Lender of such mandatory prepayment (a “Mandatory Prepayment Notice”).  Within three (3) Business Days after a Convertible Term Lender’s receipt of such Mandatory Prepayment Notice, such Convertible Term Lender shall give Agent irrevocable notice as to whether such Convertible Term Lender elects to require prepayment of the Convertible Term Loan from the proceeds of such prepayment in accordance with this Section 2.9(f) (a “Mandatory Prepayment Election Notice”).  If any Convertible Term Lender fails to deliver a Mandatory Prepayment Election Notice to Agent within such three (3) Business Day period, such Convertible Term Lender shall be deemed for all purposes hereunder to have declined to accept such prepayment.

(ii)           All prepayments pursuant to Sections 2.9(c) and (d) shall be applied in the following order of priority to the payment of:  (i) any and all Obligations that are due and owing pursuant to the terms of the Loan Documents, except the Principal Balance and accrued and unpaid interest thereon; and either (ii) if the Requisite Convertible Term Lenders have not elected to require such prepayment, (A) accrued and unpaid interest on the portion of the Principal Balance of Term Loan A being prepaid; (B) the Prepayment Premium applicable to the portion of the Principal Balance of Term Loan A being prepaid, (C) the remaining scheduled installments of the Principal Balance of Term Loan A in the inverse order of maturities, (D) accrued and unpaid interest on the Principal Balance of the Revolving Loans, and (E) the Principal Balance of the Revolving Loans (with a corresponding permanent reduction in the Facility Cap), or (iii) if the Requisite Convertible Term Lenders have elected to require such prepayment, (A) accrued and unpaid interest on the portion of the Principal Balance of the Term Loans being prepaid; (B) the Prepayment Premium, if any, applicable to the portion of the Principal Balance of the Term Loans being prepaid, (C) the Principal Balance of the Term Loans in proportion to the Principal Balance of each Term Loan then outstanding (and any such application to the Principal Balance of Term Loan A shall be applied to the remaining scheduled installments of the Principal Balance of Term Loan A in the inverse order of maturities), (D) accrued and unpaid interest on the Principal Balance of the Revolving Loans, and (E) the Principal Balance of the Revolving Loans (with a corresponding permanent reduction in the Facility Cap).

2.10        Promise to Pay; Manner of Payment.

Borrower absolutely and unconditionally promises to pay, when due and payable pursuant hereto, principal, interest and all other amounts and Obligations payable hereunder and under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for set-off, recoupment or counterclaim, notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements.  Any payments made by the Credit Parties (other than payments automatically paid through Advances under the Revolving Facility as provided herein) shall be made by wire transfer on the date when due, without offset, deduction or counterclaim, in Dollars, in immediately available funds to such account as may be indicated in writing by Agent to Borrower from time to time.  Any such payment received after 2:00 p.m. (New York City time) on any date shall be deemed received on the next succeeding Business Day, and any applicable interest or fees shall continue to accrue in respect thereof.  Whenever any payment under any Loan Document shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate in effect during such extension) and/or fees, as the case may be.

2.11        Payments by Agent

Should any Obligation required to be paid under any Loan Document remain unpaid beyond any applicable cure period, such Obligation may be paid by Agent, on behalf of Lenders, which non-payment shall be deemed an automatic request for an Advance under the Revolving Facility as of the date such payment is or was due, and Borrower hereby irrevocably authorizes disbursement of any such funds to Agent, for the benefit of Lenders, by way of direct payment of the relevant amount, interest or other Obligation without necessity of any demand.  Any sums expended or amounts paid by Agent and/or Lenders as a result of any Credit Party’s failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrower’s account as an Advance under the Revolving Facility and added to the Obligations, and shall be payable immediately upon demand.

2.12        Computation of Interest and Fees; Lawful Limits

All interest and fees owing from time to time under the Loan Documents shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable.  In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Agent, for the benefit of Lenders, or Lenders for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Agent or Lenders shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to the unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Agent and Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.  The terms and provisions of this Section 2.12 shall control to the extent any other provision of any Loan Document is inconsistent herewith.  Borrower warrants that the Loans are the result of a commercial loan transaction within the meaning of Sections 12-101(c) and 12-103(e), Commercial Law Article, Annotated Code of Maryland.

III.           FEES

3.1          Commitment Fee

On the Closing Date, Borrower shall pay to Agent, for the ratable benefit of Lenders, a nonrefundable commitment fee equal to Five Hundred Forty Thousand Dollars ($540,000), which commitment fee shall be deemed fully earned and due and payable on the Closing Date and in addition to any other fee from time to time payable under the Loan Documents.

3.2          Unused Line Fee

Borrower shall pay to Agent, for the ratable benefit of Revolving Lenders, an unused line fee (the “Unused Line Fee”), payable monthly in arrears on the first day of each calendar month, commencing with the month immediately succeeding the month in which the Closing Date occurs, in an amount equal to one-half of one percent (0.5%) per annum of the difference derived by subtracting (a) the daily average amount of (x) the aggregate outstanding Advances (determined as of the end of each day) under the Revolving Facility and (y) the Letter of Credit Usage, in each case outstanding during the preceding month, from (b) the Facility Cap as in effect during such preceding month.

3.3          Administrative Fee

Borrower shall pay Agent for its own account a $25,000 administrative fee (the “Administrative Fee”) on the Closing Date and on each anniversary of the Closing Date.  Each Administrative Fee shall be deemed fully earned on the date payable.

3.4          Prepayment Premium

If (a) the Obligations are accelerated or any Credit Party or other Person otherwise prepays, or is required to prepay, the Principal Balance of Term Loan A in full and, if the Requisite Convertible Term Lenders have elected to accept or require such prepayment, the Principal Balance of Term Loan B in full (in each case other than as a result of any mandatory prepayment under Section 2.9(c)(iii) or 2.9(d)) (each, a “Termination”), then, on the effective date of such Termination, Borrower shall pay to Agent, for the ratable benefit of Lenders (in addition to the then outstanding principal, accrued interest and other Obligations owing pursuant to the terms of this Agreement and any other Loan Document), as yield maintenance for the loss of bargain and not as a penalty, a prepayment premium (“Prepayment Premium”) equal to (i) 2.0% of the Principal Balance of the Term Loans so accelerated, prepaid or required to be prepaid immediately prior to such Termination if such Termination occurs prior to the first anniversary of the Closing Date and (ii) 1.0% of the Principal Balance of the Term Loans so accelerated, prepaid or required to be prepaid immediately prior to such Termination if such Termination occurs on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date.

3.5          Letter of Credit Fees

Borrower shall pay to Agent, for the ratable benefit of Revolving Lenders, a Letter of Credit fee equal to (i) three percent (3.00%) per annum of the aggregate undrawn face amount of all outstanding Standby Letters of Credit issued for the account of Borrower (the “Standby Letter of Credit Fee”), which fee shall be payable in arrears on each Interest Payment Date and (ii) one quarter of one percent (.25%) of the aggregate undrawn face amount of any such Documentary Letter of Credit issued for the account of Borrower and payable upon issuance (together with the Standby Letter of Credit Fees plus normal and customary issuance, presentation, amendment, processing and other administrative costs and expenses incurred by L/C Issuer, the “Letter of Credit Fees”).  Upon the occurrence and during the continuance of any Event of Default, all Letter of Credit Fees shall be payable on demand at a rate equal to the Letter of Credit Fee, plus two percent (2.00%) per annum, in each case on the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of Borrower.  Borrower shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Standby Letter of Credit or Documentary Letter of Credit imposed by the L/C Issuer.

On demand by Agent at any time after the occurrence and during the continuance of any Event of Default, Borrower will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Letter of Credit Usage, and Borrower hereby irrevocably authorizes Agent, in its discretion, on Borrower’s behalf and in Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Accounts or other Collateral or out of any other funds of any Credit Party coming into any Revolving Lender’s possession at any time.  Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent in its Permitted Discretion may determine and the net return on such investments shall be credited to such account and constitute additional cash collateral.  Borrower may not withdraw amounts credited to any such account except upon the earlier of (i) payment and performance in full of all Obligations (other than contingent indemnification obligations under the Loan Documents for which no claim giving rise thereto has been asserted) and termination of this Agreement and (ii) at such time as such Event of Default no longer exists, unless Agent determines in its Permitted Discretion not to release such amounts.

IV.           CONDITIONS PRECEDENT

4.1          Conditions to Initial Advance, Funding of the Term Loans and the Closing

The obligations of Agent and Lenders to consummate the transactions contemplated herein, to make the initial Advance under the Revolving Facility (the “Initial Advance”) and to fund the Term Loans in each case are, in addition to the conditions precedent specified in Section 4.2, subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of each of the conditions precedent listed on Exhibit D hereto, all in a manner, form and substance satisfactory to Agent in its sole discretion.

4.2          Conditions to each Advance and Funding of the Term Loans

The obligations of Lenders to make any Advance under the Revolving Facility (including, without limitation, the Initial Advance) and/or to fund the Term Loans on the Closing Date are subject, in each case, to the satisfaction of each of the following:

(a)           in the case of an Advance, Borrower shall have delivered to Agent a Borrowing Certificate for such Advance;

(b)           each of the representations and warranties made by each Credit Party and each other Person party thereto (other than Agent and Lenders) in the Loan Documents shall be true and correct in all respects before and after giving effect to funding of the Term Loans and/or making of such Advance (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all respects as of such earlier date);

(c)           no Default or Event of Default shall have occurred or be continuing or exist after giving effect to the requested Advance and/or funding of the Term Loans on the relevant Borrowing Date;

(d)           immediately after giving effect to the requested Advance, the aggregate outstanding principal amount of Advances under the Revolving Facility shall not exceed the Facility Cap then in effect, less the Letter of Credit Usage then in effect;

(e)           no liabilities or obligations with respect to any Credit Party of any nature shall exist which, either individually or in the aggregate, reasonably could be likely to have or result in a Material Adverse Effect and, since the date of the then most recent audited financial statements delivered to Agent and Lenders hereunder, no Material Adverse Effect shall have occurred; and

(f)            if the Borrowing Date for any such Advance is on or after the date Agent and Lenders have received the Compliance Certificate for the calendar quarter ending September 30, 2006, then, assuming such Advance had been made on the last day of the calendar quarter most recently ended prior to the Borrowing Date for which Agent and Lenders have received a Compliance Certificate, the Leverage Ratio would have been less than or equal to the maximum ratio set forth in Item 1 of Exhibit B-1 for the calendar quarter most recently ended prior to such Borrowing Date.

Each Borrowing Certificate submitted shall constitute a representation and warranty by each Credit Party, as of the date of each such notice and as of the relevant Borrowing Date, that the conditions in Section 4.1 and this Section 4.2 are satisfied.

V.            REPRESENTATIONS AND WARRANTIES

Each Credit Party, jointly and severally, represents and warrants to the Lender Parties as follows:

5.1          Organization and Authority

Each Credit Party, and each Subsidiary of each Credit Party, is a corporation, partnership or limited liability company, as the case may be, duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation.  Each Credit Party, and each Subsidiary of each Credit Party, (a) has all requisite corporate, partnership or limited liability company power and authority to own its Properties and carry on its business as now being conducted and as contemplated in the Loan Documents and the Related Documents, (b) is duly qualified and licensed to do business in and in good standing in each jurisdiction where the failure so to qualify or be licensed or qualified reasonably could be expected to result in a Material Adverse Effect, and (c) has all requisite corporate, partnership or limited liability company power and authority (i) to execute, deliver and perform the Loan Documents and the Related Documents to which it is a party, (ii) with respect to Borrower, to borrow hereunder, (iii) to consummate the transactions contemplated by the Loan Documents and the Related Documents and (iv) to grant the Liens pursuant to the Security Documents to which it is a party.

5.2          Loan Documents and Related Documents

The execution, delivery and performance by each Credit Party of the Loan Documents and the Related Documents to which it is a party, and the consummation by such Credit Party of the transactions contemplated thereby, (a) have been duly authorized by all requisite corporate, partnership or limited liability company action, as applicable, of such Credit Party, and such Loan Documents and Related Documents have been duly executed and delivered by or on behalf of such Credit Party; (b) do not violate any provisions of (i) any applicable law, statute, rule, regulation, ordinance or tariff, (ii) any order, injunction, writ or decree of any Governmental Authority binding on such Credit Party or any of their respective Properties, or (iii) the Organizational Documents of such Credit Party, or any agreement between such Credit Party and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners (other than the Prior Online Benefits Shareholder Agreement, the violation of which could not reasonably be expected to have a Material Adverse Effect); (c) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which such Credit Party is a party, or by which the Properties of such Credit Party are bound, the effect of which reasonably could be expected to result in, either individually or in the aggregate, a Material Adverse Effect; (d) except as contemplated by the Security Documents, will not result in the creation or imposition of any Lien of any nature upon any of the Properties of any Credit Party; and (e) do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person, except for (i) except for filings in connection with the perfection of the Liens created by the Security Documents, (ii) filing of a Form 8-K and certain of the Loan Documents and the Related Documents with the Securities and Exchange Commission, (iii) the filing of a notification form for the listing of additional shares with the NASDAQ stock market and (iv) the filing of a certificate of merger with the Delaware Secretary of State as contemplated by the Closing Date Acquisition Agreement.  Each of the Loan Documents and the Related Documents to which a Credit Party, is a party constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

5.3          Subsidiaries, Capitalization and Ownership Interests

As of the Closing Date, no Credit Party has any Subsidiaries other than those Persons listed as Subsidiaries on Schedule 5.3.  Schedule 5.3 states the authorized and issued Capital Stock of each Credit Party, the number and class (both voting and non-voting) of each share, unit, interest or other item of such Capital Stock issued and outstanding of such Credit Party, in the case of Borrower, the top ten beneficial and record owners thereof as of the Closing Date and the number and class owned by each, and, in the case of each other Credit Party, the beneficial and record owners thereof as of the Closing Date.  The outstanding Capital Stock of each Credit Party has been duly authorized and validly issued and are fully paid and nonassessable and each Person listed on Schedule 5.3 as of the Closing Date as owning Capital Stock of any Credit Party other than Borrower owns beneficially and of record all of the Capital Stock it is listed as owning free and clear of any Liens other than Liens created by the Security Documents.  Schedule 5.3 lists the directors and managers of each Credit Party as of the Closing Date.  Except as listed on Schedule 5.3, no Credit Party (a) owns any interest or participates or engages in any joint venture, partnership or similar arrangements with any Person, (b) is a party to or has knowledge of any agreements restricting the transfer of its Capital Stock (other than the Prior Online Benefits Shareholder Agreement, the restrictions contained in which could not reasonably be expected to have a Material Adverse Effect), (c) has issued any rights which can be convertible into or exchangeable or exercisable for any of its Capital Stock, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its Capital Stock or any securities convertible into or exchangeable or exercisable for any of its Capital Stock, (d) is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock or (e) has any stock appreciation rights, phantom stock plan or similar rights or obligations outstanding.  No owner or holder of any Capital Stock in any Credit Party has any Shareholder Blocking Rights.

5.4          Properties and Locations

Each Credit Party is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, license of, or right to use, all of its Properties, whether personal or real, in each instance, necessary or used in the Ordinary Course of Business, free and clear of all Liens other than Permitted Liens.  All tangible personal Property of each Credit Party is in good repair, working order and condition (normal wear and tear excepted) and is suitable and adequate for the uses for which they are being used or are intended.  Schedule 5.4 lists as of the Closing Date (i) the locations of the chief executive office of each Credit Party, all locations of Collateral and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral, (ii) identifies the common address and use of each such location, (iii) indicates whether such location is owned or leased by such Credit Party or whether such Credit Party is entitled to occupy or use such location by virtue of a license or easement, (iv) if such location is leased, describes the parties to and date of such lease and the name and current address of the landlord under the lease, (v) if such location is owned, sets forth a complete and accurate legal description for such location and (vi) if such Credit Party occupies or uses such location by virtue of a license or easement agreement, describes such license or easement agreement with reasonable specificity.

5.5          Other Agreements

No Credit Party is (a) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which adversely affects its ability to execute and deliver, or perform under, any Loan Document or Related Document to which it is a party or to pay the Obligations, (b) in default in any material respect in the performance, observance or fulfillment of any obligation, covenant or condition contained in any Related Document, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a material conflict, breach, default or event of default under, any Related Document, (c) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any other agreement, document or instrument to which it is a party or to which any of its Properties are subject, which default reasonably could be expected to result in a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which reasonably could be expected to result in a Material Adverse Effect, or (d) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its Business other than service and licensing agreements in the Ordinary Course of Business.

5.6          Litigation

Except as set forth on Schedule 5.6, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Credit Parties, threatened against any Credit Party that (a) questions or reasonably could be expected to prevent the validity of any of the Loan Documents or Related Documents or the right of such Credit Party to enter into any Loan Document or any Related Document or to consummate the transactions contemplated thereby, or (b) reasonably could be expected to result in, either individually or in the aggregate, a Material Adverse Effect.  No Credit Party is a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority.

5.7          Environmental Matters

Each Credit Party is, and the operations of each Credit Party are, in compliance with all applicable Environmental Laws in all material respects.  No Credit Party has been notified of any action, suit, proceeding or investigation (a) relating in any way to compliance by or liability of such Credit Party under any Environmental Laws, (b) which otherwise deals with any Hazardous Substance or any Environmental Law, or (c) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.

5.8          Tax Returns; Governmental Reports

Each Credit Party (a) has filed all federal, state, foreign and local tax returns and other material reports which are required by law to be filed by such Credit Party, and (b) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except for items that such Credit Party currently is contesting in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and no notice of Lien has been filed or recorded.

5.9          Financial Statements and Reports

All financial statements relating to any Credit Party that have been and hereafter may be delivered to Agent or any Lender by any Credit Party (a) are consistent with the books of account and records of the Credit Parties, (b) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods, subject to, in the case of interim unaudited financial statements, the lack of footnote disclosure and normal year-end adjustments, and (c) present fairly in all material respects the consolidated financial condition, assets and liabilities and results of operations of the Credit Parties at the dates and for the relevant periods indicated in accordance with GAAP on a basis consistently applied.  The Credit Parties have no material obligations or liabilities of any kind that are not disclosed in such audited financial statements, and since the date of the most recent financial statements submitted to Agent and Lenders, there has not occurred any Material Adverse Effect or, to Credit Parties’ knowledge, any event or condition that reasonably could be expected to result in a Material Adverse Effect.

5.10        Compliance with Law; ERISA; Business

Each Credit Party (a) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to such Credit Party, the Business and/or such Credit Party’s Properties or operations, including, without limitation, ERISA, the Patriot Act and any other laws or regulations pertaining to the Business, and (b) is not in violation of any order of any Governmental Authority or other board or tribunal, except, in the case of both (a) and (b), where any such noncompliance or violation reasonably could not be expected to result in, either individually or in the aggregate, a Material Adverse Effect.  There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where any such noncompliance or violation reasonably could not be expected to result in, either individually or in the aggregate, a Material Adverse Effect.  No Credit Party has (i) engaged in any “Prohibited Transactions,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (ii) failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (iii) knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of its employee benefit plans, (iv) any fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (v) withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980.  With respect to each Credit Party, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. § 2615.3 has not been waived.  Each Credit Party has maintained in all material respects all records required to be maintained by any applicable Governmental Authority.

5.11        Intellectual Property

Except as set forth on Schedule 5.11, as of the Closing Date, or as thereafter otherwise disclosed in writing to Agent from time to time, no Credit Party owns, licenses or utilizes any patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights or copyright applications.  Each Credit Party owns directly, or is entitled to use by license or otherwise, all Intellectual Property used in, necessary for or material to the conduct of such Credit Party’s Business.  All items listed on Schedule 5.11 as of the Closing Date are and, at all times after the Closing Date (except to the extent no longer deemed necessary for or material to the conduct of the Business of the Credit Parties in the good faith business judgment of the Credit Parties) will be: (a) subsisting and have not been adjudged invalid or unenforceable, in whole or part; and (b) valid, in full force and effect and not in known conflict with the rights of any Person.  Each Credit Party has made all filings and recordings necessary in the exercise of reasonable and prudent business judgment to protect its interest in the Intellectual Property of such Credit Party in the United States Patent and Trademark Office, and the United States Copyright Office and in corresponding offices throughout the world, as appropriate.  Each Credit Party has performed all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of the Intellectual Property of such Credit Party in full force and effect, except such items of Intellectual Property as are no longer deemed necessary for or material to the conduct of the businesses of the Credit Parties in the reasonable business judgment of the Credit Parties.  As of the Closing Date, no litigation is pending or, to the knowledge of each Credit Party, threatened which contains allegations respecting the validity, enforceability, infringement or ownership of any of the Intellectual Property of any Credit Party.  No Credit Party is in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which reasonably could be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

5.12        Permits; Labor

Each Credit Party is in compliance with, and has, all Permits necessary or required by applicable law or Governmental Authorities for the operation of its Business as presently conducted and as proposed to be conducted, and for the execution, delivery and performance by, and enforcement against, such Credit Party of each Loan Document and Related Document, except where noncompliance, violation or lack thereof reasonably could not be expected to result in, either individually or in the aggregate, a Material Adverse Effect.  No Credit Party (a) is in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which reasonably could be expected to result in, either individually or in the aggregate, a Material Adverse Effect, and (b) is nor has been involved in any labor dispute, strike, walkout or union organization.

5.13        No Default; Solvency

No Default or Event of Default exists.  Each Credit Party is and, after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents and the transactions contemplated by the Related Documents, will be, Solvent.

5.14        Insurance

All insurance policies of the Credit Parties or otherwise relating to their Properties as of the Closing Date are listed and described on Schedule 5.14.

5.15        Margin Stock; Regulated Entities; Tax Regulations; OFAC; Patriot Act

(a)           The Credit Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any “margin stock” or “margin security” (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

(b)           No Credit Party or any Person controlling any Credit Party is (a) an “investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

(c)           No Credit Party (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of such Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or in violation of the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order (“OFAC”).

(d)           No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.16        Broker’s or Finder’s Commissions

Except as set forth on Schedule 5.16, no broker’s, finder’s or placement fee or commission is or will be payable to any broker, investment banker or agent engaged by any Credit Party or any of its officers, directors or agents with respect to the transactions contemplated by this Agreement, the other Loan Documents and the Related Documents, except for fees payable to Agent and Lenders.

5.17        Disclosure

No Loan Document or any other agreement, document, report, certificate or statement furnished to Agent or any Lender by or on behalf of any Credit Party in connection with the transactions contemplated by or pursuant to the Loan Documents, nor any representation or warranty made by any Credit Party in any Loan Document, contains any untrue statement of a material fact or omits to state any fact necessary to make the factual statements therein taken as a whole not materially misleading as of the time made or delivered in light of the circumstances under which it was made or furnished.  There is no fact known to any Credit Party which has not been disclosed to Agent and Lenders in writing which reasonably could be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

5.18        Incorporation of Certain Representations and Warranties

As of the Closing Date, (a) each of the representations and warranties contained in the Related Documents made by any Credit Party is true and correct in all respects and (b) to the knowledge of each Credit Party, each of the representations and warranties contained in the Related Documents made by Persons other than a Credit Party is true and correct in all respects.  The Credit Parties agree that, by this reference, such representations and warranties contained in the Related Documents delivered by the Credit Parties, without limiting any of the representations and warranties otherwise contained herein or in any other Loan Document, hereby are incorporated herein, mutatis mutandis, for the benefit of Agent and Lenders.

5.19        Survival

Each Credit Party agrees that the representations and warranties contained in the Loan Documents are made with the knowledge and intention that Agent and Lenders are relying and will rely thereon.  All such representations and warranties will survive the execution and delivery of this Agreement, the Closing and the making of any and all Advances and/or the funding of the Term Loans.

VI.           AFFIRMATIVE COVENANTS

Each Credit Party, jointly and severally, covenants and agrees that, until the full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) and the termination of all Commitments and this Agreement:

6.1          Reporting, Collateral and Other Information

(a)           Reporting.  The Credit Parties shall maintain a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that interim financial statements shall not be required to have footnote disclosure and may be subject to normal year-end adjustments).  The Credit Parties shall furnish to Agent and each Lender, at the times, for the periods and otherwise in accordance with the terms of Exhibit C attached hereto, all statements (financial or otherwise), budgets, projections, reports, listings, calculations, certificates, notices and other materials described on such Exhibit C-1.

(b)           Collateral Deliverables; Related Actions.  Each Credit Party shall, and shall cause each of its Subsidiaries to comply with each of the agreements, covenants and undertakings set forth in Exhibit C-2, in accordance with the terms thereof, and represents and warrants to the Lender Parties that the representations and warranties thereon contained are true, correct and complete.

6.2          Conduct of Business; Maintenance of Existence and Assets

Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)           engage solely in the Business as heretofore conducted and engage therein in accordance with good business practices customary to its industry, and preserve the goodwill and business of the customers, suppliers and others having material business relations with it;

(b)           collect its Accounts in the Ordinary Course of Business;

(c)           maintain and preserve all of its Properties used or useful in its Business in good working order and condition (normal wear and tear excepted and except as may be disposed of in accordance with the terms of the Loan Documents) and from time to time make all necessary repairs, renewals and replacements thereof;

(d)           maintain and preserve in full force and effect its organizational existence and good standing under the laws of its state or jurisdiction of incorporation, organization or formation, as applicable;

(e)           maintain and preserve in full force and effect all Permits and qualifications and remain in good standing except as would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect; and

(f)            maintain, comply with and keep in full force and effect and renew its Intellectual Property the non-preservation, non-compliance or loss of which or failure to maintain reasonably could be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

6.3          Compliance with Legal and Other Obligations

Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)           comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its Business, Properties or operations, except where the failure to comply would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect;

(b)           pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations, lawful claims or liabilities of any kind or nature, except obligations, liabilities and claims being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and against which adequate reserves are being maintained in accordance with GAAP;

(c)           subject to any subordination provisions in favor of the Lender Parties and/or other restrictions herein set forth, perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, except where the failure to so perform would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect;

(d)           pay and perform, as the same shall become due and payable or be required to be performed, all of its obligations, liabilities and Indebtedness, but subject to any subordination provisions contained herein and/or in any instrument or agreement evidencing or pertaining to such obligations, liabilities and Indebtedness, except where the failure to so pay or perform would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect; and

(e)           properly file all reports required to be filed with any Governmental Authority, except where the failure to file would not reasonably be expected to result in a Material Adverse Effect.

6.4          Insurance

Each Credit Party shall keep all of its insurable Properties adequately insured against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or the Business or owning similar Properties and at least the minimum amount required by applicable law and any other agreement to which such Credit Party is a party or pursuant to which such Credit Party provides any services, including, without limitation, liability, property and business interruption insurance, as applicable; provided the amount of business interruption insurance shall not be less than $1,000,000 from the Closing Date through September 30, 2006 and at all times $3,000,000 thereafter; and maintain general liability insurance at all times against liability on account of damage to Persons and Property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of such Credit Party; all of the foregoing insurance policies and coverage levels to (i) be satisfactory to Agent in its Permitted Discretion, (ii) name Agent, for the benefit of the Lender Parties, as loss payee/mortgagee in respect of property damage and casualty insurance, additional insured in respect of liability insurance and assignee in respect of business interruption insurance, and (iii) expressly provide that they cannot be altered, amended, modified, canceled or terminated without at least thirty (30) days’ prior written notice to Agent from the insurer, and that they inure to the benefit of Agent, for the benefit of the Lender Parties, notwithstanding any action or omission or negligence of or by such Credit Party, or any insured thereunder.  Upon request of Agent or any Lender, Borrower shall furnish to Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer on behalf of Borrower (and, if requested by Agent, any insurance broker of Borrower) setting forth the nature and extent of all insurance maintained by Borrower and its Subsidiaries in accordance with this Section 6.4.  Unless Borrower provides Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrower’s expense to protect Agent’s and Lenders’ interests in the Credit Parties’ Properties.  This insurance may, but need not, protect the Credit Parties’ interests.   The coverage that Agent purchases may not pay any claim that any Credit Party makes or any claim that is made against any Credit Party in connection with said Property.  Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with satisfactory evidence to Agent, and written acknowledgment thereof, that Borrower has obtained insurance as required by this Agreement.  If Agent purchases insurance, Borrower shall be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations and payable on demand.  The costs incurred by Agent of the insurance may be more than the costs of insurance Borrower may be able to obtain on its own.

6.5          Inspection

Each Credit Party shall permit the representatives of Agent from time to time during normal business hours upon reasonable notice to (i) visit and inspect any of such Credit Party’s offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine and/or to audit all of such Credit Party’s books of account, records, reports and other papers, (ii) make copies and extracts therefrom and (iii) discuss such Credit Party’s Business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing); provided, however, that (x) Borrower shall not be obligated to reimburse Agent for more than two (2) visits, inspections, examinations and audits under the foregoing clause (i) conducted during any fiscal year while no Event of Default exists (it being agreed and understood that the Borrower shall be obligated to reimburse Agent for all such visits, inspections, examinations and audits conducted while any Event of Default exists), and (y) no notice shall be required to do any of the foregoing if any Event of Default has occurred and is continuing.

6.6          Use of Proceeds

Borrower, a provider of health-related content and applications, educational software, and benefits management and benefits brokerage solutions for the educational, healthcare, benefits, human resources and consumer markets, shall use the proceeds from the Term Loans and Advances under the Revolving Facility solely for paying costs, fees and expenses incurred in financing the acquisition of the outstanding Capital Stock of Online Benefits, a provider of online healthcare content and benefits management, for the purchase or generation from time to time of additional receivables after the Closing Date and/or for any other lawful purposes not otherwise prohibited by the Loan Documents.

6.7          Further Assurances; Post Closing  Deliveries

(a)           Each Credit Party shall, and shall cause each of its Subsidiaries to, within five (5) Business Days after demand by Agent or Requisite Lenders, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as may be requested in their Permitted Discretion in order to carry out the purposes, terms and conditions of the Loan Documents and the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of any Default or Event of Default.

(b)           Without limiting any other provision of any Loan Document, each Credit Party shall, and shall cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to Agent all agreements, instruments, documents and other deliveries, and take or cause to be taken all actions, and otherwise perform, observe and comply with all obligations and covenants, set forth on Schedule 6.7 hereto within the applicable time periods set forth thereon.

(c)           Each Credit Party shall, and shall cause its Subsidiaries to, (i) execute, deliver and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, delivery an/or recording of any and all of the foregoing, that are necessary or required under law or otherwise requested by Agent to create, perfect or preserve the pledge of the Collateral to Agent and the Lien on the Collateral in favor of Agent, for the benefit of the Lender Parties (and each Credit Party irrevocably grants Agent the right, at Agent’s option, to file any or all of the foregoing), and (ii) defend the Collateral and the Lien in favor of Agent, for the benefit of the Lender Parties, against all claims and demands of all Persons (other than Permitted Liens).  Without limiting the generality of the foregoing and except as otherwise approved in writing by Requisite Lenders, (i) each Credit Party shall, and shall cause its Subsidiaries to, guarantee the Obligations of Borrower and grant to Agent, for the benefit of the Lender Parties, a Lien on all of its Property to secure such guarantee, and (ii) Borrower shall grant a first priority Lien on all of its Property and, without limiting the foregoing, pledge the Capital Stock of each of its Subsidiaries, in each case to Agent, for the benefit of the Lender Parties, to secure the Obligations.  In furtherance thereof, each Subsidiary of Borrower shall execute a Joinder Agreement and become a party to such of the Loan Documents, including this Agreement, and as an additional Guarantor or in such other capacity as Agent shall elect, and the Credit Parties shall deliver to Agent an opinion of counsel, in form and substance satisfactory to Agent in its Permitted Discretion, with respect to such Joinder Agreement and any documents executed in connection therewith.

(d)           Concurrently with (i) the execution by any Credit Party, as lessee, of any lease pertaining to real property, such Credit Party shall deliver to Agent (A) an executed copy thereof, (B) at the option of Agent, either a leasehold mortgage upon or a collateral assignment of such lease in favor of Agent, in either case in form and substance acceptable to Agent in its Permitted Discretion, (C) if requested by Agent, a Landlord Waiver and Consent from the Landlord under such lease, (D) at the option of Agent, a lender’s policy of title insurance, in such form and amount and containing such endorsements as shall be satisfactory to Agent in its Permitted Discretion, insuring the Lien of such leasehold mortgage or collateral assignment of lease, together with a survey of such real property, which survey shall be of a recent enough date and in sufficient detail so as to permit the title company issuing such policy to eliminate any survey exceptions to such policy and (E) such other documents and assurances with respect to such real property as Agent may require in its Permitted Discretion, and (ii) the execution by any Credit Party of any contract relating to the acquisition by such Credit Party of real property, an executed copy of such contract and, concurrently with the closing of the purchase of such real property, (A) if requested by Agent, a first mortgage or deed of trust in favor of Agent, for the benefit of the Lender Parties, on such real property, in form and substance acceptable to Agent in its Permitted Discretion, (B) if requested by Agent, a lender’s policy of title insurance, in such form and amount and containing such endorsements as shall be satisfactory to Agent in its Permitted Discretion, (C) if requested by Agent, a survey of such real property, which survey shall be of a recent enough date and in sufficient detail so as to permit the title company issuing such policy to eliminate any survey exceptions to such policy, (D) if requested by Agent, a recent environmental assessment of such real property by a third party acceptable to Agent, and the results thereof shall be satisfactory to Agent in its Permitted Discretion, and (E) such other documents and assurances with respect to such real property as Agent may require in its Permitted Discretion.

(e)           Each Credit Party shall, and shall cause its Subsidiaries to, upon the exercise by Agent, or any Lender of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Person (including, without limitation, any Governmental Authority), execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval or authorization.  Without limiting the foregoing, upon the exercise by Agent, or any Lender of any right or remedy under any Loan Document which requires any consent, approval or registration with, consent, qualification or authorization by, any Governmental Authority or other Person, each Credit Party shall execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that Agent, or any Lender may be required to obtain for itself or on its behalf for such consent, approval or authorization.

VII.         NEGATIVE COVENANTS

Each Credit Party, jointly and severally, covenants and agrees that, until the full performance and satisfaction, and indefeasible payment in full in cash, of all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) and the termination of all Commitments and this Agreement:

7.1          Financial Covenants

No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, violate any of the financial covenants set forth in Exhibit B-1, calculated and determined as of the respective dates and for the respective periods set forth thereon.

7.2          Indebtedness

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except the following (collectively, “Permitted Indebtedness”):

(a)           Indebtedness of the Credit Parties evidenced by the Loan Documents;

(b)           any Indebtedness of the Credit Parties existing on the Closing Date and set forth on Schedule 7.2 hereto, including extensions and replacements thereof provided that the principal amount of such Indebtedness as of the date of such extension or replacement is not increased and the maturity and weighted average life thereof are not shortened;

(c)           Indebtedness of the Credit Parties constituting Capital Lease Obligations or Purchase Money Debt not to exceed $750,000 in the aggregate at any time outstanding, provided that no Default or Event of Default exists and is continuing at the time any such Indebtedness is incurred or would be created by the incurrence of any such Indebtedness;

(d)           inter-company unsecured Indebtedness arising from loans made by Borrower to its domestic Wholly-Owned Subsidiaries that are Credit Parties to fund working capital requirements of such Subsidiaries in the Ordinary Course of Business; provided, that, that upon the request of Agent, such Indebtedness shall be evidenced by promissory notes having terms (including subordination terms) satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of the Lender parties, as security for the Obligations;

(e)           Subordinated Debt of Borrower and its Subsidiaries not to exceed $1,000,000 in the aggregate principal outstanding at any time to the extent such Indebtedness has remains subject to the terms and conditions of the applicable Subordination Agreement;

(f)            other unsecured Indebtedness of Borrower and its Subsidiaries not to exceed $250,000 in the aggregate outstanding at any time;

(g)           the eBenX Obligations, provided the principal amount thereof does not exceed $1,500,000 at any time.

7.3          Liens

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon, in, against or with respect to any part of, or any pledge of, any of the Collateral or any of its other Property or Capital Stock, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”):

(a)           Liens created by the Loan Documents or otherwise arising in favor of Agent, for the benefit of the Lender Parties;

(b)           Liens imposed by law for taxes, assessments or charges of any Governmental Authority (i) that are not yet due or (ii) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Credit Party or Subsidiary in accordance with GAAP and, with respect to this clause (ii), all such Liens secure claims not exceeding $100,000 in the aggregate at any time;

(c)           statutory Liens of landlords, carriers, warehousemen, mechanics and/or materialmen and other similar Liens imposed by law or that arise by operation of law in the Ordinary Course of Business that, in any such case, are only for amounts not yet due or which are being contested in good faith by appropriate proceedings (which have the effect of preventing the forfeiture or sale of the Property subject thereto) and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP;

(d)           Liens (other than any Lien imposed by ERISA) incurred or deposits or pledges made in the Ordinary Course of Business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, trade contracts, statutory obligations and other similar obligations (other than for the repayment of Indebtedness);

(e)           (i) purchase money Liens and Liens arising under Capital Leases securing Indebtedness permitted under Section 7.2(c); provided, that (i) any such Lien attaches only to the Property acquired with the proceeds of such Indebtedness, (ii) any such Lien attaches to the subject Property concurrently with or within twenty (20) days after the acquisition thereof, and (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the value of such Property;

(f)            any attachment or judgment Lien provided that the enforcement of such Lien is effectively stayed and such Lien secures claims not otherwise constituting an Event of Default;

(g)           easements, rights of way, restrictions, zoning ordinances, reservations, covenants and other similar charges, title exceptions or encumbrances relating to real Property of the Credit Parties incurred in the Ordinary Course of Business that, either individually or in the aggregate, are not substantial in amount, do not interfere in any material respect with the use of the Property affected or the ordinary conduct of the Business of the Credit Parties and do not result in material diminution in value of the Property subject thereto;

(h)           Liens disclosed on Schedule 7.3 as of the Closing Date; and

(i)            Liens granted under the eBenX Loan Documents as in effect on the Closing Date.

7.4          Consolidations, Mergers and Investments

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, (i) merge, liquidate, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any of its Property to or in favor of, any Person, (ii) purchase, own, hold, invest in or otherwise acquire any obligations or Capital Stock of, or any other interest in, any Person (including the establishment or creation of any Subsidiary) or any joint venture, or otherwise consummate or commit to make any Acquisition (including by way of merger, consolidation or other combination), (iii) purchase, own, hold, invest in or otherwise acquire any “investment property” (as defined in the UCC), or (iv) make, permit to exist or commit to make any loans, advances or extensions of credit to or for the benefit of any Person, or assume, guarantee, indemnify, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of, any Person (the items described in the foregoing clauses (ii), (iii) and (iv) sometimes are referred to as “Investments”), except:

(a)           Investments created by the Loan Documents;

(b)           trade credit extended by Borrower or any of its Subsidiaries in the Ordinary Course of Business;

(c)           Investments constituting inter-company Indebtedness to the extent permitted under Section 7.2(e);

(d)           loans to employees and advances by Borrower for business travel and similar temporary advances made in the Ordinary Course of Business to officers, directors and employees, not to exceed $25,000 in the aggregate at any time outstanding;

(e)           the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(f)            Investments in cash and Cash Equivalents with respect to which Agent, for the benefit of the Lender Parties, has a first priority and perfected Lien, as security for the Obligations;

(g)           Investments in securities (whether debt or equity) received by Borrower or any of its Subsidiaries in connection with the bankruptcy or reorganization of any customer or supplier of Borrower or such Subsidiary;

(h)           Borrower and its Subsidiaries may consummate transactions otherwise permitted under Sections 7.5, 7.7 and 7.8;

(i)            upon not less than ten (10) Business Days’ prior written notice to Agent, any Wholly-Owned Subsidiary of Borrower may merge with, or dissolve or liquidate into, or transfer its Property to a domestic Wholly-Owned Subsidiary of Borrower that is a Credit Party, provided that, with respect to any such merger, such domestic Wholly-Owned Subsidiary shall be the continuing or surviving entity; and

(j)            Permitted Acquisitions.

7.5          Restricted Payments

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, (i) declare, pay or make any dividend or distribution of cash, securities or other Property on any shares of its Capital Stock, (ii) apply any of its Property to the acquisition, redemption or other retirement of any of its Capital Stock, (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt or (iv) pay any management, service, consulting, non-competition or similar fee or any compensation to any Affiliate of any Credit Party or any officer, director or employee of any Credit Party or any Affiliate of any Credit Party (the items described in clauses (i), (ii), (iii) and (iv) above sometimes are referred to herein as “Restricted Payments”).  Notwithstanding the foregoing:

(a)           any Wholly-Owned Subsidiary of Borrower may declare and pay dividends and other distributions to Borrower or to any other domestic Wholly-Owned Subsidiary of Borrower that is a Credit Party;

(b)           Borrower may declare and make dividend payments or other distributions payable solely in Permitted Securities;

(c)           Borrower may, upon termination of an employee of any Credit Party, redeem for cash any Capital Stock of Borrower owned by such employee, provided, that all of the following conditions are satisfied with respect to each such distribution:

(i)            no Default or Event of Default has occurred and is continuing or would arise as a result of such redemption;

(ii)           after giving effect to such redemption, the Credit Parties are in compliance on a pro forma basis with the financial covenants referenced in Section 7.1(a) (recomputed for the most recent period for which financial statements have been delivered in accordance with the terms hereof after giving effect thereto);

(iii)          the aggregate amount paid in respect of such redemptions shall not exceed $250,000 in any fiscal year of Borrower or $500,000 during the Term; and

(iv)          after giving effect to such redemption, not less than $500,000 is readily available for borrowing under the Revolving Facility.

(d)           Borrower may make payments on or in respect of Subordinated Debt to the extent otherwise permitted under the applicable Subordination Agreement; and

(e)           the Credit Parties may pay (i) reasonable compensation to officers and employees for actual services rendered to Borrower and its Subsidiaries in the Ordinary Course of Business, and (ii) directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate, with respect to all such items described in the foregoing clause (ii), $50,000 in any fiscal year of Borrower.

7.6          Transactions with Affiliates

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, enter into or consummate any transaction with any Affiliate of such Person other than:

(a)           as expressly permitted by, and subject to the terms of, this Agreement;

(b)           compensation and employment arrangements with employees in the Ordinary Course of Business and to the extent otherwise permitted under Section 7.5(e); and

(c)           other transactions pursuant to written agreements between a Credit Party or its Subsidiary and any such Affiliates that are entered into in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party; provided, that such transactions and agreements are on fair and reasonable terms not less favorable to such Person than would be obtained in an arm’s length transaction between unrelated parties of equal bargaining power.

7.7          Transfer of Assets

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, sell, lease, transfer, convey, assign or otherwise dispose of (whether in a single transaction or a series of transactions) any Property or any interest therein, issue or sell any Capital Stock, or agree to do any of the foregoing, except that:

(a)           Borrower and its Subsidiaries may sell obsolete, worn out, replaced or excess equipment that is no longer needed in the Ordinary Course of Business and has a book value not exceeding $250,000 in the aggregate in any fiscal year;

(b)           Borrower and its Subsidiaries may sell inventory and use cash in the Ordinary Course of Business;

(c)           Borrower and its Subsidiaries may sell other Properties not specifically permitted otherwise in this Section 7.7 (other than Capital Stock of a Credit Party) to the extent that (i) Borrower or such Subsidiary complies with the mandatory prepayment provisions of Section 2.9(c) in connection therewith (to the extent the proceeds thereof are not reinvested in accordance with the terms of such Section 2.9(c)), (ii) such sale is for fair market value and the aggregate fair market value of all assets so sold does not exceed $250,000 in any fiscal year,

(iii) no Default or Event of Default exists or otherwise would result therefrom and (iv) the sole consideration therefor received by Borrower or such Subsidiary is cash;

(d)           Borrower may issue Permitted Securities provided that Borrower complies with the mandatory prepayment provisions of Section 2.9(c) in connection therewith; and

(e)           transactions otherwise permitted under Sections 7.3, 7.4 and 7.5 to the extent permitted thereunder.

7.8          Contingent Obligations

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, enter into, create, assume, suffer to exist or incur any Contingent Obligations or assume, guarantee, indemnity, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person, except:

(a)           Borrower or any of its Subsidiaries may enter into guarantees of Indebtedness of Borrower or any such Subsidiary otherwise permitted under Section 7.2;

(b)           Borrower and its Subsidiaries may endorse checks for collection in the Ordinary Course of Business;

(c)           Borrower may enter into unsecured Interest Rate Agreements in the Ordinary Course of Business for bona fide hedging purposes and not for speculation with Agent’s prior written consent;

(d)           Contingent Obligations of Borrower and its Subsidiaries incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations; and

(e)           ordinary Contingent Obligations of Borrower and its Subsidiaries arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies.

7.9          Organizational Documents; Accounting Changes; Use of Proceeds; Insurance; Business

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to:

(a)           amend, modify, restate or change any of its Organizational Documents in any material respect or in any respect adverse to Agent or Lenders, or, without the prior written consent of Agent (but without limiting the prohibitions on mergers involving any Credit Party otherwise permitted under Section 7.4(h)), reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Closing Date;

(b)           make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year;

(c)           use any proceeds of any Loans, directly or indirectly, for “purchasing” or “carrying” “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, or to repay or refinance Indebtedness incurred to so “purchase” or “carry” “margin stock,” or otherwise in violation of applicable law or this Agreement;

(d)           amend, modify, restate or change any insurance policy in any material respect (including, without limitation, any increase in the amount of any deductibles payable by the Credit Parties under any such insurance policy or any change in the scope of coverage, coverage amount, beneficiaries, loss payees and/or additional insureds), except changes in the term of coverage in connection with renewals thereof in the Ordinary Course of Business; or

(e)           engage, directly or indirectly, in any business other than the Business.

7.10        Related Documents and Subordinated Debt

(a)           No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, (i) amend, supplement, waive or otherwise modify any of the terms or provisions of, and will not fail to enforce or diligently pursue its remedies under, any Related Document to which it is a party, as in effect on the Closing Date, in any manner adverse to Agent or any Lender or which reasonably could be expected to result in a Material Adverse Effect, or (ii) take or fail to take any other action under any Related Document to which it is a party that reasonably could be expected to result in a Material Adverse Effect.

(b)           No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, amend, supplement or otherwise modify the terms of any Subordinated Debt if such amendment, supplement or modification is prohibited by the applicable Subordination Agreement.

(c)           No Credit Party shall amend, supplement or otherwise modify any of the terms or provisions of the eBenX Loan Documents as in effect on the Closing Date.

7.11        Negative Pledges

Except as a result of the Loan Documents, no Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any such Subsidiary to pay dividends or make any other distribution on any of such Subsidiary’s Capital Stock or to pay fees or make other payments and distributions to Borrower or any of its Subsidiaries.  No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any contract or agreement that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of Agent, for the benefit of the Lender Parties, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens related to Purchase Money Debt and Capital Leases which, in each case, otherwise constitute Permitted Liens.

7.12        Certain Specific Agreements

(a)           Neither any Credit Party nor any Subsidiary of any Credit Party (i) will be or become a Person whose Property or interests in Property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) will engage in any in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise be associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) otherwise will become a Person on the list of Specially Designated Nationals and Blocked Persons or in violation of the limitations or prohibitions under any other OFAC regulation or executive order.

(b)           No Credit Party shall enter into any agreement (excluding shrink-wrap licenses of mass-marketed, commercially-available software) which restricts or prohibits the grant of a security interest therein in favor of Agent or any change of control of ownership of the Credit Parties.

7.13        Shareholder Blocking Rights

No Credit Party shall issue or permit to be outstanding any Capital Stock which grants or provides any direct or indirect owner or holder thereof any Shareholder Blocking Rights.

VIII.        EVENTS OF DEFAULT

8.1          Events of Default

The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)           any Credit Party shall fail to pay when due and payable (i) any principal or premium payment provided for or required under this Agreement and/or the Notes, or (ii) within two (2) Business Days after the same shall become due and payable, any interest, fees or other Obligations (other than principal or premium) provided for or required under this Agreement or the other Loan Documents, in any such case described in the foregoing clause (i) or (ii), whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise); provided, that, the foregoing clause (ii) notwithstanding, if any Credit Party fails to make regularly scheduled payments of interest when due and payable more than twice in any year (without giving effect to any grace or cure period set forth in the foregoing clause (ii)), an Event of Default automatically shall be deemed to occur on the third such instance during such year;

(b)           any representation, statement or warranty made or deemed made by any Credit Party, or any other Person (other than Agent or any Lender) in any Loan Document or in any other certificate, document, report or opinion delivered pursuant to any Loan Document to which it is a party shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall have been true and correct in all respects and shall not have been false or misleading in any respect on the date when made or deemed to have been made);

(c)           any Credit Party or other Person party thereto (other than Agent or any Lender) shall be in violation, breach or default of, or shall fail to perform, observe or comply with, any covenant, obligation or agreement set forth in, or any event of default occurs under, any Loan Document and such violation, breach, default, event of default or failure shall not be cured within the applicable period, if any, set forth in the applicable Loan Document; provided that, with respect to the affirmative covenants set forth in Article VI and the affirmative covenants set forth in the Conversion and Registration Rights Agreement (other than Sections 6.1, 6.2, 6.3(b), 6.4, 6.5 or 6.7(b), and Sections 2(f), 2(g), 6, 7 and 8 of the Conversion and Registration Rights Agreement, for which no cure period shall apply), any such violation, breach, default, event of default or failure shall result in any Event of Default only if it remains uncured for thirty (30) calendar days after the earlier of (i) Receipt by such Person of written notice of such violation, breach, default, event of default or failure and (ii) the time at which such Person or any authorized officer thereof knew or became aware, or should reasonably have known or been aware, of such violation, breach, default, event of default or failure;

(d)           (i) any of the Loan Documents ceases for any reason to be in full force and effect or (ii) any Lien created under any Loan Documents ceases to constitute a valid first priority perfected Lien (other than with respect to Property subject only to Priority Permitted Liens) on the Collateral in accordance with the terms thereof;

(e)           one or more judgments or decrees is or are rendered against the Credit Parties, any Subsidiary of any Credit Party or any of them in an amount in excess of $250,000 individually or $500,000 in the aggregate (excluding judgments and decrees to the extent covered by third party insurance of such Persons where such coverage has been acknowledged by the insurer), which is/are not satisfied, stayed, vacated or discharged of record within thirty (30) calendar days of being rendered;

(f)            (i) any default or breach (other than any default or breach of the eBenX Loan Documents), occurs, which is not cured within any applicable grace or cure period, (x) in any payment of amounts due in excess of $250,000, either individually or in the aggregate, with respect to any Indebtedness or other obligations (other than the Obligations) of any Credit Party or any Subsidiary of any Credit Party, either individually or in the aggregate or (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which any Credit Party or any Subsidiary of any Credit Party is a party or to which any of its Property is subject or bound (1) under or pursuant to which any Indebtedness or other obligations in excess of $250,000, either individually or in the aggregate, was issued, created, assumed, guaranteed or secured and such default or breach permits the holder of any such Indebtedness or obligations to accelerate the maturity thereof, or (2) that is between any Credit Party and Agent or any Lender or any Affiliate of Agent or any Lender (other than the Loan Documents); or (ii) any Indebtedness or other obligations of any Credit Party in excess of $250,000, either individually or in the aggregate, is declared to be due and payable or is required to be prepaid prior to the stated maturity thereof;

(g)           any Credit Party or any Subsidiary of any Credit Party shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute, (iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its Property or shall otherwise be dissolved or liquidated, or (v) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

(h)           (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Credit Party or any Subsidiary of any Credit Party or the whole or any substantial part of any such Person’s Properties, which shall continue unstayed and in effect for a period of sixty (60) calendar days, (B) approve a petition filed against any Credit Party or any Subsidiary of any Credit Party seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within sixty (60) calendar days, or (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of any Credit Party or any Subsidiary of any Credit Party or of the whole or any substantial part of any such Person’s Properties, which is not irrevocably relinquished within sixty (60) calendar days, or (ii) there is commenced against any Credit Party or any Subsidiary of any Credit Party any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute (A) which is not unconditionally dismissed within sixty (60) calendar days after the date of commencement or (B) in respect of which such Credit Party or any Subsidiary of any Credit Party takes any action to indicate its approval of or consent to any such proceeding or petition;

(i)            any Change of Control or any Material Adverse Effect occurs;

(j)            Agent or any Lender receives any evidence that any Credit Party has directly or indirectly been engaged in any type of activity which, in Agent’s Permitted Discretion, could result in forfeiture of any material portion of Collateral to any Governmental Authority, which shall have continued unremedied for a period of twenty (20) calendar days after written notice from Agent;

(k)           uninsured damage to, or uninsured loss, theft or destruction of, any portion of the Collateral occurs that exceeds $250,000 in the aggregate;

(l)            (i) any Credit Party is (A) criminally indicted or convicted of a felony or (B) charged under any law that could lead to forfeiture of any material portion of Collateral, or (ii) any director or senior officer of any Credit Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Business or (B) charged under any law that could lead to forfeiture of any material portion of Collateral;

(m)          the issuance of any process for levy, attachment or garnishment or execution upon or any judgment against any Credit Party or any of its material Property or against any material portion of the Collateral, in any case which is not satisfied, stayed, vacated, dismissed or discharged within thirty (30) calendar days of being issued or executed;

(n)           (i) the subordination provisions of any Subordination Agreement and/or the subordination provisions contained in or otherwise pertaining to any agreement or instrument governing any Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or (ii) any Person shall contest in any manner the validity or enforceability thereof, deny that it has any further liability or obligation thereunder, or take any action in violation thereof or fail to take any action required by the terms thereof, or (iii) the Obligations, for any reason shall not have the priority contemplated by this Agreement, the Subordination Agreements or such subordination provisions;

(o)           an “Event of Default” under any other Loan Document occurs (to the extent, with respect to any such other Loan Document, not otherwise constituting an Event of Default hereunder); or

(p)           any Credit Party is enjoined, restrained or in any way prevented by the order of any court or other Governmental Authority from conducting all or any part of its business for more than fifteen (15) calendar days which is reasonably likely to be, have or result in a Material Adverse Effect.

8.2          Effect of Event of Default

If an Event of Default occurs and is continuing, notwithstanding any other provision of any Loan Document, (a) Agent may (and at the request of Requisite Lenders, shall), by notice to Borrower (i) terminate Lenders’ Commitments and obligations hereunder, whereupon the same shall immediately terminate, and (ii) declare all or any of the Loans and/or any Notes, all interest thereon and all other Obligations to be due and payable immediately (provided, that in the case of any Event of Default under Section 8.1(g) or (h), all of the foregoing automatically and without any act by Agent or any Lender shall be due and payable immediately and Lenders’ Commitments and obligations hereunder shall immediately terminate; in each case without presentment, demand, protest or notice of any kind, all of which hereby are expressly waived by the Credit Parties), and (b) without limiting any of the other rights and/or remedies of Agent and Lenders, no action permitted to be taken under Article VII hereof may be taken to the extent such action is expressly prohibited during the existence of an Event of Default.

IX.                                RIGHTS AND REMEDIES AFTER DEFAULT

9.1          Rights and Remedies

(a)           In addition to the acceleration and other provisions set forth in Article VIII, upon the occurrence and during the continuation of an Event of Default, Agent shall have the right to (and at the request of Requisite Lenders, shall) exercise any and all rights and remedies provided for in any Loan Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any Property of any Credit Party held by Agent, for the benefit of the Lender Parties, or any Lender to reduce the Obligations, (ii) foreclose the Liens created under the Loan Documents, (iii) realize upon, take possession of and/or sell or otherwise transfer any Collateral or securities pledged, with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Credit Party might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Credit Party shall resist or interfere with such action, (vii) at Credit Parties’ expense, require that all or any part of the Collateral be assembled and made available to Agent at any place designated by Agent in its Permitted Discretion, (viii) reduce or otherwise change the Facility Cap, and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon.  Notwithstanding any provision of any Loan Document, Agent, in its Permitted Discretion, shall have the right, at any time that any Credit Party fails to do so, and from time to time, without prior notice, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the performance of any of the Obligations; (iii) discharge taxes, levies and/or Liens on any of the Collateral that are in violation of any Loan Document; and (iv) pay for the maintenance, repair and/or preservation of the Collateral.  Such expenses and advances shall be added to the Obligations until reimbursed to Agent and shall be secured by the Collateral and payable on demand, and such payments by Agent shall not be construed as a waiver by Agent or Lenders of any Event of Default or any other rights or remedies of Agent and Lenders.

(b)           The Credit Parties jointly and severally agree that notice received by any of them at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.  If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to any Credit Party.  At any sale or disposition of Collateral or securities pledged, Agent may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by the Credit Parties, which right hereby is waived and released.  The Credit Parties jointly and severally covenant and agree not to, and not to permit or cause any of their Subsidiaries to, interfere with or impose any obstacle to Agent’s exercise of its rights and remedies with respect to the Collateral.  In dealing with or disposing of the Collateral or any part thereof, Agent and Lenders shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

(c)           Each Credit Party hereby grants to Agent, for the benefit of the Lender Parties, after the occurrence and during the continuance of an Event of Default, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Credit Party) to use, assign, license or sublicense any Intellectual Property, now owned or hereafter acquired by such Credit Party, and wherever the same may be located, including in such license reasonable access as to all media in which any of the licensed items may be recorded or stored and to all computer programs and used for the compilation or printout thereof.  All proceeds received by Agent or Lenders in connection with such license shall be used by Agent or Lenders to satisfy the Obligations.

(d)           In addition to the acceleration and other provisions set forth in Article VIII, upon the occurrence and during the continuation of an Event of Default, each Credit Party shall take any action that Agent, for the benefit of itself and the Lenders, may request in order to enable Agent to obtain and enjoy the full rights and benefits granted to Agent hereunder.

(e)           In addition to any rights of Agent and Lenders set forth in this Agreement (including Appendix B) or any other Loan Document, if an Event of Default has occurred and is continuing or this Agreement (or the Revolving Facility) shall be terminated for any reason, then Agent may, and upon request of Lenders holding at least a majority of the principal amount of Advances shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 9), and Borrower shall thereupon deliver to Agent, to be held for the benefit of Agent and the Revolving Lenders, an amount of cash equal to 105% of the amount of Letter of Credit Usage as additional collateral security for the Obligations in respect of any outstanding Letters of Credit and L/C Undertakings.  Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Obligations in respect of any Letters of Credit or Letter of Credit Usage.

9.2          Application of Proceeds

In addition to any other rights and remedies Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, all payments received after the occurrence and during the continuation of any Event of Default, and all proceeds collected or received from collecting, holding, managing, renting, selling or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of remedies hereunder upon the occurrence and during the continuation of an Event of Default, shall be applied in the following order of priority:

(i)            first, to the payment of all costs and expenses of such collection, holding, managing, renting, selling or disposition, and of conducting the Credit Parties’ Businesses and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Agent or Lenders may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Agent or Lenders may be required or authorized to make under any provision of the Loan Documents (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and attorneys’ fees and all expenses, liabilities and advances made or incurred in connection therewith);

(ii)           second, to payment of all accrued unpaid interest on the Obligations and fees owed to the Agent and Lenders, in such order as Agent may determine;

(iii)          third, pro rata to payment of principal of the Obligations;

(iv)          fourth, to payment of any other amounts owing constituting Obligations in such order as Agent may determine; and

(v)           fifth, any surplus then remaining to the Credit Parties, unless otherwise provided by law or directed by a court of competent jurisdiction;

provided that the Credit Parties shall be liable for any deficiency if such proceeds are insufficient to satisfy all of the Obligations or any of the other items referred to in this Section 9.2.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category; and (y) each of the Lenders shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses (i), (ii), (iii) and (iv) above.

9.3                               Rights to Appoint Receiver

Without limiting any other rights, options and remedies Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, upon the occurrence and during the continuation of an Event of Default, Agent and Lenders shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Agent to enforce its and Lenders’ rights and remedies in order to manage, protect and preserve the Collateral, to sell or dispose of the Collateral, to continue the operation of the Businesses of the Credit Parties and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.  To the extent not prohibited by applicable law, each Credit Party hereby irrevocably consents to, and waives any right to object to or otherwise contest, the appointment of, a receiver as provided above.  Each Credit Party (i) grants such waiver and consent knowingly after having discussed the implications thereof with counsel, (ii) acknowledges that (A) the uncontested right to have a receiver appointed for the foregoing purposes is considered essential by Agent and Lenders in connection with the enforcement of their rights and remedies hereunder and under the other Loan Documents and (B) the availability of such appointment as a remedy under the foregoing circumstances was a material factor in inducing Lenders to make the Loans to Borrower and (iii) to the extent not prohibited by applicable law, agrees to enter into any and all stipulations in any legal actions, or agreements or other instruments required or reasonably appropriate in connection with the foregoing, and to cooperate fully with Agent and Lenders in connection with the assumption and exercise of control by any receiver over all or any portion of the Collateral.

9.4                               Attorney in Fact

Each Credit Party hereby irrevocably appoints Agent, for the benefit of the Lender Parties, as its attorney in fact to take any action Agent or Requisite Lenders deem necessary or desirable upon the occurrence and during the continuation of an Event of Default to protect and realize upon the Liens in the Collateral, including the execution and delivery of any and all documents or instruments related to the Collateral in such Credit Party’s name, and said appointment shall create in Agent, for the benefit of the Lender Parties, a power coupled with an interest.

9.5                               Rights and Remedies not Exclusive

As among the Lender Parties on one hand and the Credit Parties on the other hand, Agent and Lenders shall have the right in their sole discretion to determine which rights, Liens and/or remedies Agent and/or Lenders may at any time pursue, relinquish, subordinate or modify, and such determination shall not in any way modify or affect any of Agent’s or Lenders’ rights, Liens or remedies under any Loan Document, applicable law or equity.  The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Agent and the Lenders described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent and Lenders otherwise may have.  The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

9.6                               Changes in Law or Policy

Each Credit Party, Agent and each Lender acknowledge their intent that, upon the occurrence of an Event of Default, Agent shall receive, to the fullest extent permitted by law and governmental policy, all rights necessary or desirable to obtain, use or sell the Collateral, and to exercise all remedies available to Agent under the Loan Documents, the UCC or other applicable law.  Each Credit Party, Agent and each Lender further acknowledge and agree that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner Agent’s rights of access to, or use or sale of, the Collateral, or the procedures necessary to enable Agent to obtain such rights of access, use or sale, Agent, Lenders and each Credit Party shall execute an amendment to the Loan Documents, in such manner as Agent reasonably shall request, in order to provide Agent such rights to the greatest extent possible consistent with then applicable law and governmental policy.

X.                                    WAIVERS AND JUDICIAL PROCEEDINGS

10.1                        Certain Waivers

Except as expressly provided for herein, each Credit Party hereby waives set-off, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document.  Each Credit Party hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Agent or any Lender to obtain a court order recognizing the assignment of, or Lien of Agent, for the benefit the Lender Parties, in and to, any Collateral, other than the defense of full performance and satisfaction, and indefeasible payment in full in cash, of all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) and the termination of all Commitments and this Agreement.

10.2                        Delay; No Waiver of Defaults

No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Agent’s or any Lender’s part in enforcing any such provision shall affect the liability of any Credit Party or operate as a waiver of such provision or affect the liability of any Credit Party or preclude any other or further exercise of such provision.  No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver.  Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances and/or funding the Term Loans, neither Agent nor any Lender waives any breach of any representation or warranty of any Credit Party under any Loan Document, and all of Agent’s and Lenders’ claims and rights resulting from any such breach or misrepresentation hereby specifically are reserved.

10.3                        Jury Waiver

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

10.4                        Amendment and Waivers

Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Credit Parties or any of them therefrom, shall be effective unless the same shall be in writing and signed by Requisite Lenders (or Agent at the direction of the Requisite Lenders) and Borrower (or such Credit Party); provided, that no amendment, modification, termination or waiver shall, unless in writing and signed by Borrower (or such Credit Party) and each Lender directly affected thereby, do any of the following: (i) increase the Commitment of any individual Lender (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate (or cash rate) of interest on or fees payable with respect to any Loan or other Obligation; (iii) extend the scheduled due date, or reduce the amount due on any scheduled due date, of any installment of principal, interest or fees payable under any Loan Document, or waive, forgive, extend, defer or postpone the payment thereof; (iv) change the percentage of the Commitments, of the aggregate unpaid principal amount of the Loans, or of Lenders which shall be required for Lenders, Agent or any of them to take any action hereunder (which action shall be deemed to directly affect all Lenders) or alter, as between or among the Revolving Lenders and Term Lenders or the Term A Lenders and the Convertible Term Lenders, the amount payable to each hereunder; (v) except as otherwise permitted herein or in the other Loan Documents, release any Guaranty or release any material portion of the Collateral (which action shall be deemed to directly affect all Lenders) (provided, that consent to such release shall not be required if such release is made after the occurrence and during the continuation of an Event of Default in connection with the sale or disposition of the Collateral by Agent otherwise permitted hereunder); (vi) amend, modify or waive this Section 10.4 or the definitions of the terms used in this Section 10.4 insofar as the definitions affect the substance of this Section 10.4 (which action shall be deemed to directly affect all Lenders); and/or (vii) consent to the assignment or other transfer by any Credit Party or any other party to any Loan Documents (other than Agent or any

Lender) of any of their rights and obligations under any Loan Document; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action.  Notwithstanding anything contained in this Agreement to the contrary (A) no waiver or consent with respect to any Default (if in connection therewith Revolving Lenders have exercised their right to suspend the making or incurrence of Advances) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Advances unless the same shall be in writing and signed by Revolving Lenders holding at least a majority of the Commitments in respect of the Revolving Facility and (B) the Conversion and Registration Rights Agreement may be amended only in accordance with the terms thereof.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.4 shall be binding upon Agent, each Lender and the Credit Parties.

10.5                        Survival

All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by each Credit Party in the Loan Documents shall survive the execution and delivery of the Loan Documents, the Closing, the making and funding of the Loans and any termination of this Agreement until all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) are fully performed and indefeasibly paid in full in cash and all Commitments have been terminated; provided, that, the obligations and provisions of Sections 3.4, 10.1, 10.3, 10.5, 12.3, 12.4, 12.7, 12.9, 12.10 and 12.11, Article XI and Article XIII shall survive the termination of the Loan Documents and any payment, in full or in part, of the Obligations.

XI.                                AGENT PROVISIONS; SETTLEMENT

11.1                        Agent

(a)                                  Appointment.  Each Lender hereby designates and appoints CapitalSource as the administrative agent, payment agent and collateral agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes CapitalSource, as Agent for such Lender, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Agent agrees to act as such on the conditions contained in this Article XI.  The provisions of this Article XI are solely for the benefit of Agent and Lenders, and the Credit Parties shall have no rights as third-party beneficiaries of any of the provisions of this Article XI other than the second sentence of Section 11.1(h)(iii).  Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents, employees or sub-agents.

(b)                                 Nature of Duties.  In performing its functions and duties under this Agreement, Agent is acting solely on behalf of Lenders, and its duties are administrative in nature, and does not assume and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for Lenders, other than as expressly set forth herein and in the other Loan Documents, or the Credit Parties.  Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents.  Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender.  Each Lender shall make its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of the Credit Parties.  Except for information, notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder or given to Agent for the account of or with copies for Lenders, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.  If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send prior written notice thereof to each Lender.  Agent shall promptly notify each Lender in writing any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

(c)                                  Rights, Exculpation, Etc.  Neither Agent nor any of its officers, directors, managers, members, equity owners, employees, attorneys or agents shall be liable to any Lender for any action lawfully taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith; provided that the foregoing shall not prevent Agent from being be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and nonappealable basis.  Notwithstanding the foregoing, Agent shall be obligated on the terms set forth herein for performance of its express duties and obligations hereunder.  Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree promptly to return to such Lender any such erroneous payments received by them).  In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account.  Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by the Credit Parties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Credit Parties.  Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Loan Documents or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default.  Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of Lenders.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of Lenders and, notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith, believes that such action exposes Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents to any personal liability unless Agent receives an indemnification satisfactory to it from Lenders with respect to such action.

(d)                                 Reliance.  Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel, independent accountants and other experts selected by Agent in its sole discretion.

(e)                                  Indemnification.  Each Lender, severally and not (i) jointly or (ii) jointly and severally, agrees to reimburse and indemnify and hold harmless Agent and its officers, directors, managers, members, equity owners, employees, attorneys and agents (to the extent not reimbursed by the Credit Parties), ratably according to their respective Pro Rata Share in effect on the date on which indemnification is sought under this subsection of the total outstanding Obligations (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Pro Rata Share immediately prior to such date of the total outstanding Obligations), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and nonappealable basis.  The obligations of Lenders under this Article XI shall survive the payment in full of the Obligations and the termination of this Agreement.

(f)                                    CapitalSource Individually.  With respect to the Loans made by it and the Notes issued to it, CapitalSource shall have, and may exercise, the same rights and powers hereunder and under the other Loan Documents, and is subject to the same obligations and liabilities, as and to the extent set forth herein and the other Loan Documents as any other Lender.  The terms “Lenders” or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include CapitalSource in its individual capacity as a Lender or one of the Requisite Lenders.  CapitalSource may lend money to, and generally engage in any kind of banking, trust or other business with, any Credit Party or any Subsidiary or Affiliate of any Credit Party as if it were not acting as Agent pursuant hereto.

(g)                                 Successor Agent.

(i)                                     Resignation.  Agent may resign from the performance of all or part of its functions and duties hereunder at any time by giving at least thirty (30) calendar days’ prior written notice to Borrower and Lenders.  Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided below.

(ii)                                  Appointment of Successor.  Upon any such notice of resignation pursuant to clause (g)(i) of this Section 11.1, Requisite Lenders shall appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld, delayed or conditioned (or required if any Default or Event of Default exists).  If a successor Agent shall not have been so appointed within said thirty (30) calendar day period referenced in clause (g)(i) above, the retiring Agent, upon notice to Borrower, may, on behalf of Lenders, appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld, delayed or conditioned (or required if any Default or Event of Default exists), who shall serve as Agent until such time as Requisite Lenders appoint a successor Agent as provided above.  If no successor Agent has been appointed pursuant to the foregoing within said thirty (30) calendar day period, the resignation shall become effective and Requisite Lenders thereafter shall perform all the duties of Agent hereunder, until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

(iii)                               Successor Agent.  Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, upon the earlier of such acceptance or the effective date of the retiring Agent’s resignation, the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, provided that any indemnity rights or other rights in favor of such retiring Agent shall continue after and survive such resignation and succession.  After any retiring Agent’s resignation as Agent under the Loan Documents, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

(h)                                 Collateral Matters.

(i)                                     Collateral.  Each Lender agrees that any action taken by Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater number of Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents relating to the Collateral, and the exercise by Agent or the Requisite Lenders (or, where so required, such greater number of Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders and Agent.  Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (A) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents in connection with the Collateral; (B) execute and deliver each Loan Document relating to the Collateral and each Subordination Agreement and accept delivery of each such agreement delivered by the Credit Parties or any of their Subsidiaries; (C) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; (D) manage, supervise and otherwise deal with the Collateral; (E) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents relating to the Collateral; and (F) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all right and remedies given to such Agent and Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

(ii)                                  Release of Collateral.  Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent, for the benefit the of Lender Parties, upon any Property covered by the Loan Documents (A) upon termination of this Agreement and payment and satisfaction in full of all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted); (B) constituting Property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of the Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); or (C) constituting Property leased to any Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended.

(iii)                               Confirmation of Authority; Execution of Releases.  Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 11.1(h)(i) and (ii)), each Lender agrees to confirm in writing, upon request by Borrower, the authority to release any Property covered by this Agreement or the Loan Documents conferred upon Agent under Section 11.1(h)(ii).  So long as no Event of Default exists, upon receipt by Agent of confirmation from the requisite percentage of Lenders of its authority to release any particular item or types of Property covered by this Agreement or the other Loan Documents, and upon at least five (5) Business Days’ prior written request by Borrower, Agent shall (and hereby is irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent, for the benefit of the Lender Parties, herein or pursuant hereto upon such Collateral; provided, however, that (A) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty (other than that such Collateral is free and clear, on the date of such delivery, of any and all Liens arising from such Person’s own acts), and (B) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Credit Parties or any Subsidiary of any Credit Party in respect of all interests retained by the Credit Parties or any Subsidiary of any Credit Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Property covered by this Agreement or the Loan Documents).

(iv)                              Absence of Duty.  Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Property covered by this Agreement or the other Loan Documents exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent, on behalf of the Lender Parties, herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, enforced or maintained or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 11.1(h) or in any of the Loan Documents; it being understood and agreed that in respect of the Property covered by this Agreement or the other Loan Documents, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in Property covered by this Agreement or the Loan Documents as one of Lenders and Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account.

(i)                                     Agency for Perfection.  Each Lender hereby appoints Agent as agent for the purpose of perfecting Lenders’ security interest in Collateral which, in accordance with Article 9 of the UCC in any applicable jurisdiction, can be perfected only by possession.  Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall hold such Collateral for purposes of perfecting a security interest therein for the benefit of the Lender Parties, notify Agent thereof and, promptly upon Agent’s request therefor, deliver such Collateral to Agent or otherwise act in respect thereof in accordance with Agent’s instructions.

(j)                                     Exercise of Remedies.  Except as set forth in Section 11.3, each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any other Loan Document or to realize upon any Collateral security for the Loans or other Obligations; it being understood and agreed that such rights and remedies may be exercised only by Agent in accordance with the terms of the Loan Documents.

11.2                        Intentionally Omitted

11.3                        Set-off and Sharing of Payments

In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, each Lender is hereby authorized by the Credit Parties at any time or from time to time, to the fullest extent permitted by law, with notice to Agent and without notice to Borrower or any other Person other than Agent (such notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances (general or special, time or demand, provisional or final) held by such Lender at any of its offices for the account of any Credit Party (regardless of whether such balances are then due to any Credit Party), and (b) other Property at any time held or owing by such Lender to or for the credit or for the account of any Credit Party, against and on account of any of the Obligations which are not paid when due; provided, that no Lender or any such holder shall exercise any such right without prior written notice to Agent.  Any Lender that has exercised its right to set-off or otherwise has received any payment on account of the Obligations shall, to the extent the amount of any such set off or payment exceeds its Pro Rata Share of payments obtained by all of the Lenders on account of such Obligations, purchase for cash (and the other Lenders or holders of the Loans shall sell) participations in each such other Lender’s or holder’s Pro Rata Share of Obligations as would be necessary to cause such Lender to share such excess with each other Lenders or holders in accordance with their respective Pro Rata Shares; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such purchasing Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery.  Each Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set-off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders may exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans and other Obligations in the amount of such participation.

11.4                        Disbursement of Funds under Revolving Facility

Agent may, on behalf of Revolving Lenders, disburse funds to Borrower for Advances requested.  Each Revolving Lender shall reimburse Agent on demand for its Pro Rata Share of all funds disbursed on its behalf by Agent, or if Agent so requests, each Revolving Lender shall remit to Agent its Pro Rata Share of any Advance before Agent disburses such Advance to Borrower.  If Agent so elects to require that funds be made available prior to disbursement to Borrower, Agent shall advise each Revolving Lender by telephone, telex or telecopy of the amount of such Revolving Lender’s Pro Rata Share of such requested Advance no later than one (1) Business Day prior to the funding date applicable thereto, and each such Revolving Lender shall pay Agent such Revolving Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent’s account not later than 2:00 p.m. (New York City time).  If Agent shall have disbursed funds to Borrower on behalf of any Revolving Lender and such Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent.  Any repayment by Borrower required pursuant to this Section 11.4 shall be without premium or penalty.  Nothing in this Section 11.4 or elsewhere in this Agreement or the other Loan Documents, including, without limitation, the provisions of Section 11.5, shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.

11.5                        Settlements; Payments; and Information

(a)                                  Advances; Payments; Interest and Fee Payments

(i)                                     The amount of outstanding Loans pursuant to Advances may fluctuate from day to day through Agent’s disbursement of funds to, and receipt of funds from, Borrower.  In order to minimize the frequency of transfers of funds between Agent and each Revolving Lender, notwithstanding terms to the contrary set forth in Section 11.4, Advances and repayments thereof may be settled according to the procedures described in Sections 11.5(a)(ii) and 11.5(a)(iii).  Payments of principal on the Term

Loans will be settled, in accordance with each Lender’s Pro Rata Share, on the first Business Day after such payments are received.  Notwithstanding these procedures, each Revolving Lender’s obligation to fund its Pro Rata Share of any Advances made by Agent to Borrower will commence on the date such Advances are made by Agent.  Nothing contained in this Agreement shall obligate a Revolving Lender to make an Advance at any time any Default or Event of Default exists.  All such payments will be made by such Lender without set-off, counterclaim or deduction of any kind.

(ii)                                  Once each week, or more frequently (including daily), if Agent so elects (each such day being a “Settlement Date”), Agent will advise each Revolving Lender by 1:00 p.m. (New York City time) on a Business Day by telephone, telex or telecopy of the amount of each such Revolving Lender’s Pro Rata Share of the outstanding Advances.  In the event payments are necessary to adjust the amount of such Revolving Lender’s share of the Advances to such Lender’s Pro Rata Share of the Advances, the party from which such payment is due will pay the other party, in same day funds, by wire transfer to the other’s account not later than 2:00 p.m. (New York City time) on the Business Day following the Settlement Date.

(iii)                               On the first Business Day of each month (“Interest Settlement Date”), Agent will advise each Lender by telephone or facsimile of the amount of interest and fees charged to and collected from Borrower for the preceding month in respect of the applicable Loans.  Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender’s account (as specified by such Lender on Schedule A of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 2:00 p.m. (New York City time) on the next Business Day following the Interest Settlement Date, such Lender’s share of such interest and fees.

(b)                                 Availability of Lenders’ Pro Rata Share

(i)                                     Unless Agent has been notified by a Revolving Lender prior to any proposed funding date of such Lender’s intention not to fund its Pro Rata Share of an Advance requested by Borrower, Agent may assume that such Revolving Lender will make such amount available to Agent on the proposed funding date or the Business Day following the next Settlement Date, as applicable; provided, however, nothing contained in this Agreement shall obligate a Revolving Lender to make an Advance at any time any Default or Event of Default exists.  If such amount is not, in fact, made available to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind.

(ii)                                  Nothing contained in this Section 11.5(b) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

(c)                                  Return of Payments

(i)                                     If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from any Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

(ii)                                  If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Credit Party or paid to any other Person pursuant to any Debtor Relief Law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

11.6                        Dissemination of Information

Upon request by a Lender, Agent will distribute promptly to such Lender, unless previously provided by any Credit Party to such Lender, copies of all notices, schedules, reports, projections, financial statements, agreements and other material and information, including, without limitation, financial and reporting information received from the Credit Parties or generated by a third party (and excluding only internal information generated by CapitalSource for its own use as a Lender or as Agent), as provided for in this Agreement and the other Loan Documents as received by Agent.  Agent shall not be liable to any of the Lenders for any failure to comply with its obligations under this Section 11.6, except to the extent that such failure is attributed to Agent’s gross negligence or willful misconduct and results in demonstrable damages to such Lender as determined, in each case, by a court of competent jurisdiction on a final and non-appealable basis.

XII.                            MISCELLANEOUS

12.1                        Governing Law; Jurisdiction; Service of Process; Venue

The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions that would result in the application of the laws of a different jurisdiction.  Any judicial proceeding against any Credit Party with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal court of competent jurisdiction located in Baltimore City, Maryland or any state court of competent jurisdiction located in Montgomery County, Maryland.  By execution and delivery of each Loan Document to which it is a party, each Credit Party (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 12.5, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum nonconveniens.  Nothing shall affect the right of Agent or any Lender to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Credit Party in the courts of any other jurisdiction having jurisdiction.  Any judicial proceedings against Agent or any Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal court of competent jurisdiction located in Baltimore City, Maryland or a state court of competent jurisdiction located in Montgomery County, Maryland.

12.2                        Successors and Assigns; Assignments and Participations

(a)                                  Subject to Section 12.2(h), each Lender may, at any time and from time to time, assign all or any portion of its rights and delegate all or a portion of its obligations under this Agreement and the other Loan Documents (including all of its rights and obligations with respect to the Loans) to one or more Eligible Assignees (each, a “Transferee”) with the prior written consent of Agent; provided, that such Transferee and such assigning Lender shall execute and deliver to Agent for acceptance and recording in the Register, a Lender Addition Agreement, which shall be in form and substance acceptable to Agent in its Permitted Discretion; and provided, further, that so long as no Default or Event of Default exists and is continuing, no Lender may assign all or any portion of its rights or delegate all or any portion of its obligations in respect of the Convertible Term Loan without the prior written consent of Borrower, which consent shall not be unreasonably withheld, delayed or conditioned.  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Lender Addition Agreement, (i) the Transferee thereunder shall be a party hereto and, to the extent provided in such Lender Addition Agreement, have the same rights, benefits and obligations of a Lender hereunder, (ii) the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof, as the case may be, to the extent that such obligations shall have been expressly assumed by the Transferee pursuant to such Lender Addition Agreement (and, in the case of a Lender Addition Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of Sections 12.4 and 12.7) and (iii) each Transferee of all or any portion of the Convertible Term Loan shall execute a counterpart of the Conversion and Registration Rights Agreement.  Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the Transferee and that the Transferee shall be a “Lender” hereunder and under the other Loan Documents.

(b)                                 Each Lender at any time may sell participations in all or any part of its rights and obligations under this Agreement and the other Loan Documents (including all of its rights and obligations with respect to the Loans) to one or more Persons (each, a “Participant”).  In the event of any such sale by a Lender of a participation to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  Any agreement pursuant to which any Lender shall sell any such participation shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender’s rights and enforce each Credit Party’s obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents; provided, that such participation agreement may provide that such Lender will not agree, without the consent of the Participant, to any amendment, supplement, modification or waiver to the extent resulting in: (i) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such Participant participates; (ii) any extension of the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such Participant participates; and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement or the other Loan Documents).  The Credit Parties hereby acknowledge and agree that the Participant under each participation shall, solely for the purposes of Sections 10.5, 12.4 and 12.7 of this Agreement, be considered to be a “Lender” hereunder.

(c)                                  Agent, on behalf of Borrower, shall maintain at its address referred to in Section 12.5 a copy of each Lender Addition Agreement delivered to it and the Register for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, and the Notes, if any, evidencing such Loans owned by, each Lender from time to time.  Anything contained in this Agreement to the contrary notwithstanding, each of the Credit Parties, Agent and the Lenders shall treat each Person whose name is recorded in such Register as the owner of the Loans, the Notes and the Commitments recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Notwithstanding anything in this Agreement to the contrary, no assignment under Section 12.2(a) of any rights or obligations under or in respect of the Loans or the Notes evidencing such Loans shall be effective unless and until (i) Agent shall have recorded the assignment pursuant to Section 12.2(c) and (ii) the assignor Lender or the Transferee has paid to Agent a processing fee in the amount of $3,500 (provided no such processing fee shall be required to be paid in connection with an assignment by a Lender to another Lender, an Eligible Assignee that is an Affiliate of such Lender or a Related Fund of such Lender).  Upon its receipt of a Lender Addition Agreement executed by an assigning Lender and an Transferee, Agent shall (i) promptly accept such Lender Addition Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and Borrower.  On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and Borrower, at its own expense, shall, upon the request of Agent, the assigning Lender or the Transferee, as applicable, execute and deliver to Agent, within five (5) Business Days of any request, new Notes to reflect the interest held by the assigning Lender and its Transferee.

(e)                                  Except as otherwise provided in this Section 12.2, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of the Loans or other Obligations owed to such Lender.  Each Lender may furnish any information concerning the Credit Parties in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to confidentiality requirements, if any, hereunder.

(f)                                    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement, including, without limitation, the Loans owing to it and the Notes held by it and the other Loan Documents and Collateral.

(g)                                 Each Credit Party agrees to provide commercially reasonable best efforts to assist any Lender in assigning or selling participations in all or any part of any Loans made by such Lender to another Person identified by such Lender.

(h)                                 Notwithstanding anything in the Loan Documents to the contrary, (i) CapitalSource and its Affiliates shall not be required to execute or deliver a Lender Addition Agreement in connection with any transaction involving CapitalSource and any of its Affiliates, or the lenders or funding or financing sources of CapitalSource or any of its Affiliates, (ii) subject to the provisions at the end of this paragraph, no lender to or Affiliate, funding or financing source of CapitalSource or any of its Affiliates shall be considered a Transferee, and (iii) there shall be no limitation or restriction on (A) the ability of CapitalSource or any of its Affiliates to assign or otherwise transfer any Loan Document, Commitment or Obligation to any such Affiliate or lender or financing or funding source or (B) any such lender’s or funding or financing source’s ability to assign or otherwise transfer any Loan Document, Commitment or Obligation; provided, however, CapitalSource shall continue to be liable as a “Lender” under the Loan Documents unless such Affiliate, lender or funding or financing source executes and delivers a Lender Addition Agreement and thereby becomes a “Lender.”

(i)                                     The Loan Documents shall inure to the benefit of each Lender, Agent, each Transferee, each Participant (to the extent otherwise expressly provided herein only) and all future holders of the Loans, the Notes, the Obligations and/or any of the Collateral, and each of their respective successors and assigns.  Each Loan Document shall be binding upon the Persons other than Lenders and Agent that are parties thereto and their respective successors and assigns; provided that, no such Person shall assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Agent and each Lender.  No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of any Credit Party.  Nothing contained in any Loan Document shall be construed as a delegation to Agent or any Lender of any other Person’s duty of performance.

12.3                        Reinstatement; Application of Payments

To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent or any Lender and the Liens created by the Security Documents shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Agent or such Lender.  Except as specifically provided in this Agreement, any payments with respect to the Obligations received shall be credited and applied in such manner and order as Agent shall decide in its sole discretion.  Anything contained in any Loan Document to the contrary notwithstanding, only upon payment in full in cash and performance of all of the Obligations (other than contingent indemnification Obligations for which no unsatisfied claim has been asserted), termination of the Commitments and the execution and delivery of a written release by the Credit Parties of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are indemnified liabilities hereunder, shall Agent deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing the Obligations.

12.4                        Indemnity

The Credit Parties, jointly and severally, hereby indemnify Agent and each Lender, and their respective Affiliates, managers, members, officers, employees, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by, or any matter related to, any Loan Document, any Related Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent a final and nonappealable order of judgment binding on such Indemnified Person of a court of competent jurisdiction determines the same arose out of the gross negligence or willful misconduct of such Indemnified Person.  If any Indemnified Person uses in-house counsel for any purpose for which the Credit Parties are responsible to pay or indemnify, the Credit Parties expressly agree that their indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed.  Agent agrees to give Borrower reasonable notice of any event of which Agent becomes aware for which indemnification may be required under this Section 12.4, and Agent may elect (but is not obligated) to direct the defense thereof.  Any Indemnified Person may take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral.  Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an “Insured Event”), Agent agrees not to exercise its right to select counsel to defend the event if that would cause Borrower’s insurer to deny coverage; provided, however, that each Indemnified Person reserves the right to retain counsel to represent such Indemnified Person with respect to an Insured Event at its sole cost and expense.  To the extent that Agent or any Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that the Credit Parties have paid to Agent or any Lender pursuant to the indemnity set forth in this Section 12.4, then Agent and/or any such Lender shall promptly pay to Borrower the amount of such recovery.  Without limiting any of the foregoing, the Credit Parties, jointly and severally, indemnify the Indemnified Parties for all claims for brokerage fees or commissions (other than claims of a broker with whom such Indemnified Party has directly contracted in writing) which may be made in connection with any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document, any Related Document or any other agreement, document or transaction contemplated thereby.

12.5                        Notice

Any notice or request under any Loan Document shall be given to any party to this Agreement at such party’s address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party hereafter may specify in a notice given in the manner required under this Section 12.5.  Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”):  (i) registered or certified mail, return receipt requested, on the date on which such notice or request is received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

12.6                        Severability; Captions; Counterparts

If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible.  The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents.  The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts.  Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

12.7                        Expenses

The Credit Parties hereby jointly and severally agree to pay on demand, whether or not the Closing occurs, all costs and expenses incurred by Agent, Lenders and/or their Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and attorneys’ fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document, any Related Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents, the Related Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of the administration of the Obligations, the syndication of the Loans or the taking or refraining from taking by Agent or any Lender of any action requested by any Credit Party, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on the Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Agent’s and/or Lenders’ transactions with the Credit Parties, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document, any Related Document and any related agreement, document or instrument, (vii) arising out of or relating to any Default or Event of Default or occurring thereafter or as a result thereof, (viii) in connection with all actions, visits, audits and inspections undertaken by Agent or Lenders or their Affiliates pursuant to the Loan Documents, any Related Document, and/or (ix) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document, any Related Document and/or any related agreement, document or instrument.  All of the foregoing shall be charged to Borrower’s account and shall be part of the Obligations.  If Agent, any Lender or any of their Affiliates uses in-house counsel for any purpose under any Loan Document for which the Credit Parties are responsible to pay or indemnify, the Credit Parties expressly agree that their Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent, such Lender or such Affiliate in its sole discretion for the work performed.  Without limiting the foregoing, Borrower shall pay all taxes (other than taxes based upon or measured by a Lender’s income or revenues or any personal property tax), if any, in connection with the issuance of any Note and the filing and/or recording of any documents and/or financing statements.

12.8                        Entire Agreement

This Agreement and the other Loan Documents to which the Credit Parties are parties constitute the entire agreement between and among the Credit Parties, Agent and Lenders with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings (including, without limitation, the Summary of Terms dated on or about July 21, 2006) relating to the subject matter hereof or thereof.  Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which any Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents.  Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

12.9                        Approvals and Duties

Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of any Loan Document may be granted or withheld by Agent or Lenders, as applicable, in their sole and absolute discretion.  Other than Agent’s duty of reasonable care with respect to Collateral delivered pursuant to the Loan Documents in accordance with applicable law (to the extent not waivable), Agent and Lenders shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

12.10                 Confidentiality and Publicity

(a)                                  The Credit Parties agree, and agree to cause each of its Affiliates, (i) except to the extent  required by applicable law or regulations (in which case each Credit Party shall, and shall cause its Affiliates to, use its best efforts to obtain confidential treatment of such information), not to transmit or disclose any provision of any Loan Document to any Person (other than to such Credit Party’s directors, advisors, counsel, accountants and officers on a need-to-know basis), in any such case without Agent’s prior written consent, and (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions.  Agent and each Lender reserve the right to review and approve all materials that the Credit Parties or any of their Affiliates prepare that contain Agent’s or such Lender’s name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby.  The Credit Parties shall not, and shall not permit any of their Affiliates to, use either Agent’s or any Lender’s name (or the name of any of Agent’s or any Lender’s Affiliates) in connection with any of its Business; provided, that Borrower may disclose the Lenders’ names, the aggregate principal amount of the Loans outstanding and other principal terms of such Loans to (x) its shareholders and other equity owners and prospective purchasers of debt or equity securities of Borrower and (y) Governmental Authorities regulating the Business in accordance with applicable legal requirements.  Nothing contained in any Loan Document is intended to permit or authorize any Credit Party or any of its Affiliates to contract on behalf of Agent or any Lender.

(b)                                 Agent and each Lender agree to exercise their best efforts to maintain in confidence, in accordance with its customary procedures for handling confidential information, all written non-public information that any Credit Party furnishes to Agent or such Lender on a confidential basis clearly identified as such (“Confidential Information”), other than any such Confidential Information that becomes generally available to the public other than as a result of a breach by Agent or any Lender of its obligations hereunder or that is or becomes available to Agent or any Lender from a source other than a Credit Party and that is not, to the actual knowledge of the recipient thereof, subject to obligations of confidentiality with respect thereto; provided, however, that Agent and each Lender shall, in any event, have the right to deliver copies of any such information, and to disclose any such information, to:

(i)                                     its affiliates, lenders, funding or financing sources (or its affiliates’ or lenders’ funding or financing sources), directors, officers, trustees, partners, employees, agents, attorneys, professional consultants, portfolio management services and rating agencies;

(ii)                                  any other Lender and any successor Agent;

(iii)                               (A) any Person to which any Lender offers to sell any Loan or any part thereof or interest or participation therein, or (B) any Person if the disclosure consists of general portfolio information and does not identify any Credit Party specifically by name;

(iv)                              any federal or state regulatory authority or examiner, or any insurance industry association, regulating or having jurisdiction over Agent or any Lender;

(v)                                 any Person that provides statistical analysis and information services to CapitalSource; and

(vi)                              any other Person to which such delivery or disclosure may be necessary or appropriate (A) in compliance with any applicable law, rule, regulation or order, (B) in response to any subpoena or other legal process or informal investigative demand, (C) in connection with any litigation to which Agent or such Lender is a party, or (D) in connection with the exercise or enforcement, or potential exercise or enforcement, of any of the rights and/or remedies of Agent and/or the Lenders under this Agreement and the other Loan Documents at any time during the existence of an Event of Default.

Further, the foregoing notwithstanding, the Credit Parties agree that Agent, any Lender or any Affiliate of Agent or any Lender may (i) disclose a general description of transactions arising under the Loan Documents and the Related Documents for advertising, marketing or other similar purposes, and (ii) use any Credit Party’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes. The obligations of Agent and Lenders under this Section 12.10 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of the financing evidenced hereby executed and delivered by Agent or any Lender prior to the date hereof.

12.11                 No Consequential Damages

Neither Agent nor any Lender, nor any agent or attorney of Agent or any Lender, shall be liable to any Credit Party or any other Person on any theory of liability for any special, indirect, consequential or punitive damages.

XIII.                     TAXES

13.1                        Taxes

(a)                                  Subject to Section 13.1(g), any and all payments by Borrower or any other Credit Party to each Lender or Agent under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the net income of such Lender or Agent, respectively, by the jurisdiction under the laws of which such Lender or Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).

(b)                                 In addition, Borrower and the other Credit Parties shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c)                                  Subject to Section 13.1(g), the Credit Parties shall indemnify and hold harmless each Lender and Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 13.1) paid by such Lender or Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  Payment under this indemnification shall be made within ten (10) days from the date any Lender or Agent makes written demand therefor.

(d)                                 If any Credit Party shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or Agent, then, subject to Section 13.1(g):

(i)                                     the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 13.1), such Lender or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

(ii)                                  such Credit Party shall make such deductions; and

(iii)                               such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(e)                                  Within ten (10) days after the date of any payment by any Credit Party of Taxes or Other Taxes, Borrower shall furnish to Agent (and the applicable Lender) the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Agent (and the applicable Lender).

(f)                                    Each Lender that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a “Non-U.S. Lender”) shall deliver to Borrower and  Agent two (2) copies of each U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any subsequent versions thereof or successors thereto (and a certificate representing that such Non-U.S. Lender is not a “bank” for purposes of Section 881(c) of the Code, is not a ten (10%) percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Borrower under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this

Agreement.  In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Each Non-U.S. Lender shall promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection that such Non-U.S. Lender is not legally able to deliver.

(g)                                 Borrower will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 13.1(d) to any Lender for the account of any Lending Office of such Lender:

(i)                                     if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 13.1(f) in respect of such Lending Office; or

(ii)                                  if such Lender shall have delivered to Borrower a Form W-8BEN and/or Form W-8ECI (or any subsequent versions thereof or successors thereto) in respect of such Lending Office pursuant to Section 13.1(f), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law, treaty or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN and/or Form W-8ECI (or any subsequent versions thereof or successors thereto).

(h)                                 If, at any time, Borrower requests any Lender to deliver any forms or other documentation pursuant to Section 13.1(f), then Borrower shall, on demand of such Lender through Agent, reimburse such Lender for any costs and expenses (including attorneys’ fees and expenses) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

(i)                                     If Borrower is required to pay additional amounts to any Lender or Agent pursuant to Section 13.1(d), then such Lender shall use its reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

13.2                        Certificates of Lenders.

Any Lender claiming reimbursement or compensation pursuant to this Article XIII shall deliver to Borrower (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Credit Parties in the absence of manifest error.

13.3                        Survival.

The agreements and obligations of the Credit Parties in this Article XIII shall survive the payment of all other Obligations.

13.4                        Replacement of Lender in Respect of Increased Costs.

Within forty-five (45) days after receipt by Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional costs as provided in Section 13.1, Borrower may, at its option, notify Agent and such Affected Lender of Borrower’s intention to obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent.  In the event Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender, provided that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

XIV.                       GUARANTY

14.1                        Guaranty

Each Guarantor jointly and severally hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Credit Party, including, without limitation, Borrower, now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any proceeding of Borrower or any other Credit Party under any Debtor Relief Laws), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by Borrower, the “Guaranteed Obligations”), and agrees to pay any and all costs, fees and expenses (including counsel fees and expenses) incurred by Agent and Lenders in enforcing any rights under the guaranty set forth in this Article XIV.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrower or any other Credit Party to Agent and Lenders under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of any proceeding under any Debtor Relief Laws involving Borrower or any other Credit Party.  This guaranty is a guaranty of payment and not of collection.

Should a claim be made upon Agent or any Lender at any time for repayment of any amount received by Agent or any Lender in payment of the Obligations, or any part thereof, whether received from any Credit Party or received by Agent or any Lender as the proceeds of Collateral, by reason of:  (i) any judgment, decree or order of any court or administrative body having jurisdiction over Agent or any Lender or any of their property, or (ii) any settlement or compromise of any such claim effected by Agent or any Lender, in its sole discretion, with the claimant (including a Credit Party), each Guarantor shall remain liable to Agent or any such Lender for the amount so repaid to the same extent as if such amount had never originally been received by Agent or any such Lender, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any of the Obligations.

14.2                        Guaranty Absolute

Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of Agent or Lenders with respect thereto.  The obligations of each Guarantor under this Article XIV are independent of the Guaranteed Obligations of the other Guarantors, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Credit Party or whether any Credit Party is joined in any such action or actions.  The liability of each Guarantor under this Article XIV shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)                                  any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)                                 the absence of any attempt to collect the Obligations from any other Credit Party, or the absence of any other action to enforce the same;

(c)                                  the failure by Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Credit Party;

(d)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party or otherwise;

(e)                                  any taking, exchange or release of a Lien on, any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations;

(f)                                    any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Credit Party;

(g)                                 Agent’s and/or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

(h)                                 any borrowing or grant of a security interest by any other Credit Party, as debtor-in-possession under Section 364 of the Bankruptcy Code;

(i)                                     the disallowance of all or any portion of Agent’s and/or any Lender’s claim(s) for the repayment of the Obligations of any other Credit Party under Section 502 of the Bankruptcy Code; or

(j)                                     any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Agent or Lenders that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor or surety.

This Article XIV shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned to Agent or Lenders or any other Person upon the insolvency, bankruptcy or reorganization of Borrower or any other Credit Party or otherwise, all as though such payment had not been made.

14.3                        Waivers

Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XIV and any requirement that Agent or Lenders marshal any assets in favor of any Credit Party or against or in payment of any or all of the Obligations, exhaust any right or take any action against any other Credit Party, any other Person or any Collateral.  During the existence of any Event of Default, Agent may proceed directly and at once, without notice, against any Credit Party to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Credit Party or any other Person, or against any security or collateral for the Obligations.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 14.3 is knowingly made in contemplation of such benefits.  Each Guarantor hereby waives any right to revoke this Article XIV, and acknowledges that this Article XIV is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

If bankruptcy or reorganization proceedings at any time are instituted by or against any Credit Party under any Debtor Relief Law, then each Guarantor hereby: (i) expressly and irrevocably agrees not to assert any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, set off or any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any Person, and which such Guarantor may have or hereafter acquire against any Person in connection with or as a result of such Credit Party’s execution, delivery and/or performance of this Agreement, or any other documents to which such Credit Party is a party or otherwise, until the full performance and satisfaction, and indefeasible payment in full in cash, of all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) and the termination of the Commitments and this Agreement; (ii) expressly and irrevocably agrees that it shall not assert any such rights against any other Credit Party or Person (including any surety), either directly or as an attempted set off to any action commenced against such Credit Party or Person by Agent or a Lender or any other Person, until the full performance and satisfaction, and indefeasible payment in full in cash, of all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) and the termination of the Commitments and this Agreement; and (iii) acknowledges and agrees (A) that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Agreement, and (B) that Agent and Lenders and their successors and assigns are intended beneficiaries of this waiver, and the agreements set forth in this Section 14.3 and their rights under this Section 14.3 shall survive payment in full of the Obligations.

EACH GUARANTOR WAIVES THE FILING OF A CLAIM WITH A COURT IN THE EVENT OF RECEIVERSHIP OR BANKRUPTCY OF ANY CREDIT PARTY, AND WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH SUCH GUARANTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY AGENT OR ANY LENDER IN ENFORCING THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, EVERY DEFENSE, COUNTERCLAIM OR SETOFF WHICH SUCH GUARANTOR MAY NOW HAVE, OR HEREAFTER MAY HAVE, AGAINST ANOTHER CREDIT PARTY OR ANY OTHER PARTY LIABLE TO AGENT OR ANY LENDER IN ANY MANNER.  AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO GUARANTOR BY ANY OTHER CREDIT PARTY, OR TO ANY OTHER PARTY LIABLE TO AGENT OR ANY LENDER, ARE HEREBY SUBORDINATED TO AGENT’S AND ANY SUCH LENDER’S CLAIMS AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT ARE ASSIGNED TO AGENT FOR THE BENEFIT OF LENDERS.  EACH GUARANTOR RATIFIES AND CONFIRMS WHATEVER AGENT OR A LENDER MAY DO PURSUANT TO THE TERMS HEREOF, AND AGREES THAT NEITHER AGENT NOR ANY LENDER SHALL BE LIABLE FOR ANY ERROR IN JUDGMENT OR MISTAKES OF FACT OR LAW.  EACH GUARANTOR HEREBY AGREES THAT IT MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY AGENT OR ANY LENDER AGAINST ANY OTHER CREDIT PARTY.

14.4                        Continuing Guaranty; Assignments

This Article XIV is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article XIV and the termination of this Agreement, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, Agent and Lenders and their respective successors, pledgees, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments and the Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in this Agreement.

14.5                        Maximum Liability

The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any Debtor Relief Law, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”).  This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law.  Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lender Parties hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

In furtherance of the foregoing, to the extent that any Guarantor shall, under this Agreement as a Guarantor, repay any Obligations with respect to which such Guarantor has not received reasonably equivalent value (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Credit Parties in an amount, for each of such other Credit Parties, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Credit Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Credit Parties.  As of any date of determination, the “Allocable Amount” of each Credit Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Credit Party hereunder without (i) rendering such Credit Party “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Credit Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Credit Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA.  All rights and claims of contribution, indemnification, and reimbursement under this Section 14.5 shall be subordinate in right of payment to the prior indefeasible payment in full in cash of the Obligations.  The provisions of this Section 14.5 shall, to the extent inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

To the extent that any payment to, or realization by, any Lender or Agent on the Obligations exceeds the limitations of this Section 14.5 and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this

Agreement as limited shall in all events remain in full force and effect and be fully enforceable against such Credit Party.  This Section 14.5 is intended solely to reserve the rights of Lenders and Agent hereunder against each Guarantor, in such proceeding to the maximum extent permitted by applicable Debtor Relief Laws and no Credit Party, guarantor of the Obligations or other Person shall have any right, claim or defense under this Section 14.5 that would not otherwise be available under applicable Debtor Relief Laws in such proceeding.

14.6                        Subordination

Each of the Guarantors hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by Borrower to a Guarantor or by amounts due with respect to the indebtedness owing by Borrower to a Guarantor or by any Guarantor to any other Guarantor is hereby subordinated to the prior payment in full in cash of the Obligations.  Each Guarantor hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, such Guarantor shall not demand, sue for or otherwise attempt to collect any indebtedness of Borrower or any other Guarantor owing to such Guarantor until the Obligations shall have been paid in full in cash.  If, notwithstanding the foregoing sentence, such Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lender Parties, and such Guarantor shall deliver any such amounts to Agent for application to the Obligations.

14.7                        Subrogation

No Guarantor shall exercise any rights that it may now have or hereafter acquire against any other Credit Party or any other guarantor or that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XIV, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent and Lenders against any other Credit Party or any other Guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Credit Party or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article XIV shall have been indefeasibly paid in full in cash and all Commitments to lend hereunder shall have terminated; provided, however, no Guarantor shall have any rights hereunder against any other Guarantor if all or any portion of the Guaranteed Obligations shall have been satisfied with proceeds from the exercise of remedies in respect of the Capital Stock of such Guarantor pursuant to a Pledge Agreement.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent and Lenders and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XIV, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XIV thereafter arising.  If (i) any Guarantor shall make payment to Agent and Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XIV shall be paid in full in cash and

(iii) all Commitments to lend hereunder shall have been terminated, Agent and Lenders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor or appropriate documents, without recourse and without representation or warranty, reasonably necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties has duly executed this Credit Agreement as of the date first written above.

BORROWER:	A.D.A.M., INC.

	By:	/s/ Kevin S. Noland
	Name:	Kevin S. Noland
	Title:	CEO

A.D.A.M., Inc.
1600 RiverEdge Parkway, Suite 100
Atlanta, Georgia 30328
	Attention:	Kevin S. Noland
	Telephone:	(770) 541-5145
	FAX:	(770) 988-0611
	E-MAIL:	ksnoland@adamcorp.com

GUARANTOR:	INTEGRATIVE MEDICINE COMMUNICATIONS, INC

	By:	/s/ Kevin S. Noland
	Name:	Kevin S. Noland
	Title:	CEO

A.D.A.M., Inc.
1600 RiverEdge Parkway, Suite 100
Atlanta, Georgia 30328
	Attention:	Kevin S. Noland
	Telephone:	(770) 541-5145
	FAX:	(770) 988-0611
	E-MAIL:	ksnoland@adamcorp.com

GUARANTOR:	NIDUS INFORMATION SERVICES, INC.

	By:	/s/ Kevin S. Noland
	Name:	Kevin S. Noland
	Title:	CEO

A.D.A.M., Inc.
1600 RiverEdge Parkway, Suite 100
Atlanta, Georgia 30328
	Attention:	Kevin S. Noland
	Telephone:	(770) 541-5145
	FAX:	(770) 988-0611
	E-MAIL:	ksnoland@adamcorp.com

GUARANTOR:	ONLINE BENEFITS, INC.

	By:	/s/ Kevin S. Noland
	Name:	Kevin S. Noland
	Title:	CEO

A.D.A.M., Inc.
1600 RiverEdge Parkway, Suite 100
Atlanta, Georgia 30328
	Attention:	Kevin S. Noland
	Telephone:	(770) 541-5145
	FAX:	(770) 988-0611
	E-MAIL:	ksnoland@adamcorp.com

GUARANTOR:	BENERGY OUTSOURCING STRATEGIES, INC.

	By:	/s/ Kevin S. Noland
	Name:	Kevin S. Noland
	Title:	CEO
A.D.A.M., Inc.
1600 RiverEdge Parkway, Suite 100
Atlanta, Georgia 30328
	Attention:	Kevin S. Noland
	Telephone:	(770) 541-5145
	FAX:	(770) 988-0611
	E-MAIL:	ksnoland@adamcorp.com

GUARANTOR:	CAPTIVA SOFTWARE, INC.

	By:	/s/ Kevin S. Noland
	Name:	Kevin S. Noland
	Title:	CEO

A.D.A.M., Inc.
1600 RiverEdge Parkway, Suite 100
Atlanta, Georgia 30328
	Attention:	Kevin S. Noland
	Telephone:	(770) 541-5145
	FAX:	(770) 988-0611
	E-MAIL:	ksnoland@adamcorp.com

AGENT AND A LENDER:	CAPITALSOURCE FINANCE LLC

By:
Name:
Title:

CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
	Attention:	Corporate Finance Group, Portfolio Manager
	Telephone:	(301) 841-2700
	FAX:	(301) 841-2313
	E-MAIL:	dzimmerman@capitalsource.com

Appendix A

Definitions

Appendix B

Letters of Credit

EXHIBITS

Exhibit A	Form of Borrowing Certificate
Exhibit B-1	Financial Covenants
Exhibit B-2	Form of Compliance Certificate
Exhibit C-1	Reporting Requirements
Exhibit C-2	Collateral Reporting and Other Requirements
Exhibit D	Closing Conditions
Exhibit E	LIBOR Election Notice

SCHEDULES

Schedule A	Lenders/Commitments
Schedule 5.3	Subsidiaries, Capitalization and Ownership Interests
Schedule 5.4	Properties and Locations
Schedule 5.6	Litigation
Schedule 5.11	Intellectual Property
Schedule 5.14	Insurance
Schedule 5.16	Broker’s or Finder’s Commissions
Schedule 6.7	Further Assurances and Post Closing Deliverables
Schedule 7.2	Permitted Indebtedness
Schedule 7.3	Permitted Liens

Schedule 6.7

Post Closing Deliverables

In accordance with Section 6.7 of the Agreement, the following actions, items and deliverables, which were not completed on or before the Closing Date as otherwise required by the Agreement, shall be completed, taken and/or delivered to Required Lenders’ satisfaction on or before the respective dates specified below.  The Credit Parties acknowledge that the Lenders are accommodating them by permitting the Credit Parties to complete the following actions, items and deliverables on a post-Closing basis.  As such, the failure to take, comply with or provide any of the actions or items referred to below on or before the respective due date set forth below shall constitute an immediate Event of Default under the Agreement, without further notice or action by or on behalf of Agent, any Lender or any other Person.  Nothing in this Schedule 6.7 shall limit the effect of any provision of the Agreement or the Credit Parties’ obligations thereunder.  Capitalized terms used but not otherwise defined in this Schedule 6.7 shall have the meanings assigned to it in the Agreement.

1.             Borrower shall cause the original stock certificates of Benergy and Captiva to be delivered to or as directed to Agent within one (1) Business Day after the Closing Date.  Borrower shall pay to Agent a fee of $10,000 for each day after such Business Day that such original stock certificates have not been delivered to Agent.

2.             On or before September 14, 2006 Borrower shall deliver to Agent either (i) an Account Control Agreement executed by Bank of America and the applicable Credit Party covering all deposit and other accounts maintained by the Credit Parties at Bank of America or (ii) evidence that all such deposit and other accounts have been closed.  Until such Account Control Agreement or evidence is delivered, no Credit Party shall permit the aggregate amount of cash and other investments maintained in such deposit and other accounts to exceed $150,000 at any time.

Exhibit A

Form of Borrowing Certificate

Please see attached.

BORROWING CERTIFICATE

DATED AS OF            , 20

Reference is made to that certain Credit Agreement dated as of August 14, 2006 (as amended through the date hereof, the “Credit Agreement”) by and among A.D.A.M., Inc., a Georgia corporation, the other Credit Parties party thereto, the financial institutions from time to time parties thereto, as Lenders thereunder, and CapitalSource Finance LLC, a Delaware limited liability company, as administrative agent for the Lenders.  All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

In accordance with Section 4.2 of the Credit Agreement, Borrower hereby irrevocably requests an Advance in the amount of $         to be made on              , 20    (the “Borrowing Date”), which day is a Business Day.

In connection with the requested Advance, Borrower, by the undersigned duly authorized officer, hereby certifies to Agent and Lenders, in accordance with the Credit Agreement and the other Loan Documents, that:

(a)           The certifications, representations, calculations and statements herein will be true and correct in all respects as of the date hereof and as of the Borrowing Date;

(b)           each of the representations and warranties made by each Credit Party and each other Person party thereto (other than Agent and Lenders) in the Loan Documents are true and correct in all respects before and after giving effect to funding of the requested Advance (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date);

(c)           no Default or Event of Default shall have occurred and be continuing or will exist after giving effect to the requested Advance on the Borrowing Date;

(d)           immediately after giving effect to the requested Advance, the aggregate outstanding principal amount of Advances under the Revolving Facility shall not exceed the Facility Cap then in effect less the Letter of Credit Usage then in effect;

(e)           no liabilities or obligations with respect to any Credit Party of any nature exist which, either individually or in the aggregate, reasonably could be likely to have or result in a Material Adverse Effect and, since the date of the most recent audited financial statements delivered to Agent and Lenders under the Credit Agreement, no Material Adverse Effect has occurred; and

(f)            if the Borrowing Date for the requested Advance is on or after the date Agent and Lenders have received the Compliance Certificate for the calendar quarter ending September 30, 2006, then, assuming such Advance had been made on the last day of the calendar quarter most recently ended prior to the Borrowing Date for which Agent and Lenders have received a Compliance Certificate, the Leverage Ratio would have been less than or equal to     :1.00 as of such day (i.e., the maximum ratio set forth in Item 1 of Exhibit B-1 of the Credit Agreement for the calendar quarter most recently ended prior to such day), as demonstrated by the calculation attached hereto.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Certificate to be executed on behalf of the Credit Parties as of the date first written above.

A.D.A.M., INC.

By:	/s/ Kevin S. Noland
Name:	Kevin S. Noland
Title:	CEO

BORROWING CERTIFICATE

Date:                  , 20    (the “Computation Date”)

CALCULATION OF EBITDA

Three Month Period Ending December 31, 2006

Six Month Period Ending March 31, 2007

Nine Month Period Ending June 30, 2007

or

Twelve Month Period Ending on September 30, 2007
or the last day of any calendar quarter thereafter
(each, a “Computation Period”)

EBITDA for the applicable Computation Period is defined as follows (all of the following determined in accordance with GAAP):

Net income (or loss) of Borrower and its Subsidiaries on a consolidated basisfor such Computation Period taken as a single accounting period determined in conformity with GAAP, excluding (i) the income (or loss) of any Person in which Borrower or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to Borrower or such Subsidiary by such Person during such Computation Period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Credit Party or is merged into or consolidated with a Credit Party or that Person’s assets are acquired by Borrower or any Subsidiary of Borrower that is a Credit Party, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, equity-related incentives, stock options, stock appreciation rights or similar incentive compensation issued to former or current employees, including officers, of any Credit Party, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by any Credit Party or any Affiliate thereof prior to the sale of all or substantially all of the assets or equity of the Credit Parties, and (v) compensation expense resulting from the repurchase of capital stock, equity options and rights described in clause (iv) of this definition (“Net Income”)

$

Plus:	“Interest Expense” for such Computation Period (defined as total interest expense generated during the Computation Period

(including attributable to conditional sales contracts, Capital Leases and other title retention agreements in accordance with GAAP) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness, including accrued interest, interest paid in kind, cash fees due or payable with respect to such Indebtedness and capitalized interest and fees owed with respect to letters of credit, but excluding commissions, discounts and fees owed with respect to bankers’ acceptance financing, and net costs under Qualifying Interest Rate Agreements), in each case to the extent deducted in determining such Net Income)

$
Plus:	franchise, income and other taxes and similar charges to the extent deducted in determining such Net Income	$
Plus:	depreciation and amortization expense to the extent deducted in determining such Net Income	$
Plus:

all other non-cash and/or non-recurring charges and expenses (including non-cash charges resulting from an increase in inventory as a result of the application of FASB Statement 141 and non-cash charges arising by reason of “impairment losses” under FASB Statement 142 and FASB Statement 144) approved by Agent in its Permitted Discretion and otherwise to the extent deducted in determining such Net Income, but specifically excluding (A) accruals for cash expenses made in the Ordinary Course of Business and (B) write-offs of accounts receivable

$
Plus:	loss from any sale of assets, other than sales of inventory in the Ordinary Course of Business, to the extent deducted in determining such Net Income	$
Plus:	extraordinary losses to the extent deducted in determining such Net Income	$
Less:	gain from any sale of assets, other than sales in the Ordinary Course of Business, to the extent included in determining such Net Income	$
Less:	extraordinary gains to the extent included in determining such Net Income	$
Less:	all non-cash and/or non-recurring revenue to the extent included in determining such Net Income	$

Less:	proceeds of insurance (other than business interruption insurance) to the extent included in determining such Net Income	$

EBITDA for the Computation Period:		$

Minimum EBITDA for the Computation Period required under Credit Agreement		$

In Compliance		Yes/No

LEVERAGE RATIO

Total Indebtedness of the Credit Parties on a consolidated basis at the Computation Date, including, without limitation, all Indebtedness under the Loan Documents, in each case together with all accrued interest thereon (including, without limitation, all interest paid in kind), and all Capital Lease Obligations, and including, without duplication, Contingent Obligations consisting of guarantees of Indebtedness that otherwise would constitute Total Debt of other Persons and all discounts, deductions or allocations relating or applicable to or arising from any equity or equity participation or fees, whether under GAAP or otherwise, plus the amount of the requested Advance (“Total Debt”)

$

EBITDA for the Computation Period (as calculated in the manner set forth above) multiplied by (a) 4.00 if the Computation Date is December 31, 2006, (b) 2.00 if the Computation Date is March 31, 2007, (c) 1.34 if the Computation Date is June 30, 2007 and (d) 1.00 if the Computation Date is September 30, 2007 or the last day of any calendar quarter thereafter

$

Leverage Ratio (Total Debt divided by EBITDA) on the Computation Date	to 1.00

Maximum Leverage Ratio for the applicable period permitted under Credit Agreement	to 1.00

In Compliance	Yes/No

Exhibit B-1

Financial Covenants

1.             Minimum EBITDA.  No Credit Party shall permit EBITDA for the Computation Period (as defined in Exhibit B-2) ending on any date set forth in the table below to be less than the minimum amount set forth in the table below opposite such date:

Date	Minimum EBITDA
December 31, 2006	$1,599,000
March 31, 2007	$3,122,000
June 30, 2007	$4,812,000
September 30, 2007	$6,605,000
December 31, 2007	$7,021,000
March 31, 2008	$7,467,000
June 30, 2008	$8,132,000
September 30, 2008	$8,250,000
December 31, 2008	$8,500,000
March 31, 2009	$8,750,000
June 30, 2009	$9,000,000
September 30, 2009	$9,250,000
December 31, 2009 and the last day of each calendar quarter thereafter	$9,500,000

“EBITDA” shall be calculated in the manner set forth on Exhibit B-2.

2.             Leverage Ratio.  No Credit Party shall permit the Leverage Ratio as of any date set forth below to exceed the maximum ratio set forth in the table below opposite such date:

Date	Maximum Leverage Ratio
December 31, 2006	4.10
March 31, 2007	4.10
June 30, 2007	4.05
September 30, 2007	3.95
December 31, 2007	3.50
March 31, 2008	3.15
June 30, 2008	2.90
September 30, 2008	2.70
December 31, 2008	2.45
March 31, 2009	2.30
June 30, 2009	2.05
September 30, 2009	1.85
December 31, 2009	1.70
March 31, 2010	1.60
June 30, 2010	1.50
September 30, 2010	1.40
December 31, 2010	1.25
March 31, 2011	1.15
June 30, 2011 and the last day of each calendar quarter thereafter	1.00

1

The “Leverage Ratio” shall be calculated in the manner set forth in Exhibit B-2.

3.             Fixed Charge Coverage Ratio.  No Credit Party shall permit the Fixed Charge Coverage Ratio as of any date set forth in the table below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Fixed Charge Coverage Ratio
December 31, 2006	2.05
March 31, 2007	2.20
June 30, 2007	2.30
September 30, 2007	2.40
December 31, 2007	1.85
March 31, 2008	1.50
June 30, 2008	1.35
September 30, 2008	1.25
December 31, 2008	1.30
March 31, 2009	1.40
June 30, 2009	1.45
September 30, 2009 and the last day of each calendar quarter thereafter	1.50

The “Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit B-2.

4.             Interest Coverage Ratio.  No Credit Party shall permit the Interest Coverage Ratio as of any date set forth in the table below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Interest Coverage Ratio
December 31, 2006	2.75
March 31, 2007	2.75
June 30, 2007	2.80
September 30, 2007	2.90
December 31, 2007	3.10
March 31, 2008	3.35
June 30, 2008 and the last day of each calendar quarter thereafter	3.50

2

The “Interest Coverage Ratio” shall be calculated in the manner set forth in Exhibit B-2.

5.             Capital Expenditures.  No Credit Party shall make or commit to make Capital Expenditures for any fiscal year (or shorter period) set forth in the table below in an aggregate amount exceeding the dollar limitation set forth in the table below with respect to such fiscal year (or shorter period):

Fiscal Year/Period:	Limitation
Fiscal year ending December 31, 2006	$450,000

Fiscal year ending December 31, 2007	$1,200,000

Each fiscal year thereafter	$1,200,000

3

Exhibit B-2

Form of Compliance Certificate

Please See Attached

COMPLIANCE CERTIFICATE

A.D.A.M., Inc.

Date:           ,        .

This Compliance Certificate (this “Certificate”) is given by A.D.A.M., Inc., a Georgia corporation (the “Borrower”), pursuant to Section 6.1(a) of that certain Credit Agreement dated as of August 14, 2006 (as the same has been amended, modified, supplemented or restated through the date hereof, the “Credit Agreement”) among Borrower, the other Credit Parties, CapitalSource Finance LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (in such capacity, “Agent”), and the Lenders thereunder.  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is the                      of Borrower, and as such is duly authorized to execute and deliver this Certificate on behalf of Borrower.  By so executing this Certificate, the Borrower hereby certifies to the Lender Parties that:

(a)           the financial statements delivered with this Certificate in accordance with subsection 6.1(a) of the Credit Agreement fairly present in all material respects the consolidated results of operations and financial condition of the Borrower as of, and for the respective periods ending on, the dates of such financial statements;

(b)           Borrower has reviewed the relevant terms of the Loan Documents and the condition of Borrower and the other Credit Parties;

(c)           no Default or Event of Default has occurred or is continuing, except as set forth in Schedule 1 hereto, which includes a description of the nature and status and period of existence of such Default or Event of Default, if any, and what action Borrower has taken, and is undertaking and proposes to take with respect thereto; and

(d)           Borrower and the other Credit Parties are in compliance with all financial covenants set forth on Exhibit B-1 to the Credit Agreement, as demonstrated by the calculations of such covenants below, except as set forth in Schedule 1 hereto.

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by the                               of Borrower this      day of            , 20  .

A.D.A.M., Inc.

By:	/s/ Kevin S. Noland
Name:	Kevin S. Noland
Title:	CEO

COMPLIANCE CERTIFICATE

Date:            , 20   (the “Computation Date”)

CALCULATION OF EBITDA

Three Month Period Ending December 31, 2006

Six Month Period Ending March 31, 2007

Nine Month Period Ending June 30, 2007

or

Twelve Month Period Ending on September 30, 2007

or the last day of any calendar quarter thereafter

(each, a “Computation Period”)

EBITDA for the applicable Computation Period is defined as follows (all of the following determined in accordance with GAAP):

Net income (or loss) of Borrower and its Subsidiaries on a consolidated basisfor such Computation Period taken as a single accounting period determined in conformity with GAAP, excluding (i) the income (or loss) of any Person in which Borrower or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to Borrower or such Subsidiary by such Person during such Computation Period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Credit Party or is merged into or consolidated with a Credit Party or that Person’s assets are acquired by Borrower or any Subsidiary of Borrower that is a Credit Party, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, equity-related incentives, stock options, stock appreciation rights or similar incentive compensation issued to former or current employees, including officers, of any Credit Party, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by any Credit Party or any Affiliate thereof prior to the sale of all or substantially all of the assets or equity of the Credit Parties, and (v) compensation expense resulting from the repurchase of capital stock, equity options and rights described in clause (iv) of this definition (“Net Income”)

$

Plus: “Interest Expense” for such Computation Period (defined as total interest expense generated during the Computation

Period (including attributable to conditional sales contracts, Capital Leases and other title retention agreements in accordance with GAAP) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness, including accrued interest, interest paid in kind, cash fees due or payable with respect to such Indebtedness and capitalized interest and fees owed with respect to letters of credit, but excluding commissions, discounts and fees owed with respect to bankers’ acceptance financing, and net costs under Qualifying Interest Rate Agreements), in each case to the extent deducted in determining such Net Income)

$

Plus: franchise, income and other taxes and similar charges to the extent deducted in determining such Net Income	$

Plus: depreciation and amortization expense to the extent deducted in determining such Net Income	$

Plus:       all other non-cash and/or non-recurring charges and expenses (including non-cash charges resulting from an increase in inventory as a result of the application of FASB Statement 141 and non-cash charges arising by reason of “impairment losses” under FASB Statement 142 and FASB Statement 144) approved by Agent in its Permitted Discretion and otherwise to the extent deducted in determining such Net Income, but specifically excluding (A) accruals for cash expenses made in the Ordinary Course of Business and (B) write-offs of accounts receivable

$

Plus: loss from any sale of assets, other than sales of inventory in the Ordinary Course of Business, to the extent deducted in determining such Net Income	$

Plus: extraordinary losses to the extent deducted in determining such Net Income	$

Less: gain from any sale of assets, other than sales in the Ordinary Course of Business, to the extent included in determining such Net Income	$

Less: extraordinary gains to the extent included in determining such Net Income	$

Less: all non-cash and/or non-recurring revenue to the extent included in determining such Net Income	$

Less: proceeds of insurance (other than business interruption insurance) to the extent included in determining such Net Income	$

EBITDA for the Computation Period:	$

Minimum EBITDA for the Computation Period required under Credit Agreement	$

In Compliance	Yes/No

COMPLIANCE CERTIFICATE

Date:            , 20   (the “Computation Date”)

LEVERAGE RATIO

Total Indebtedness of the Credit Parties on a consolidated basis at the Computation Date, including, without limitation, all Indebtedness under the Loan Documents, in each case together with all accrued interest thereon (including, without limitation, all interest paid in kind), and all Capital Lease Obligations, and including, without duplication, Contingent Obligations consisting of guarantees of Indebtedness that otherwise would constitute Total Debt of other Persons and all discounts, deductions or allocations relating or applicable to or arising from any equity or equity participation or fees, whether under GAAP or otherwise (“Total Debt”)

$

EBITDA for the Computation Period (as calculated in the manner set forth above) multiplied by (a) 4.00 if the Computation Date is December 31, 2006, (b) 2.00 if the Computation Date is March 31, 2007, (c) 1.34 if the Computation Date is June 30, 2007 and (d) 1.00 if the Computation Date is September 30, 2007 or the last day of any calendar quarter thereafter

$

Leverage Ratio (Total Debt divided by EBITDA) on the Computation Date	to 1.00

Maximum Leverage Ratio for the applicable period permitted under Credit Agreement	to 1.00

In Compliance	Yes/No

COMPLIANCE CERTIFICATE

Date:            , 20   (the “Computation Date”)

FIXED CHARGE COVERAGE RATIO

Fixed Charges of Borrower on a consolidated basis for the Computation Period:

Scheduled and other required payments of principal on Total Debt (as calculated in the manner set forth above in “Leverage Ratio”) for such Computation Period	$

Plus: Interest Expense (calculated in the manner set forth above in “EBITDA”) paid, or required to be paid, in cash during such Computation Period	$

Plus:       dividends, redemptions, equity repurchases and/or distributions paid in cash (other than distributions to Borrower or any Subsidiary by any Subsidiary of Borrower and Tax Distributions) during such Computation Period

$

Fixed Charges	$

EBITDA for the Computation Period (calculated in the manner set forth above in “EBITDA”)	$

Less: Unfinanced Capital Expenditures made during such Computation Period	$

Less: income taxes paid in cash during such Computation Period	$

Less: Tax Distributions paid in cash during such Computation Period	$

Operating Cash Flow	$

Fixed Charge Coverage Ratio (Operating Cash Flow divided by Fixed Charges)	to 1.00

Minimum Fixed Charge Coverage Ratio for the applicable period required under Credit Agreement	to 1.00

In Compliance	Yes/No

COMPLIANCE CERTIFICATE

Date:            , 20   (the “Computation Date”)

INTEREST COVERAGE RATIO

Interest Expense (calculated in the manner set forth above in “EBITDA”) for the Computation Period	$

EBITDA for the Computation Period (calculated in the manner set forth above in “EBITDA”)	$

Interest Coverage Ratio (EBITDA divided by Interest Expense)	to 1.00

Minimum Interest Coverage Ratio for the applicable period required under Credit Agreement	to 1.00

In Compliance	Yes/No

COMPLIANCE CERTIFICATE

Date:            , 20

SCHEDULE 1 TO EXHIBIT B-2

CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR

EVENT OF DEFAULT

If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Borrower has taken, is taking or proposes to take with respect thereto; if no such condition or event exists, state “None.”

Exhibit C-1

Reporting Requirements

(a)           Financial Reports.  The Credit Parties shall furnish to Agent and each Lender:

(i)            as soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of Borrower, audited consolidated financial statements of Borrower, including the notes thereto, consisting of a consolidated balance sheet at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows and owners’ equity for such fiscal year, which financial statements shall be prepared by and accompanied by a certificate and an opinion of Tauber & Balser or any “Big Four” or any other nationally recognized independent certified public accounting firm satisfactory to Agent in its Permitted Discretion (which opinion shall be without (1) a “going concern” qualification, (2) any qualification or exception as to the scope of such audit and (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.1(a)), and which certificate shall state that such financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

(ii)           as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter of Borrower, unaudited consolidated and consolidating financial statements of Borrower consisting of a balance sheet and statements of income, retained earnings and cash flows and owners’ equity as of the end of such fiscal quarter, all certified on behalf of Borrower by a Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of Borrower, subject to normal year-end adjustments and the absence of footnote disclosure; and

(iii)          as soon as available and in any event within thirty (30) calendar days after the end of each calendar month, unaudited consolidated and consolidating financial statements of Borrower consisting of a balance sheet and statements of income, retained earnings and cash flows and owners’ equity as of the end of such calendar month, all certified on behalf of Borrower by a Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of Borrower, subject to normal year-end adjustments and the absence of footnote disclosure.

All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods (subject, as to interim statements, to normal year-end adjustments and the absence of footnote disclosure).  With each delivery of quarterly and annual financial statements, Borrower also shall deliver to Agent and each Lender  a completed Compliance Certificate certified on behalf of Borrower by a Responsible Officer and such other supporting

1

documentation with respect to the figures and information in the Compliance Certificate as Agent shall request in its Permitted Discretion.

(b)           Other Materials.  The Credit Parties shall furnish to Agent and Lenders:

(i)            concurrently with the delivery of annual and quarterly financial statements pursuant to clauses (a)(i) and (a)(ii) above:

(1)           a report listing and describing material details about any and all new contracts entered into by any Credit Party during the preceding fiscal year or quarter which generate or are expected to generate more than $200,000 per year in revenue;

(2)           an operating report for each Credit Party, which includes a detailed comparison of the actual year-to-date operating results against (A) the projected operating budget delivered hereunder for the current or prior fiscal year and (B) the actual operating results for the same period during the prior fiscal year, in each case inclusive of profit and loss statements;

(3)           a report specifying all past due amounts, fees, payables and balances owing to any Governmental Authority (other than for taxes) as of the last day of such ended fiscal year or quarter; and

(4)           a management report, in reasonable detail, signed by a Responsible Officer of Borrower, describing the operations and financial condition of the Credit Parties for the quarter and portion of the fiscal year then ended (or for the fiscal year then ended in the case of annual financial statements); and

(ii)           as soon as available and in any event within ten (10) calendar days after the preparation, receipt or issuance thereof or request by Agent or any Lender therefor, as applicable:

(1)           copies of any reports submitted to the Credit Parties by their independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants; and

(2)           such additional information, documents, statements, reports and other materials as Agent or any Lender may request from time to time in its Permitted Discretion.

(c)           Notices.  The Credit Parties shall promptly, and in any event within five (5) Business Days after any Credit Party or any Responsible Officer of any Credit Party obtains knowledge thereof, notify Agent and each Lender in writing of:

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(i)            any pending or threatened litigation, suit, investigation, arbitration, enforcement action, dispute resolution proceeding or administrative or regulatory proceeding brought or initiated by or against any Credit Party or otherwise affecting or involving or relating to any Credit Party or any Credit Party’s Property to the extent (A) the amount in controversy exceeds $100,000 individually or $150,000 in the aggregate for all such events or (B) to the extent any of the foregoing seeks injunctive relief against a Credit Party;

(ii)           the occurrence or existence of any Default or Event of Default, which notice shall specify the nature, status and period of existence thereof and the actions proposed to be taken with respect thereto;

(iii)          any other development, event, fact, circumstance or condition that reasonably could be expected to result in a Material Adverse Effect, in each case describing the nature and status thereof and the actions proposed to be taken with respect thereto;

(iv)          any matter(s) in the amount of $100,000 individually or $150,000 in the aggregate, in existence at any time adversely affecting the value, enforceability or collectibility of any of the Collateral;

(v)           to the extent not duplicative of deliveries made hereunder, any notice (including any notice of default or acceleration), information or other delivery given or made by or delivered to or received by any Credit Party to or from any lender of any such Credit Party, together with copies thereof, as applicable;

(vi)          (A) the receipt of any notice or request from any Governmental Authority regarding any liability or claim of liability in the amount equal to or exceeding $100,000 individually or $150,000 in the aggregate or (B) any action taken or threatened to be taken by any Governmental Authority (or any notice of any of the foregoing) with respect to any Credit Party which reasonably could be expected to result in a Material Adverse Effect;

(vii)         receipt or giving of any notice by any Credit Party regarding termination of any lease of real Property (other than by expiration of the term) or any senior officer or executive, or the loss, termination or expiration of any material contract to which any Credit Party is a party or by which its Properties or assets are subject or bound;

(viii)        the filing, recording or assessment of any federal, state, local or foreign tax Lien against any Collateral or any Credit Party; or

(ix)           the creation, establishment or acquisition of any Subsidiary or the issuance by Borrower of any Capital Stock in respect thereof.

Each notice in accordance with the foregoing shall be accompanied by a written statement by a Responsible Officer on behalf of Borrower setting forth details of the occurrence referred to

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therein, and describing with particularity any and all clauses or provisions of this Agreement and the other Loan Documents that have been breached or violated.

(d)           Operating Budget and Projections; Updates.  Borrower shall furnish to Agent and each Lender on or prior to the Closing Date (other than with respect to the following clause (ii)) and for each fiscal year of Borrower thereafter not less than fifteen (15) calendar days prior to the commencement of such fiscal year, (i) consolidated and consolidating month by month projected operating budgets, projections, profit and loss statements, income statements, balance sheets and cash flow reports of and for the Credit Parties for such upcoming fiscal year (including an income statement for and a balance sheet as at the end of each such month), and annual projections for the fiscal years then remaining in the Term, in each case prepared in accordance with GAAP consistently applied with prior periods (subject to normal year-end adjustments and the absence of footnote disclosure), and (ii) revisions of and supplements to the disclosure schedules to the Loan Documents to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; provided, that delivery or receipt thereof by Agent and Lenders shall not constitute a waiver by Agent or any Lender or a cure of any Default or Event of Default resulting in connection with the matters so disclosed.

(e)           Shareholder/Equity Holder Reports and Government Filings.  The Credit Parties shall furnish to Agent, concurrently with the sending or filing thereof, copies of all proxy statements, financial statements and reports which any Credit Party has made available to its shareholders or other equity owners as a class or any class or series of shareholders or other equity owners as a class or series, and copies of all regular, periodic and special reports, financial statements or registration statements which any Credit Party files with the Securities and Exchange Commission, any stock exchange or any Governmental Authority.

4

Exhibit C-2

Collateral Reporting and Other Requirements

(a)           Collateral Reporting.  Each Credit Party shall, and shall cause each of its Subsidiaries to:

(i)            provide Agent with not less than thirty (30) days’ prior written notice of any change in such Credit Party’s legal name, organizational identification number, if any, federal employer identification number, chief place of business or chief executive office, corporate or organizational form or jurisdiction of organization, or of any new location for any of its Property;

(ii)           notify Agent promptly in writing (A) prior to any change in the proposed use by such Credit Party or Subsidiary of any tradename or fictitious business name and (B) upon obtaining knowledge that any application or registration relating to any Intellectual Property (whether now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Credit Party’s or Subsidiary’s ownership of any Intellectual Property, its right to register the same, or to keep and maintain the same;

(iii)          promptly notify Agent of any Commercial Tort Claim acquired by it and, unless otherwise consented to by Agent, enter into a supplement to the Security Agreement to which it is a party granting to Agent, for the benefit of the Lender Parties, a Lien on and security interest in such Commercial Tort Claim;

(iv)          upon acquiring or receiving any of the same, deliver and pledge to Agent any and all Instruments, negotiable Documents, Chattel Paper and certificated Securities (accompanied by stock powers executed in blank) duly endorsed and/or accompanied by such instruments of assignment and transfer executed by such Person in such form and substance as Agent may request; provided, that so long as no Event of Default shall have occurred and be continuing, each Credit Party or Subsidiary may retain for collection in the Ordinary Course of Business any Instruments, negotiable Documents and Chattel Paper received by such Person in the Ordinary Course of Business; provided, further, that if any such Credit Party or Subsidiary retains possession of any Instruments, negotiable Documents or Chattel Paper pursuant to the terms hereof, each such Instrument, negotiable Documents and Chattel Paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of CapitalSource Finance LLC, as Agent, as secured party, for the benefit of certain Lender Parties”;

(v)           deliver to Agent an updated Schedule I (Filing Jurisdictions), Schedule II (Capital Stock, Instruments, Documents, Letter of Credit Rights and Chattel Paper), Schedule III (Organizational Identification, Offices, Location of Collateral and Records

1

Concerning Collateral) and/or Schedule IV (Motor Vehicles) of the Security Agreement to which it is a party within five (5) Business Days of any change thereto;

(vi)          prior to any Credit Party opening any new deposit or securities accounts, such Credit Party shall give Agent not less than ten (10) Business Days’ prior written notice of its intention to do so and shall deliver to Agent a revised version of Schedule V (Deposit Accounts) of the Security Agreement to which it is a party showing any changes thereto within five (5) Business Days of any such change (and shall otherwise obtain and deliver to Agent an Account Control Agreement in respect thereof in accordance with the terms of such Security Agreement);

(vii)         advise Agent promptly, in reasonable detail, (A) of any Lien (other than a Permitted Lien) or claim made or asserted against any of the Collateral [or “Excluded Collateral” (as defined in the Security Agreements)], and (B) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the value of the Collateral or on the Liens created hereunder or under any other Loan Document;

(viii)        promptly, and in any event within three (3) Business Days after becoming a beneficiary, notify Agent of the issuance of any letter of credit of which such Credit Party or Subsidiary is a beneficiary;

(ix)           promptly notify Agent of any Collateral [or “Excluded Collateral” (as defined in the Security Agreements)] which constitutes a claim against the United States government or any instrumentality or agent thereof, the assignment of which claim is restricted by federal law and, upon the request of Agent, such Credit Party or Subsidiary shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws or other comparable laws; and

(x)            promptly comply with all of the terms and conditions of each Security Agreement to which such Credit Party or Subsidiary is a party as is necessary or desirable to ensure the attachment, granting, creation, perfection, continuation and/or enforceability of a Lien, in favor of Agent, for the benefit of the Lender Parties, as a result of any of the events or circumstances described in the other clauses of this paragraph (a).

(b)           Intentionally Omitted.

2

Exhibit D

Closing Conditions

(a)           Agent shall have received (i) the Loan Documents executed by each Credit Party and the other parties thereto and (ii) a completed Borrowing Certificate for the Initial Advance executed by Borrower;

(b)           Agent shall have received (i) a report of UCC financing statement, tax, pending suit and judgment lien searches as requested by Agent, and such report shall show no Liens on the Collateral (other than Permitted Liens and Liens to be terminated at Closing), (ii) each document (including, without limitation, any UCC financing statements) required by any Loan Document or under law or requested by Agent to be filed, registered or recorded to create and perfect, in favor of Agent, for the benefit of the Lender Parties, a first priority Lien upon the Collateral, subject only to Priority Permitted Liens, and (iii) evidence of each such filing, registration and recordation and of the payment by Borrower of any necessary fee, tax or expense relating thereto;

(c)           Agent shall have received evidence (i) of repayment in full and termination of all liabilities and obligations of the Credit Parties to not permitted under Section 7.1 and all related documents, agreements and instruments and of all Liens and Uniform Commercial Code financing statements relating thereto, including, without limitation, any Liens and/or Uniform Commercial Code financing statements covering or relating to any assets or properties of any equity holders of any Credit Party, (ii) of release and termination of, or Agent’s authority to release and terminate, any and all Liens and/or Uniform Commercial Code financing statements in, on, against or with respect to any of the Collateral, other than Permitted Liens, and (iii) that all prior lockbox and blocked account arrangements are terminated;

(d)           Agent shall have received (i) the Charter and Good Standing Documents, (ii) a certificate of the secretary or assistant secretary of each Credit Party, dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents and the Related Documents on behalf of such Credit Party, (iii) the written legal opinions of counsel and/or special counsel for the Credit Parties, and (iv) a certificate executed by an Responsible Officer of Borrower, which contains a representation and warranty by Borrower as of the Closing Date that the conditions contained in this Agreement have been satisfied;

(e)           Agent shall be satisfied with all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents and the Related Documents (including, but not limited to, those relating to corporate and capital structures of each Credit Party), and shall have received such consents, approvals and agreements from such third parties as Agent and its counsel shall determine in their Permitted Discretion are necessary or desirable;

(f)            the Related Transactions shall have closed in the manner contemplated by the Related Documents, the terms and conditions of which shall be satisfactory to Agent, and Agent shall have received certified copies of the Related Documents and the eBenX Loan Documents;

1

(g)           Agent shall have received original certificates of all required insurance policies, and confirmation that such certificates are in effect and that the premiums then due and owing with respect thereto have been paid in full, which certificates shall name the Agent, for the benefit of the Lender Parties, as sole beneficiary, loss payee or additional insured, as applicable;

(h)           Agent shall have received (or shall receive simultaneously with the funding of the Term Loans and/or Initial Advance, as applicable) all fees, charges and expenses due and payable to Agent and Lenders on or prior to the Closing Date pursuant to the Loan Documents;

(i)            Agent shall have completed its due diligence examinations of each Credit Party, including, without limitation, (i) examination of the Collateral and its financial due diligence, (ii) an examination of the terms and conditions of all obligations owed by the Credit Parties deemed material by Agent, the results of which shall be satisfactory to Agent, and (iii) customer reference checks and calls, credit checks and background checks with respect to the relevant key management and principals of each Credit Party;

(j)            no Material Adverse Effect shall have occurred since December 31, 2005 and Agent shall have received the audited financial statements of the Credit Parties for the fiscal year of the Credit Parties ended December 31, 2005 and the unaudited financial statements of the Credit Parties on a consolidated, consolidating and pro-forma basis for the six (6) month period ending and as of June 30, 2006;

(k)           Agent shall have received evidence that (i) consolidated EBITDA of Borrower for the twelve (12) month period ending on June 30, 2006 was at least Five Million Three Hundred Nineteen Thousand Dollars ($5,319,000), and (ii) the ratio of (x) total Indebtedness of the Credit Parties as of the Closing Date after giving effect to the consummation of the transactions contemplated by the Related Documents, payment of all costs and expenses in connection therewith and funding of Loans on the Closing Date, to (y) consolidated EBITDA of the Borrower for such twelve (12) month period shall not be greater than 4.70 to 1.00;

(l)            after giving effect to the consummation of the transactions contemplated by the Related Documents, payment of all costs and expenses in connection therewith and the funding of the any Loans on the Closing Date, no Revolving Loans shall be advanced on the Closing Date;

(m)          Agent shall have received certified copies of all documents requested by Agent evidencing or pertaining to the sources and uses of funds to consummate the Related Transactions;

(n)           Agent shall have received such other approvals, opinions, documents, agreements, instruments, certificates and materials as Agent or any Lender may request in their Permitted Discretion;

(o)           the Credit Parties shall have demonstrated to Agent’s satisfaction in its Permitted Discretion that (i) their operations comply, in all respects deemed material by Agent, in its Permitted Discretion, with all applicable federal, state, foreign and local laws, statutes and

2

regulations, (ii) their operations are not the subject of any governmental investigation, evaluation or any remedial action which could result in any expenditure or liability deemed material by Agent, in its Permitted Discretion, and (iii) they have no liabilities or obligations (whether contingent or otherwise) that Agent, in its Permitted Discretion, determines could reasonably be expected to have a Material Adverse Effect;

(p)           Agent shall have received copies of all Permits required for the Credit Parties and each Guarantor to conduct the business in which it is currently engaged or is contemplated pursuant to the Loan Documents the absence of which would reasonably be expected to have or result in a Material Adverse Effect;

(q)           Agent shall have received evidence that all Shareholder Blocking Rights, if any, have been waived pursuant to an agreement, in form and substance satisfactory to Agent in its Permitted Discretion, by each holder of such Shareholder Blocking Rights; and

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EXHIBIT E

FORM OF LIBOR ELECTION NOTICE

DATED AS OF                              ,

TO:         CapitalSource Finance LLC
4445 Willard Avenue, Twelfth Floor
Chevy Chase, Maryland 20815
Attention: Corporate Finance Group, Portfolio Manager
Facsimile No.        (301) 841-2313

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of August 14, 2006 (as amended through the date hereof, the “Credit Agreement”), by and among A.D.A.M., Inc., a Delaware corporation, the other Credit Parties party thereto, the financial institutions from time to time parties thereto, as Lenders thereunder, and CapitalSource Finance LLC, a Delaware limited liability company, as administrative agent for the Lenders.  Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

In accordance with Section 2.7 of the Credit Agreement, Borrower hereby irrevocably requests that Lenders:

[(a)          disburse as a LIBOR Loan, on                               ,           , $                   of the $                   portion of the Principal Balance of [Term Loan A][the Convertible Term Loan][Revolving Facility] requested pursuant to that certain Borrowing Certificate of even date herewith, such LIBOR Loan to bear interest determined by reference to the LIBOR Rate for an Interest Period of                             months;]

[(b)          continue as a LIBOR Loan, on                            ,          , $                   of the $                   portion of the Principal Balance of [Term Loan A][the Convertible Term Loan][Revolving Facility] now bearing interest determined by reference to a LIBOR Rate for an additional Interest Period of                             months; and/or]

[(c)          convert to a LIBOR Loan, on                            ,          , $                   of the $                   portion of the Principal Balance of [Term Loan A][the Convertible Term Loan][Revolving Facility] now bearing interest determined by reference to the Prime Rate, such LIBOR Loan to bear interest determined by reference to the LIBOR Rate for an Interest Period of                             months.]

Borrower hereby represents and warrants to the Lender Parties that no Default or Event of Default exists.

Very truly yours,

A.D.A.M., Inc.

By:	/s/ Kevin S. Noland
Name:	Kevin S. Noland
Title:	CEO

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APPENDIX A

DEFINITIONS

The following terms are defined in the Sections or subsections referenced opposite such terms:

“Accommodation Payment”	14.5
“Administrative Fee”	3.3
“Affected Lender”	13.4
“Agent”	Preamble
“Agreement”	Preamble
“Allocable Amount”	12.13(c)
“Benergy”	Preamble
“Borrower”	Preamble
“Borrowing Date”	2.6
“CapitalSource”	Preamble
“Captiva”	Preamble
“Confidential Information”	12.10(b)
“Documentary Letter of Credit”	Appendix B
“EBITDA”	Exhibit B-2
“Event of Default”	8.1
“Fixed Charge Coverage Ratio”	Exhibit B-2
“Fixed Charges”	Exhibit B-2
“Guaranteed Obligations”	14.1
“Indemnified Persons”	12.4
“Initial Advance”	4.1
“Insured Event”	12.4
“Integrative Medicine”	Preamble
“Interest Coverage Ratio”	Exhibit B-2
“Interest Expense”	Exhibit B-2
“Interest Settlement Date”	11.5(a)(iii)
“Investments”	7.4
“L/C Undertaking”	Appendix B
“Letters of Credit”	Appendix B
“Letter of Credit Fees”	3.5(a)
“Leverage Ratio”	Exhibit B-2
“Mandatory Prepayment Notice”	2.9(f)
“Mandatory Prepayment Election Notice”	2.9(f)
“Maximum Liability”	14.5
“Net Income”	Exhibit B-1
“Nidus”	Preamble
“Non-U.S. Lender	13.1(f)
“OFAC”	5.15(c)
“Online Benefits”	Preamble
“Other Taxes”	13.1(b)
“Participant”	12.2(b)

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“Permitted Indebtedness”	7.2
“Permitted Liens”	7.3
“Prepayment Premium”	3.4
“Receipt”	12.5
“Register”	2.4(c)
“Replacement Lender”	13.4
“Restricted Payments”	7.5
“Revolving Facility”	Recitals
“Settlement Date”	11.5(a)(ii)
“Standby Letter of Credit”	Appendix B
“Standby Letter of Credit Application”	Appendix B
“Standby Letter of Credit Fee”	3.5(a)
“Taxes”	13.1(a)
“Termination”	3.4(a)
“Total Debt”	Exhibit B-2
“Total Debt Service”	Exhibit B-2
“Transferee”	12.2(a)
“UFCA”	14.5
“UFTA”	14.5
“Unused Line Fee”	3.2
“Voluntary Prepayment Notice”	2.8(c)
“Voluntary Prepayment Election Notice”	2.8(c)

In addition to the terms defined elsewhere in the Agreement, the following terms have the following meanings:

“Account Control Agreement” shall mean, with respect to any deposit account, securities account or other account of any Credit Party, an agreement, in form and substance satisfactory to Agent in its Permitted Discretion, among Agent, such Credit Party and the financial institution at which such account is maintained, pursuant to which, among other things, Agent, for the benefit of the Lender Parties, has “control” under the UCC over, and otherwise has a first priority and perfected Lien on, such account and all Property from time to time on deposit or otherwise credited to such account.

“Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of more than fifty percent (50%) of the Capital Stock of any Person or otherwise causing any Person to become a Subsidiary of a Credit Party, or (c) a merger, amalgamation, consolidation or other combination with another Person.

“Advance” shall mean any borrowing under the Revolving Facility.

“Affiliate” or “affiliate” shall mean, as to any initial Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such initial Person, (b) who is a current or former director or officer (i) of such initial Person, (ii) of any Subsidiary of such initial Person, or (iii) of any other Person

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described in clause (a) above with respect to such initial Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of five percent (5%) or more of any class of the outstanding Capital Stock of such initial Person.  For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of a Person, whether through ownership of securities or other interests, by contract or otherwise.

“Applicable Margin” shall mean, for any date, the rate per annum set forth below opposite the level (the “Level”) then in effect, it being understood that the Applicable Margin for (i) Revolving Loans consisting of LIBOR Loans shall be the percentage set forth under the column “Revolver LIBOR Margin,” (ii) Revolving Loans consisting of Prime Rate Loans shall be the percentage set forth under the column “Revolver Prime Rate Margin,” (iii) any portion of the Principal Balance of Term Loan A consisting of LIBOR Loans shall be the percentage set forth under the column “Term Loan A LIBOR Margin,” (iv) any portion of the Principal Balance of Term Loan A consisting of Prime Rate Loans shall be the percentage set forth under the column “Term Loan A Prime Rate Margin,” (v) any portion of the Principal Balance of the Convertible Term Loan consisting of LIBOR Loans shall be the percentage set forth under the column “Convertible Term Loan LIBOR Margin” and (vi) any portion of the Principal Balance of the Convertible Term Loan consisting of Prime Rate Loans shall be the percentage set forth under the column “Convertible Term Loan Prime Rate Margin:”

Revolver LIBOR Margin	Revolver Prime Rate Margin	Term Loan A LIBOR Margin	Term Loan A Prime Rate Margin	Convertible Term Loan LIBOR Margin	Convertible Term Loan Prime Rate Margin
4.00%	2.75%	4.00%	2.75%	2.50%	1.25%

“Applicable Rate” shall mean, at any time, the interest rates applicable to the Loans and other Obligations under this Agreement at such time.

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Borrowing Certificate” shall mean a Borrowing Certificate substantially in the form of Exhibit A hereto.

“Business” shall mean the lines of business of Borrower carried on by Borrower on the Closing Date as a provider of health-related content and applications, educational software, and benefits management and benefits brokerage solutions, for the educational, healthcare, benefits, human resources and consumer markets.

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“Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve or Agent is closed and, in the case of a Business Day which relates to a determining a LIBOR Rate, on which dealings are carried on in the London interbank eurodollar market.

“Capital Lease” shall mean, as to any Person, any lease of any interest in any kind of Property by that Person as lessee that is, should be or should have been recorded as a “capital lease” in accordance with GAAP.

“Capital Lease Obligations” shall mean all obligations of any Person under Capital Leases, in each case taken at the amount thereof accounted for as a liability in accordance with GAAP.

“Capital Expenditures” shall mean, for any period with respect to the Credit Parties, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) made by the Credit Parties and their Subsidiaries during the Computation Period that are or are required to be treated as capital expenditures under GAAP, including capitalized product development costs but excluding (a) expenditures constituting the cash purchase price paid during such period in respect of the Closing Date Acquisition and any other Acquisition approved by Agent (which approval may be given or withheld in the sole and absolute discretion of the Requisite Lenders) and consummated by any Credit Party during such period; and (b) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed, in accordance with the terms hereof, from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or from the proceeds of sales of assets permitted hereunder.

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the partnership, membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other Property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.

“Cash Equivalents” shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor’s Ratings Services (“S&P”) is at least A-2 or the equivalent thereof or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-2 or the equivalent thereof in each case with maturities of not more than six (6) months from the date of acquisition (any bank meeting the

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qualifications specified in clauses (b)(i) or (ii), an “Approved Bank”), (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within six (6) months after the date of acquisition, and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

“Change of Control” shall mean the occurrence of any of the following:

(i)            any “change in/of control” or similar event as defined in any Organizational Document of any Credit Party or in any Employment Agreement or any document governing Indebtedness of any Credit Party in excess of $250,000;

(ii)           (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 30% of the outstanding Capital Stock (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of Borrower having voting rights in the election of directors under normal circumstances; (b) during any period of two consecutive years a majority of the members of the Board of Directors of Borrower shall cease to be Continuing Members (for purposes of the foregoing, “Continuing Member” means a member of the Board of Directors of Borrower who either (x) was a member of Borrower’s Board of Directors on the Closing Date and has been such continuously thereafter or (y) became a member of such Board of Directors after the day before the Closing Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of Borrower’s Board of Directors);

(iii)          Borrower ceases to own and control, beneficially and of record, one hundred percent (100%) of the issued and outstanding Capital Stock of each of its Subsidiaries, free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of Agent, for the benefit of the Lender Parties;

(iv)          Kevin Noland ceases to be employed as the sole Chief Executive Officer of Borrower or otherwise dies or becomes disabled and, in any case, shall not have been replaced within sixty (60) calendar days by an interim sole Chief Executive Officer, and within one hundred eighty (180) days by a permanent sole Chief Executive Officer, each to have similar experience and qualifications as the sole Chief Executive Officer being replaced or otherwise satisfactory to Requisite Lenders in their Permitted Discretion, or any such replacement sole Chief Executive Officer ceases such employment or otherwise dies or becomes disabled unless replaced in the same time period and with an individual

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having similar experience and qualifications as the sole Chief Executive Officer being replaced or otherwise satisfactory to Requisite Lenders in their Permitted Discretion; or

(v)           any Credit Party is subject to Shareholder Blocking Rights which have not been waived pursuant to an agreement in form and substance satisfactory to Agent in its Permitted Discretion.

“Charter and Good Standing Documents” shall mean, for each Credit Party, (i) a copy of the certificate of incorporation or formation (or other applicable charter document) certified as of a date not more than ten (10) Business Days prior to the Closing Date by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Credit Party, (ii) a copy of the bylaws or similar Organizational Documents of such Credit Party certified as of a date not more than ten (10) Business Days prior to the Closing Date by the corporate secretary or assistant secretary of such Credit Party (or its general partner or managing member, as the case may be), (iii) an original certificate of good standing as of a date acceptable to Agent issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Credit Party and of every other jurisdiction in which such Credit Party has an office or conducts business or is otherwise required to be in good standing, and (iv) copies of the resolutions of the Board of Directors or Managers (or other applicable governing body) and, if required, stockholders, members, partners or other equity owners, authorizing the execution, delivery and performance of the Loan Documents and the Related Documents to which such Credit Party is a party, certified by a Responsible Officer of such Person as of the Closing Date.

“Closing” shall mean the satisfaction, or written waiver by Agent and Requisite Lenders, of all of the conditions precedent set forth in this Agreement required to be satisfied prior to the disbursement of the Initial Advance, the Term Loans and consummation of the other transactions contemplated hereby.

“Closing Date” shall mean the date of this Agreement.

“Closing Date Acquisition” shall mean the merger of [OB Merger, Inc., a Delaware corporation], with and into Online Benefits pursuant to the Closing Date Acquisition Agreement.

“Closing Date Acquisition Agreement” shall mean the Agreement and Plan of Merger dated as of August 14, 2006 among Borrower, OB Merger, Inc., a Delaware corporation, and Online Benefits.

“Closing Date Acquisition Documents” shall mean, collectively, the Closing Date Acquisition Agreement and all other agreements, documents, certificates and instruments executed and/or delivered in connection therewith.

“Code” shall mean the Internal Revenue Code of 1986, and regulations promulgated thereunder.

“Collateral” shall mean, collectively, all Property, interests in Property, collateral and/or security granted and/or securities pledged to Agent, for the benefit of the Lender Parties, or any Lender by the Credit Parties and any other Person pursuant to the Loan Documents, including, without limitation, all Property in which a Lien is granted pursuant to the Security Documents.

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“Collateral Assignment of Closing Date Acquisition Documents” shall mean a collateral assignment of the Closing Date Acquisition Documents, pursuant to which the relevant Credit Parties, with the written consent of Online Benefits, collaterally assign all of their respective rights, title and interest in, to and under the Closing Date Acquisition Documents to Agent, for the benefit of the Lender Parties, and which is in form and substance satisfactory to Agent in its Permitted Discretion.

“Commitment” or “Commitments” shall mean:

(i)            with respect to the Revolving Facility, as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Advances, as set forth on Schedule A hereto or in the most recent Lender Addition Agreement, if any, executed by such Revolving Lender;

(ii)           as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Advances;

(iii)          with respect to Term Loan A, as to any Term A Lender, the aggregate commitment of such Term A Lender to fund its Pro Rata Share of Term Loan A, as set forth on Schedule A or in the most recent Lender Addition Agreement, if any, executed by such Term A Lender;

(iv)          as to all Term A Lenders, the aggregate commitment of all Term A Lenders to fund Term Loan A; and

(v)           with respect to the Convertible Term Loan, as to any Convertible Term Lender, the aggregate commitment of such Convertible Term Lender to fund its Pro Rata Share of the Convertible Term Loan, as set forth on Schedule A or in the most recent Lender Addition Agreement, if any, executed by such Convertible Term Lender;

(vi)          as to all Convertible Term Lenders, the aggregate commitment of all Convertible Term Lenders to fund the Convertible Term Loan;

(vii)         as to all Lenders, the aggregate commitments of all Lenders to fund the Loans;

in each case as the same may be reduced, modified or terminated from time to time pursuant to this Agreement.

“Common Stock” shall mean common stock, $0.01 par value, of Borrower.

“Compliance Certificate” shall mean a compliance certificate executed by a Responsible Officer of Borrower in the form of Exhibit B-2 hereto.

“Contingent Obligations” shall mean, as to any Person, any agreement, undertaking or arrangement by which such Person assures, guarantees, endorses, contingently agrees to purchase or provides funds for the payment of, or otherwise becomes or is contingently liable upon, any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any

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other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, including, without limitation, any so-called “keepwell” or “makewell” agreement, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof, (e) with respect to any letter of credit of such Person or as to which that Person is otherwise liable for reimbursement of drawings, or (f) with respect to any Interest Rate Agreement; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Conversion and Registration Rights Agreement” shall mean that certain Conversion and Registration Rights Agreement dated as of the Closing Date between Borrower and Agent, for the benefit of the Convertible Term Lenders, as the same may be amended from time to time in accordance with the terms thereof.

“Convertible Term Lenders” shall mean the Persons from time to time named on Schedule A under the heading “Convertible Term Lenders,” together with their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that otherwise is not a party to this Agreement).  For avoidance of doubt, any Convertible Term Lender who has converted the entire Principal Balance of the Convertible Term Loan held by such Convertible Term Lender into Common Stock of Borrower pursuant to the Conversion and Registration Rights Agreement shall no longer be considered to be a Convertible Term Lender.

“Convertible Term Loan” shall mean the convertible term loan made by the Convertible Term Lenders to Borrower on the Closing Date pursuant to Section 2.2 in the aggregate original principal amount of Five Million Dollars ($5,000,000), and all Obligations related thereto.

“Credit Party” shall mean Borrower or any Subsidiary of Borrower.

“Credit Parties” shall mean Borrower and all Subsidiaries of Borrower.

“Debtor Relief Law” shall mean, collectively, the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, in each case as amended from time to time.

“Default” shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute, be or result in an Event of Default.

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“Default Rate” shall mean a per annum rate equal to the Applicable Rate plus 2.0% per annum (it being understood that the Default Rate with respect to all payment Obligations under the Loan Documents other than in respect of the Principal Balance shall be a per annum rate equal to the Prime Rate in effect from time to time plus four and three-quarters percent (4.75%) per annum).

“Distribution” shall mean any fee, payment, dividend, distribution, bonus, payment or other remuneration of any kind, and any repayment or prepayment of or debt service on loans or other indebtedness.

“Dollars” and “$” shall mean lawful money of the United States of America.

“eBenX” shall mean eBenX, Inc., a Minnesota corporation.

“eBenX Joint Development Agreement” shall mean that certain Joint Development Agreement dated as of August 31, 2001 between Online Benefits and eBenX.

“eBenX Loan Agreement” shall mean that certain Loan Agreement dated as of August 31, 2001 between Online Benefits and eBenX.

“eBenX Loan Documents” shall mean the eBenX Note, the eBenX Loan Agreement, the eBenX Security Agreement, the eBenX Joint Development Agreement and all other documents, instruments and agreements executed and delivered by Online Benefits and/or eBenX pursuant thereto or in connection therewith, all as amended, modified, supplemented or restated from time to time.

“eBenX Note” shall mean that certain Subordinated Line of Credit Note dated August 31, 2001 in the original principal amount of $1,500,000 made by Online Benefits in favor of eBenX.

“eBenX Obligations” shall mean all Indebtedness, liabilities and other obligations due and owing by any Credit Party to eBenX, whether under the eBenX Loan Documents or otherwise.

“eBenX Security Agreement” shall mean that certain Security Agreement dated as of August 31, 2001 between Online Benefits and eBenX.

“EBITDA” shall have the meaning ascribed to such term in, and be calculated in the manner set forth in, Exhibit B-2.

“Eligible Assignee” shall mean any of the following:  (a) a commercial bank organized under the laws of the United States, or any state thereof; (b) a commercial bank organized under the laws of any other country; (c) a finance company, insurance company or other financial institution or fund which is engaged in making, purchasing or otherwise investing in commercial loans or other debt obligations for its own account in its ordinary course of business; or (d) a Related Fund.

“Employment Agreements” shall mean, collectively, (i) that certain Employment Agreement dated February 21, 2002 between Kevin Noland and Borrower, as amended and in

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effect on the Closing Date, (ii) that certain Employment Agreement dated April 10, 2006 between Mark Adams and Borrower, (iii) that certain Employment Agreement of even date herewith between Alan Cohen and Borrower and (iv) that certain Employment Agreement of even date herewith between John Gedney and Borrower, in each case as the same may be amended, modified and otherwise supplemented in accordance with the terms hereof.

“Environmental Laws” shall mean, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other “Superfund” or “Superlien” law and all other federal, state and local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the legally-binding rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Eurocurrency Reserve Requirements” for any day as applied to a LIBOR Loan shall mean the aggregate (without duplication) of the rates (expressed as a decimal rounded upward to the nearest 1/100th of (%)) as determined by Agent of the then stated maximum reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States or other Governmental Authority, or any successor thereto, having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board maintained by a member bank of the Federal Reserve System.

“Excess Cash Flow” shall mean, for any fiscal year, without duplication, an amount equal to the sum of (a) the Net Income of Borrower for such period, plus (b) to the extent deducted in determining such Net Income, depreciation expense, amortization expense (including the amortization or impairment of goodwill), and accrued non-cash Interest Expense for such fiscal year plus (c) an amount equal to the aggregate net cash proceeds of the sale, lease, transfer or other disposition of assets by any Credit Party or any of its Subsidiaries during such fiscal year to the extent not required to be applied to mandatory prepayments or payments on the Term Loans or otherwise used or designated to be used for reinvestment purposes in accordance with the terms hereof, plus (d) the amount of any cash tax refunds received by any Credit Party during such fiscal year, less (e) an amount equal to the aggregate amount of all prepayments of the Term Loans in excess of required repayments, less (f) Unfinanced Capital Expenditures (other than any Unfinanced Capital Expenditures made to consummate any Permitted Acquisition) during such fiscal year to the extent permitted hereunder, less (g) an amount equal to the sum of all regularly scheduled payments and optional and/or mandatory payments of principal on Indebtedness of any Credit Party actually made during such period to the extent permitted hereunder, less (h) cash distributions permitted hereunder, Tax Distributions during such period to the extent

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permitted hereunder, and payments of any working capital adjustments under the Closing Date Acquisition Documents.

“Facility Cap” shall mean, initially, Two Million Dollars ($2,000,000), as reduced from time to time in accordance with the terms of this Agreement.

“Fair Valuation” shall mean the determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm’s length transaction.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

“Governmental Authority” shall mean any federal, state, foreign, municipal, national, provincial, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

“Guarantor” shall mean Integrative Medicine, Nidus, Online Benefits, Benergy, Captiva and any other Credit Party other than Borrower, and “Guarantors” shall mean all such Persons.

“Guaranty” shall mean any guaranty executed by a Guarantor, including, without limitation, the guaranty effectuated by Article XIV of this Agreement or any guaranty set forth in a Pledge Agreement executed by a Person relating to the Capital Stock of Borrower or any of its Subsidiaries.

“Hazardous Substances” shall mean any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or other substances or materials regulated by or subject to, or which may form the basis of liability under, any applicable Environmental Law.

“Hedging Agreement” shall mean any swap agreements (as defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Indebtedness” of any Person shall mean, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables incurred and paid in the Ordinary Course of Business of such Person); (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of

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property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing products; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

“Intellectual Property” shall mean all present and future:  trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Intellectual Property Security Agreement” shall mean an Acknowledgment of Intellectual Property Collateral Lien executed by a Credit Party in favor of Agent, for the benefit of the Lender Parties, as the same may be modified, amended, restated or supplemented from time to time.

“Interest Payment Date” shall mean the first day of each calendar month.

“Interest Period” shall mean a period (i) commencing (A) on the applicable date of disbursement of a Loan or Advance, if Borrower prior thereto has elected pursuant to Section 2.7 to have all or a portion of the Loans or Advances to be disbursed on such date bear interest from such date determined by reference to a LIBOR Rate, (B) with respect to the conversion of all or a portion of a Prime Rate Loan to a LIBOR Loan, on the Business Day specified by Borrower in the applicable LIBOR Election Notice and (C) with respect to the continuation as a LIBOR Loan of all or a portion of a then existing LIBOR Loan after the expiration of the Interest Period applicable to such existing LIBOR Loan, on the last day of the Interest Period applicable to such existing LIBOR Loan, and (ii) ending one, two or three months thereafter; provided, however:

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(a)           if any Interest Period otherwise would end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b)           any Interest Period that begins on a day for which there is no numerically corresponding day in the last month of such Interest Period shall end on the last Business Day of the last month of such Interest Period;

(c)           Borrower may not select any Interest Period for any portion of the Principal Balance of Term Loan A if, after giving effect to such selection, the Principal Balance of Term Loan A consisting of LIBOR Loans having Interest Periods ending after any date on which an installment of Term Loan A is scheduled to be repaid would exceed the aggregate Principal Balance of Term Loan A scheduled to be outstanding after giving effect to such repayment; and

(d)           Borrower may not select any Interest Period for any portion of the Principal Balance of the Revolving Loan that would extend beyond the last day of the Term for Revolving Loans.

“Interest Rate Agreement” shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

“Interest Rate Determination Date” shall mean the date for determining a LIBOR Rate, which date shall be two Business Days prior to the Business Day on which the applicable Interest Period will commence.

“Joinder Agreement” shall mean an agreement, in form and substance satisfactory to Agent in its Permitted Discretion, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either Borrower or a Guarantor, as Agent may determine.

“Landlord Waiver and Consent” shall mean a waiver or consent, in form and substance satisfactory to Agent in its Permitted Discretion, pursuant to which a mortgagee, owner or lessor of real property on which any Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of any Property of any Credit Party, (i) acknowledges and consents to the Liens of Agent, for the benefit of the Lender Parties, (ii) waives any Liens held by such Person on such Property, and (iii) in the case of any such agreement with a mortgagee or lessor, (a) permits Agent access to and use of such real Property for a reasonable amount of time following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon, and (b) consents to the right of Agent to assume the underlying lease or assign the underlying lease to a third party in connection with the exercise of the collateral assignment or mortgage of such underlying lease in favor of Agent, for the benefit of the Lender Parties.

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“L/C Disbursement” shall mean any payment by the L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” shall mean any banking institution designated by Agent in its Permitted Discretion that, agrees, in its sole discretion, to become an L/C Issuer for purposes of issuing Letters of Credit or L/C Undertakings pursuant to Section 2.3.

“Lender” shall mean any of the Persons from time to time named on Schedule A under the headings “Revolving Lenders,” “Term A Lenders” and/or “Convertible Term Lenders,” and their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that otherwise is not a party to this Agreement), and “Lenders” shall mean all of them collectively.

“Lender Addition Agreement” shall mean an agreement among Agent, a Lender and such Lender’s assignee regarding their respective rights and obligations with respect to assignments of the Commitments, Loans and other interests under this Agreement and the other Loan Documents, in form and substance acceptable to Agent in its Permitted Discretion.

“Lender Parties” shall mean, collectively, Agent and Lenders, and “Lender Party” shall mean any of them.

“Lending Office” shall mean, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” below its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify Borrower and Agent.

“Letter of Credit Usage” shall mean, as of any date of determination, the sum, without duplication, of (i) the aggregate undrawn amount of all outstanding Letters of Credit, plus [(ii) 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit], plus [(ii)][(iii)] the aggregate unreimbursed amount of all drawn Letters of Credit, in each case as of such date of determination.

“LIBOR Election Notice” shall mean a notice by Borrower to Agent to have a portion of the Principal Balance bear interest determined by reference to a LIBOR Rate, in the form of Exhibit E attached hereto.

“LIBOR Loan” shall mean each portion of the Principal Balance which bears interest determined by reference to a LIBOR Rate.

“LIBOR Rate” shall mean for each Interest Period a rate of interest equal to (i) the rate per annum (rounded upwards to the nearest 1/100th of 1%) at which Dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to such Interest Period are offered in the London interbank eurodollar market as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Agent in its sole discretion, or, if the Bloomberg Financial Markets system or another authoritative source is not available, as otherwise determined by Agent in its sole discretion) as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, divided by (ii) 1.00 minus the Eurocurrency Reserve Requirements in effect on the applicable Interest Rate Determination

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Date.  The LIBOR Rate shall be adjusted with respect to any LIBOR Loan outstanding on the effective date of any change in the Eurocurrency Reserve Requirements as of such effective date.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, transfer or other restriction, lien or charge of any kind or any other priority arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the Property is retained by or vested in some other Person for security purposes.

“Loan” or “Loans” shall mean, individually or collectively, respectively, the Term Loans and the Advances under the Revolving Facility.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Security Documents, the Conversion and Registration Rights Agreement, all Borrowing Certificates, all Compliance Certificates, the Subordination Agreements, all side letters executed at or after the Closing Date between Agent and/or any Lender and any Credit Party, and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Agent or any Lender in connection with any of the foregoing or the Loans (other than the Closing Date Acquisition Documents), in each case as the same may be amended, modified or supplemented from time to time.

“Material Adverse Effect” shall mean any event, condition, obligation, liability or circumstance or set of events, conditions, obligations, liabilities or circumstances or any change(s) which:

(i)            has, had or reasonably could be expected to have a material adverse effect upon or change in (a) the legality, validity or enforceability of any Loan Document or (b) the perfection or priority of any Lien granted to Agent or any Lender under any of the Security Documents;

(ii)           has been or reasonably could be expected to be material and adverse to the value of any of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition (financial or otherwise) of the Credit Parties taken as a whole; or

(iii)          has materially impaired or reasonably could be expected to materially impair the ability of the Credit Parties, taken as a whole, or any other Person (other than any Lender Party) to perform any of the Obligations or its obligations, or to consummate the transactions, under the Loan Documents.

“Maturity Date” shall mean the earliest to occur of (i) the acceleration (whether automatic or by written notice) of any Obligations in accordance with the terms of this Agreement, (ii) Agent’s demand of payment of any Obligations in accordance with the terms hereof and (iii) the last day of the Term.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, leasehold mortgage, leasehold deed of trust, leasehold deed to secure debt or similar instrument creating a Lien on real Property or on any interest in real Property, in form and substance satisfactory to Agent in its Permitted Discretion.

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“Net Proceeds” shall mean:

(a)           in respect of any issuance of debt or equity, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person that is not an Affiliate of any Credit Party;

(b)           in respect of any disposition, casualty, condemnation, taking or other event of loss, proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making such disposition or all insurance proceeds received on account of such casualty, condemnation, taking or other event of loss, in any such case net of: (i) in the event of a disposition, (x) the direct costs relating to such disposition excluding amounts payable to Borrower or any Affiliate of any Credit Party, (y) sale, use or other transaction taxes paid or payable as a result thereof, and (z) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness (other than the Obligations) secured by a Lien on the asset that is the subject of such disposition; and (ii) in the event of a casualty, condemnation, taking or other event of loss, (x) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking in accordance with the terms hereof, (y) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (z) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments; and

(c)           in respect of payment of the undistributed portion of the Exchange Fund (as defined in the Closing Date Acquisition Agreement), the amount of such payment less all of the costs and expenses reasonably incurred in connection with the collection of such payment.

“Notes” shall mean a Note payable to the order of any Lender executed by Borrower evidencing one or more Loans, together with any promissory notes or other instruments issued in substitution therefor or replacement thereof, in each case as the same may be amended, modified, divided, split, supplemented and/or restated from time to time.

“Obligations” shall mean, without duplication, all present and future obligations, Indebtedness and liabilities of Borrower and/or any other Credit Party or other Person to Agent and/or the other Lender Parties at any time and from time to time of every kind, nature and description arising under any Loan Document, whether direct or indirect, secured or unsecured, joint and/or several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious or liquidated or unliquidated, including, without limitation, all interest, fees, charges, expenses and/or amounts paid or advanced by Agent or any other Lender Party to, on behalf of or for the benefit of any such Person for any reason at any time, obligations of performance as well as obligations of payment, and all interest, fees and other amounts that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person or its Properties.

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“Ordinary Course of Business” shall mean, in respect of any transaction involving any Credit Party, the ordinary course of such Credit Party’s business, as conducted by such Credit Party in accordance with past practices or reasonable business judgment and undertaken by such Credit Party in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organizational Documents” shall mean (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or other instrument relating to the rights of preferred shareholders or stockholders of such corporation, any shareholder rights agreement and all applicable resolutions of the Board of Directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement and, if applicable, the certificate of limited partnership, and (c) for any limited liability company, the operating agreement and articles or certificate of formation or organization.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

“Payment Office” shall mean initially the address set forth beneath Agent’s name on the signature page of this Agreement, and thereafter, such other office of Agent, if any, which it may designate by notice to Borrower to be the Payment Office.

“Permit” shall mean any license, lease, power, permit, franchise, certificate, authorization or approval issued by a Governmental Authority.

“Permitted Acquisition” shall mean any Acquisition by Borrower or a domestic Wholly-Owned Subsidiary of Borrower in a transaction that satisfies each of the following requirements:

(a)           such Acquisition is not a hostile or contested acquisition;

(b)           as soon as available, but not less than thirty days prior to such Acquisition, Agent shall have received (i) a written summary of such Acquisition, (ii) a summary financial analysis of the Target and (iii) income statement of the Target with operating statistics, pro forma balance sheet, and pro forma cash flow statements;

(c)           the Target shall have had positive EBITDA for the prior four (4) consecutive fiscal quarters and (i) shall be located in the United States of America, (ii) shall be organized under laws of one of the United States of America, and (iii) shall not be engaged, directly or indirectly, in any line of business other than the Business;

(d)           Borrower have demonstrated to the satisfaction of Agent in its Permitted Discretion that Borrower will be in pro forma compliance with Section 7.1 after giving effect to the consummation of such Acquisition;

(e)           both before and after giving effect to such Acquisition, each of the representations and warranties in the Loan Documents is true and correct in all material respects and no Default or Event of Default exists, will exist, or would result therefrom;

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(f)            the aggregate consideration to be paid by Borrower (including any Indebtedness assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP and expenses incurred in connection therewith) in connection with all such Acquisitions is less than or equal to $5,000,000 in cash and $10,000,000 in Permitted Securities;

(g)           no Credit Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect;

(h)           if such Acquisition is (i) an acquisition of the Capital Stock of a Target, the Acquisition is structured so that the Target shall become a Wholly-Owned Subsidiary of a Borrower, (ii) an acquisition of assets, the Acquisition is structured so that Borrower or one of its domestic Wholly-Owned Subsidiaries shall acquire such assets; or (iii) an acquisition by merger, the Acquisition is structured so that Borrower or a domestic Wholly-Owned Subsidiary of Borrower is the surviving entity;

(i)            Agent shall have received such UCC, state and Federal tax lien, pending suit and judgment searches against the Target and any newly-formed Subsidiary of Borrower formed to consummate the Acquisition and Lien release letters and other documents as Agent may require in its Permitted Discretion to evidence the termination of Liens on the assets or business to be acquired;

(j)            consents shall have been obtained in favor of Agent to the collateral assignment of rights and indemnities under the related acquisition documents and opinions of counsel for the applicable Credit Party and (if delivered to the applicable Credit Party), the selling party in favor of Agent and Lenders shall have been delivered to Agent;

(k)           the provisions of Section 6.7 shall have been satisfied and the Target (if such Acquisition is structured as an acquisition of the Capital Stock of the Target) or Borrower or the applicable Wholly-Owned Subsidiary of Borrower (if such Acquisition is structured as a purchase of assets or a merger and Borrower or a Wholly-Owned Subsidiary of Borrower is the surviving entity) shall have executed and delivered to Agent such documents as Agent may require to join with any into the Loan Documents and grant to Agent a first priority Lien (subject in priority only to Priority Permitted Liens) in all of the assets of such Target or surviving entity, and their respective Subsidiaries, each in form and substance satisfactory to Agent;

(l)            concurrently with the consummation of such Acquisition, Agent shall have received conformed copies of all closing documents and deliveries prepared in connection with the Acquisition (and Borrower shall deliver complete copies of all executed closing documents and deliveries prepared in connection with the Acquisition as soon as reasonably possible following the effective date of the Acquisition but in no event later than thirty days following such effective date); and

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(m)          a certificate, in form, scope and substance reasonably acceptable to Agent of a Responsible Officer of Borrower confirming satisfaction of each of the foregoing conditions precedent shall have been delivered to Agent prior to such Acquisition.

“Permitted Discretion” shall mean, with respect to any Person, a determination or judgment made by such Person in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

“Permitted Securities” shall mean any shares, units or interests of or warrants to acquire Capital Stock of Borrower that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) or upon the happening of any event or otherwise (A) are not convertible or exchangeable for Indebtedness or any shares, units or interests of Capital Stock that are not Permitted Securities, (B) (i) do not mature and (ii) are not putable or redeemable at the option of the holder thereof, in each case under clause (i) or (ii) in whole or in part on or prior to the date that is six (6) months after the earlier of the scheduled end of the Term or the actual payment in full in cash of the Obligations, (C) do not require or mandate payments of dividends or distributions in cash on or prior to the date that is six (6) months after the earlier of the scheduled end of the Term or the actual payment in full in cash of the Obligations, (D) are unsecured and by operation of law or by legally binding agreement are subordinated in right of repayment, liens, security and remedies to all of the Obligations and to all of Agent’s and the other Lender Parties’ rights, Liens and remedies, (E) are not sold, issued or otherwise transferred in connection with or as a part of a Public Offering, and/or (F) to the extent the same are subject to or provide for any Shareholder Blocking Rights, all such Shareholder Blocking Rights have been waived pursuant to an agreement in form and satisfactory to Agent in its Permitted Discretion.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

“Pledge Agreement” shall mean any pledge agreement between Agent and any Credit Party, as the same be amended, modified, supplemented or restated from time to time.

“Prime Rate” shall mean a fluctuating per annum rate of interest equal at all times to the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate; provided, that such rate is not necessarily the best rate offered to its customers and, should Agent be unable to determine such rate, such other indication of the prevailing prime rate of interest as reasonably may be chosen by Agent; provided, further, that each change in the fluctuating rate of interest shall take effect simultaneously with the corresponding change in the Prime Rate.

“Prime Rate Loan” shall mean each portion of the Principal Balance which bears interest determined by reference to the Prime Rate.

“Prime Rate Portion” shall mean the Principal Balance and all other Obligations other than the portion thereof consisting of LIBOR Loans.

“Principal Balance” shall mean the outstanding principal balance of the Loans or any specified portion thereof.

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“Prior Online Benefits Shareholder Agreement” shall mean that certain Stockholders’ Agreement dated as of March 21, 2000 among Online Benefits and each of its Stockholders party thereto, as amended and in effect on the Closing Date.

“Priority Permitted Liens” shall mean Permitted Liens contemplated by and permitted under Sections 7.3(b), (d) and/or (e).

“Property” shall mean all types of real, personal or mixed property and all types of tangible or intangible property.

“Pro Rata Share” shall mean:

(a)           with respect any Revolving Lender as to all Revolving Lenders, the percentage obtained by dividing (i) the Commitment of that Revolving Lender under the Revolving Facility by (ii) all such Commitments of all Revolving Lenders under the Revolving Facility; provided, however, that if any such Commitment of a Revolving Lender is terminated pursuant to the terms hereof, then “Pro Rata Share” means the percentage obtained by dividing (x) the Principal Balance of the Revolving Loans owing to such Revolving Lender by (y) the Principal Balance of the Revolving Loans;

(b)           with respect any Term A Lender as to all Term A Lenders, the percentage obtained by dividing (i) the Principal Balance of Term Loan A owing to such Term A Lender by (ii) the Principal Balance of Term Loan A; and

(c)           with respect any Convertible Term Lender as to all Convertible Term Lenders, the percentage obtained by dividing (i) the Principal Balance of the Convertible Term Loan owing to such Convertible Term Lender by (ii) the Principal Balance of the Convertible Term Loan; and

(d)           with respect to any Lender as to all Lenders, the percentage obtained by dividing (i) the Principal Balance owing to such Lender and such Lender’s Commitments by (ii) the Principal Balance and all Lenders’ Commitments;

in any case described in (a), (b) or (c) above, as such percentage may be adjusted by assignments permitted pursuant to Section 12.2.

“Public Offering” shall mean any offer or sale of securities pursuant to any registration statement filed and effective with the Securities and Exchange Commission or any other applicable Governmental Authority.

“Purchase Money Debt” shall mean Indebtedness, other than the Obligations, incurred by any Credit Party to purchase tangible personal property.

“Qualified Asset Sale” shall mean any sale, transfer or other disposition by Borrower or any of its Subsidiaries permitted under Section 7.7(a), (b) or (d).

“Qualifying Interest Rate Agreement” shall mean any Interest Rate Agreement entered into by Borrower in the Ordinary Course of Business (for bona fide hedging purposes and not for speculation) with one or more financial institutions acceptable to Agent in its Permitted

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Discretion and on such terms and conditions as are customary and otherwise satisfactory to Agent.

“Real Estate” shall mean each parcel of real Property owned by any Credit Party.

“Related Documents” shall mean, collectively, the Closing Date Acquisition Documents and the Employment Agreements.

“Related Fund” shall mean (a) any fund, trust or similar entity that invests in commercial loans in the ordinary course of its business and is advised or managed by (i) a Lender, (ii) an Affiliate of a Lender, (iii) the same investment advisor that manages a Lender or (iv) an Affiliate of an investment advisor that manages a Lender or (b) any finance company, insurance company or other financial institution which temporarily warehouses Loans for any Lender or any Person described in clause (a) above.

“Related Transactions” shall mean the making of the Loans and the consummation of the Closing Date Acquisition.

“Requisite Convertible Term Lenders” shall mean at any time Convertible Term Lenders then holding more than sixty six and two-thirds percent (66-2/3%) of the Principal Balance of the Convertible Term Loan.  For purposes of this definition, all Convertible Term Lenders that are Affiliates and each Convertible Term Lender and its Related Funds shall be deemed to constitute one, single Convertible Term Lender.

“Required Indemnity Prepayment Amount” shall mean, at any time that Borrower receives Common Stock from the Escrow Fund (as defined in the Closing Date Acquisition Agreement) in respect of any claim for indemnification under the Closing Date Acquisition Agreement other than any indemnified liability settled by the payment of cash by Borrower, a cash amount equal to 50% of (i) the number of shares of Common Stock received from the Escrow Fund multiplied by the Average Closing Price (as defined in the Closing Date Acquisition Agreement), less (ii) all of the costs and expenses reasonably incurred in connection with the prosecution, enforcement, settlement and collection of the related claim for indemnification.

“Requisite Lenders” shall mean at any time (a) if the Commitments under the Revolving Facility have not terminated, Lenders then holding more than sixty six and two-thirds percent (66-2/3%) of the sum of the Commitments under the Revolving Facility then in effect, plus the Principal Balance of the Term Loans then outstanding, or (b) if the Commitments under the Revolving Facility have terminated, Lenders then holding more than sixty six and two-thirds percent (66-2/3%) of the sum of the Principal Balance plus outstanding participations in Letter of Credit Usage; provided, that, if there are only two (2) Lenders under the Loan Documents, then Requisite Lenders shall constitute both such Lenders.  For purposes of this definition, all Lenders that are Affiliates and each Lender and its Related Funds shall be deemed to constitute one, single Lender.

“Responsible Offer” shall mean the chief executive officer or the president of Borrower or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial

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officer or the treasurer of Borrower, or any other officer having substantially the same authority and responsibility.

“Revolving Lenders” shall mean the Persons from time to time named on Schedule A under the heading “Revolving Lenders,” together with their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that otherwise is not a party to this Agreement).

“Revolving Loans” shall mean, collectively, the Advances made by Revolving Lenders to Borrower under the Revolving Facility and all Obligations related thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreements” shall mean any security or pledge agreement executed by a Person in favor of Agent, for the benefit of the Lender Parties, to secure the Obligations.

“Security Documents” shall mean, collectively, the Security Agreements, the Pledge Agreements, the Guarantees, the Collateral Assignment of Closing Date Acquisition Documents, any Mortgages, the Intellectual Property Security Agreements, all Account Control Agreements, all Landlord Waivers and Consents, all UCC financing statements and all other agreements, documents and instruments that create or perfect the Liens in the Collateral, as the same may be modified, amended or supplemented from time to time.

“Shareholder Blocking Rights” shall mean any rights of any owner (direct or indirect) of any Capital Stock of any Credit Party pursuant to the terms of any agreement or Organizational Document (i) to consent, or to require such owner’s consent, to any foreclosure by the Agent under any Pledge Agreement or otherwise to the exercise of any of Agent’s rights and remedies thereunder or (ii) to restrain, delay, impair or otherwise interfere with Agent in the event of Agent’s exercise of its rights under a Pledge Agreement.

“Solvent” shall mean, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32)(A) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute unreasonably small capital.

“Subordinated Debt” shall mean any Indebtedness, contingent equity, earnout or other obligations of Borrower or any of its Subsidiaries that is unsecured and has subordination terms, covenants, pricing and other terms which have been approved in writing by Agent and with

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respect to which the holder thereof has executed and delivered to Agent a Subordination Agreement.

“Subordination Agreement” shall mean any agreement between Agent and the holders of Subordinated Debt pursuant to which such Subordinated Debt is subordinated in right of payment, liens, security and remedies to all of the Obligations and all of the Lender Parties’ rights, Liens and remedies, in form and substance satisfactory to Agent.

“Subsidiary” shall mean, as to any initial Person, any other Person in which more than fifty percent (50%) of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such initial Person or one or more of its Subsidiaries.  For purposes of the Loan Documents, any reference to “Subsidiary” shall be deemed to refer to a Subsidiary of Borrower unless the context provides otherwise.

“Target” means a Person whose assets or Capital Stock are proposed to be acquired by Borrower or a domestic Wholly-Owned Subsidiary of Borrower in an Acquisition.

“Term” shall mean the period commencing on the Closing Date and ending on August 14, 2011.

“Term A Lenders” shall mean the Persons from time to time named on Schedule A under the heading “Term A Lenders,” together with their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that otherwise is not a party to this Agreement).

“Term Lenders” shall mean the Term A Lenders and the Convertible Term Lenders.

“Term Loan A” shall mean the term loan made by the Term A Lenders to Borrower on the Closing Date pursuant to Section 2.2 in the aggregate original principal amount of Twenty Million Dollars ($20,000,000), and all Obligations related thereto.

“Term Loans” shall mean Term Loan A and the Convertible Term Loan.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Maryland from time to time; provided, that to the extent the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC the definition of such term contained in Article or Division 9 shall govern.

“Underlying Issuer” shall mean a third Person that is the beneficiary of an L/C Undertaking and has issued a letter of credit at the request of the L/C Issuer for the benefit of Borrower.

“Underlying Letter of Credit” shall mean a documentary letter of credit that has been issued by an Underlying Issuer.

“Unfinanced Capital Expenditures” shall mean all Capital Expenditures other than Capital Expenditures financed with the proceeds of Permitted Indebtedness (Permitted Indebtedness, for this purpose, does not include Advances under the Revolving Facility).

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“Wholly-Owned Subsidiary” shall mean any Subsidiary in which (other than directors’ qualifying shares required by law) one hundred percent (100%) of the equity, at the time as of which any determination is being made, is owned, beneficially and of record, by Borrower or by one or more of the other Wholly-Owned Subsidiaries of Borrower, or both.

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APPENDIX B

LETTERS OF CREDIT

(a)           Subject to the terms and conditions of this Agreement, Agent agrees to cause the L/C Issuer from time to time during the Term to issue standby letters of credit or documentary letters of credit for the account of Borrower (each standby letter of credit or documentary letter of credit, as applicable, a “Letter of Credit”) or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an “L/C Undertaking”) with respect to documentary letters of credit which comply with the provisions of this Appendix B issued by an Underlying Issuer for the account of Borrower (each Letter of Credit or L/C Undertaking, as the context requires, constituting or relating to a documentary letter of credit is referred to in this Agreement as a “Documentary Letter of Credit” and each Letter of Credit or L/C Undertaking, as the context requires, constituting or relating to a standby letter of credit is referred to in this Agreement as a “Standby Letter of Credit”); provided, however, that the L/C Issuer will not be required to issue, purchase or execute a requested Documentary Letter of Credit or a requested Standby Letter of Credit if any of the following would result after giving effect thereto:  (i) the Letter of Credit Usage would exceed the Facility Cap minus the amount of Advances then outstanding or (ii) the aggregate face amount of all Standby Letters of Credit and Documentary Letters of Credit then outstanding would exceed $500,000.  If L/C Issuer is obligated to advance funds under a Documentary Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to L/C Issuer by paying to Agent an amount equal to such L/C Disbursement not later than 1:00 p.m. (New York City time) on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 12:00 p.m. (New York City time) on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 1:00 p.m. (New York City time), on the first Business Day that Borrower has such notice prior to 12:00 p.m. (New York City time), and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the Applicable Rate for Advances.  To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower’s obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.  The Documentary Letters of Credit and Standby Letters of Credit that have not been drawn upon shall not bear interest.

(b)           Borrower may from time to time request Agent to assist Borrower in establishing or opening (i) a Standby Letter of Credit by delivering to L/C Issuer with a copy to Agent, at the Payment Office, the L/C Issuer’s standard form of standby letter of credit application (the “Standby Letter of Credit Application”) completed to the satisfaction of the L/C Issuer (in the exercise of its Permitted Discretion), and such other certificates, documents and other papers and information as Agent or L/C Issuer may reasonably request, or (ii) a Documentary Letter of Credit by delivering to L/C Issuer, with a copy to Agent, at the Payment Office, the L/C Issuer’s standard form of documentary letter of credit application (each “Documentary Letter of Credit Application”) completed to the satisfaction of the L/C Issuer (in the exercise of its Permitted Discretion), and such other certificates, documents and other papers and information as Agent or L/C Issuer may reasonably request.  If requested by Agent or L/C

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Issuer, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking.

(c)           Each Documentary Letter of Credit and each Standby Letter of Credit (and, in each case, each corresponding Underlying Letter of Credit) shall, among other things, (i) be in form and substance acceptable to the L/C Issuer (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars, (ii) provide for the payment of sight or time drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein, (iii) in the case of a Documentary Letter of Credit, have an expiry date not later than one hundred and eighty (180) days after such Documentary Letter of Credit’s date of issuance and in no event later than 30 days prior to the last day of the Term, and (iv) in the case of a Standby Letter of Credit, have an expiry date not later than twelve (12) months after such Standby Letter of Credit’s date of issuance and in no event later than 30 days prior to the last day of the Term.  Each Standby Letter of Credit Application and each Standby Letter of Credit shall be subject to the International Standby Practices (ISP98) issued by the Institute for International Banking Law and Practice, Inc., and any amendments or revision thereof.

(d)           In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Agent, each Revolving Lender and each L/C Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Revolving Lender or any L/C Issuer, and reasonable out-of-pocket expenses and reasonable attorneys’ fees incurred by Agent, any Revolving Lender or any L/C Issuer arising out of, or in connection with, any Letter of Credit to be issued for the account of Borrower, except for any such losses, costs, expenses or liabilities arising out of Agent’s, such Revolving Lender’s or such L/C Issuer’s gross negligence or willful misconduct.  Borrower shall be bound by the L/C Issuer’s regulations and reasonable good faith interpretations of any Letter of Credit issued or created for Borrower’s account, although this interpretation may be different from Borrower’s own; and, neither Agent nor any Revolving Lender, any L/C Issuer, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower’s instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for, and solely to the extent of, Agent’s, any Revolving Lender’s, such L/C Issuer’s or such correspondents’ gross negligence or willful misconduct.

(e)           Borrower shall authorize and direct the L/C Issuer and each Underlying Issuer to name Borrower as the “Account Party” therein and to accept and rely upon the L/C Issuer’s instructions and agreements with respect to all matters arising in connection with the Documentary Letters of Credit and the Standby Letters of Credit and the applications therefor.

(f)            In connection with all Documentary Letters of Credit issued or caused to be issued by the L/C Issuer under this Agreement, Borrower hereby appoints Agent, L/C Issuer and each Underlying Issuer, or the respective designee(s) of any of them, as its attorney, with full power and authority (i) to sign and/or endorse Borrower’s name upon any warehouse or other receipts or any letter of credit applications; (ii) to sign Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of Borrower, L/C Issuer, Underlying Issuer, Agent or Agent’s, L/C Issuer’s or Underlying

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Issuer’s designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; (iv) to complete in the name of Agent, L/C Issuer, Underlying Issuer or Agent’s, L/C Issuer’s or Underlying Issuer’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; (v) to clear and resolve any questions of non-compliance of documents; (vi) to give any instructions as to acceptance or rejection of any documents or goods; (vii) to execute any and all applications for steamship or airways guarantees, indemnities or delivery orders; (viii) to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (ix) to agree to any amendments, renewals, extensions, modifications, changes or cancellation of any of the terms or conditions of any of the applications, Documentary Letters of Credit, drafts or acceptances; all in Agent’s, L/C Issuer’s or Underlying Issuer’s sole name, and the L/C Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Agent, all without notice to or consent from Borrower.  Agent, L/C Issuer, Underlying Issuer and their agents or attorneys will not be liable for any acts or omissions or for any error of judgment or mistakes of fact or law, except gross negligence or willful misconduct.  This power, being coupled with an interest, may only be exercised by Agent or L/C Issuer if an Event of Default has occurred and is continuing and is irrevocable as long as any Documentary Letters of Credit remain outstanding.  Borrower hereby authorizes and directs any Underlying Issuer to deliver to the L/C Issuer all instruments, documents, and such other writings and property received by such Underlying Issuer pursuant to such Underlying Letters of Credit and to accept and rely upon the L/C Issuer’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(g)           Except as expressly provided for herein, neither Agent, L/C Issuer, any Revolving Lender nor any Underlying Issuer shall be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent, or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Documentary Letters of Credit or documents; any deviation from instructions, delay, default, or fraud by the shipper and/or any one else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and Borrower.

(h)           Borrower must ensure that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral or the financing thereof will have been promptly and fully complied with in all material respects; and any certificates in that regard that Agent and/or L/C Issuer may at any time request will be promptly furnished.  Borrower warrants and represents that all shipments made under any such Documentary Letters of Credit are in accordance in all material respects with the governmental laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such law and regulations.  Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge all present and

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future local, state, federal or foreign taxes, duties, or levies in respect of the Collateral and/or the applicable Documentary Letter of Credit.  Any embargo, restriction, laws, customs or regulations of any country, state, city or other political subdivision where the Collateral is or may be located or wherein payments are to be made or wherein drafts may be drawn, negotiated, accepted, or paid shall be solely at Borrower’s risk, liability and responsibility.

(i)            Each Revolving Lender shall, to the extent of its Pro Rata Share of the aggregate amount of all disbursements made with respect to the Letters of Credit, be deemed to have irrevocably purchased an undivided participation in each L/C Disbursement and each Advance made as a consequence of such disbursement.  If at the time a L/C Disbursement is made the unpaid balance of Advances exceeds or would exceed, with the making of such L/C Disbursement, the Facility Cap and if such L/C Disbursement is not reimbursed by Borrower within one (1) Business Day, then Agent shall promptly notify each Revolving Lender, and upon Agent’s demand each Revolving Lender shall pay to Agent such Revolving Lender’s Pro Rata Share of such unreimbursed disbursement together with such Revolving Lender’s Pro Rata Share of Agent’s unreimbursed costs and expenses relating to such unreimbursed disbursement.  Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by the Revolving Lenders, Agent shall deliver to each of the Revolving Lenders that Revolving Lender’s Pro Rata Share of such repayment.  Each Revolving Lender’s participation commitment shall continue until the last to occur of any of the following events: (i) L/C Issuer ceases to be obligated to issue or to cause the issuance of Letters of Credit hereunder; (ii) no Letter of Credit remains outstanding and uncancelled; or (iii) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to all Letters of Credit.

(j)            The obligations of a Revolving Lender to make payments to Agent for the account of Agent or the L/C Issuer with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i)            any lack of validity or enforceability of this Agreement or any of the Loan Documents;

(ii)           the existence of any claim, setoff, defense or other right that Borrower may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for which any such transferee may be acting), Agent, L/C Issuer, any Revolving Lender, or any other person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any related transactions (including any underlying transactions between Borrower or any other party and the beneficiary named in such Letter of Credit);

(iii)          any draft, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

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(iv)          the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or any of the Loan Documents;

(v)           any failure by Agent or the L/C Issuer to provide any notices required pursuant to this Agreement relating to such Letter of Credit;

(vi)          any payment by the L/C Issuer under any of the Letters of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit (if, in the good faith opinion of the L/C Issuer, such prepayment is deemed to be appropriate); or

(vii)         the occurrence and continuation of any Default or Event of Default;

provided, however, that after paying in full its reimbursement obligation hereunder, nothing herein shall adversely affect the right of Borrower or any Revolving Lender, as the case may be, to commence any proceeding against such L/C Issuer for any wrongful disbursement made by such L/C Issuer under a Letter of Credit as a result or solely to the extent of acts or omissions constituting gross negligence or willful misconduct on the part of such L/C Issuer;

(k)           If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by any Underlying Issuer or Revolving Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(1)           any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

(2)           there shall be imposed on any Underlying Issuer, Revolving Lender or Agent any other condition regarding any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to any Underlying Issuer, Revolving Lender or Agent of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by any Underlying Issuer, Revolving Lender or Agent, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate Agent and Revolving Lenders for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the Applicable Rate for Advances.  The determination by Agent of any amount due pursuant to this Section 2.23, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

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(l)            Borrower acknowledges and agrees that certain of the Documentary Letters of Credit may provide for the presentation of time drafts to the Underlying Issuer.  If an Underlying Issuer accepts such a time draft that is presented under and in accordance with an Underlying Letter of Credit, it is acknowledged and agreed that (i) the Documentary Letter of Credit will require the L/C Issuer to reimburse the Underlying Issuer for amounts paid on account of such time draft on or after the maturity date thereof, (ii) the pricing provisions hereof (including Section 3.7(a)) shall continue to apply, until payment of such time draft on or after the maturity date thereof, as if the Underlying Letter of Credit were still outstanding, and (iii) on the date on which L/C Issuer makes payment to the Underlying Issuer of the amounts paid on account of such time draft, Borrower immediately shall reimburse such amount to L/C Issuer and such amount shall constitute an L/C Disbursement hereunder.

(m)          If any portion of the Letter of Credit Usage, whether or not then due and payable, remains unpaid or outstanding on the Revolving Loan Maturity Date or such earlier date as this Agreement may be terminated pursuant to Section 11.1, Borrower shall:  (A) provide cash collateral therefor in the manner described in Section 3.7(b); or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned; or (C) deliver a stand-by letter (or letters) of credit in guarantee of such portion of the Letter of Credit Usage, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to at least 105% of the aggregate maximum amount then available to be drawn under, such Letters of Credit to which such outstanding Letter of Credit Usage relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Agent in its Permitted Discretion.

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SCHEDULE A
Lenders/Commitments

Revolving Lenders		Revolving Commitment

CapitalSource Finance LLC		$2,000,000
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention:	Corporate Finance Group, Portfolio Manager
Telephone:	(301) 841-2700
Fax:	(301) 841-2313
E-mail:	dzimmerman@capitalsource.com

Wire Instructions:
Bank:	Bank of America
Account:	003939396662
ABA:	026009593
Account Name:	CapitalSource Funding LLC – CFG
Reference:	A.D.A.M., Inc.

Total:		$2,000,000

Term A Lenders		Term Loan A Commitment

CapitalSource Finance LLC		$20,000,000
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention:	Corporate Finance Group, Portfolio Manager
Telephone:	(301) 841-2700
Fax:	(301) 841-2313
E-mail:	dzimmerman@capitalsource.com

Wire Instructions:
Bank:	Bank of America
Account:	003939396662
ABA:	026009593
Account Name:	CapitalSource Funding LLC – CFG
Reference:	A.D.A.M., Inc.

Total:		$20,000,000

Convertible Term Lenders		Convertible Term Loan

CapitalSource Finance LLC		$5,000,000
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention:	Corporate Finance Group, Portfolio Manager
Telephone:	(301) 841-2700
Fax:	(301) 841-2313
E-mail:	dzimmerman@capitalsource.com

Wire Instructions:
Bank:	Bank of America
Account:	003939396662
ABA:	026009593
Account Name:	CapitalSource Funding LLC – CFG
Reference:	A.D.A.M., Inc.

Total:		$5,000,000

Total Commitments:		$27,000,000